UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

Filed by the Registrant	☑
Filed by a party other than the Registrant	☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee paid previously with preliminary materials.
☑	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2024

BM Technologies, Inc.

201 King of Prussia Road, Suite 650
Wayne, PA 19087

[    ]

To our Stockholders:

You are cordially invited to attend a special meeting of stockholders of BM Technologies, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), on [    ], at [    ], Eastern Time (the “Special Meeting”) (unless the Special Meeting is adjourned or postponed), in a virtual-only meeting format. The Company’s stockholders will be able to virtually attend and vote at the Special Meeting by visiting https://www.cstproxy.com/bmtechnologies/sm2024. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

On October 24, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Carolina Bank, a North Carolina state-chartered bank (“Parent”), and Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). If the Merger is consummated, you will be entitled to receive $5.00 in cash, without interest and subject to any withholding taxes, in exchange for each share of Company common stock you own at the Effective Time (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)).

The proxy statement accompanying this letter provides you with more specific information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A thereto, as they contain important information about, among other things, the Merger and how it affects you.

The board of directors of the Company (the “Board”) has reviewed and considered the terms and conditions of the Merger Agreement, the Voting Agreements (as defined in the proxy statement), the Merger and the other transactions contemplated by the Merger Agreement and has considered and evaluated the presentations of the management of the Company and its legal counsel and the presentations and opinion of a financial advisor. The Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement, and the transactions contemplated by the Voting Agreements, are fair to and in the best interests of, the Company and the stockholders of the Company, (ii) approved, adopted and declared the advisability of the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company stockholders entitled to vote for adoption and (iv) recommended that the Company stockholders entitled to vote adopt the Merger Agreement.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”), (ii) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the Merger (the “Advisory Compensation Proposal”) and (iii) a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”). The Board recommends you vote “FOR” the Merger Agreement Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Your vote is important.    We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon at the Special Meeting. Whether or not you plan to attend the Special Meeting, we want to make sure your shares are represented at the meeting. Please follow the voting instructions provided on the enclosed proxy card to submit your vote.

After reading the accompanying proxy statement, please authorize a proxy to vote your shares of common stock by completing, dating, signing and returning your proxy card (or following the electronic voting instructions thereon) or vote your shares by attending and voting at the Special Meeting. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting — Voting Procedures”. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your Company common stock. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll free: (877) 750-8338
Banks and Brokers may call collect: (212) 750-5833

On behalf of the Board, thank you for your continued support.

By Order of the Board of Directors

Sincerely,

LUVLEEN SIDHU
Chair of the Board of Directors
and Chief Executive Officer

[    ]

The Merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [    ] and, together with the enclosed form of proxy card, is first being mailed to the Company’s stockholders on or about [    ].

BM Technologies, Inc.

201 King of Prussia Road, Suite 650
Wayne, PA 19087

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [    ]

Notice is hereby given that a special meeting of stockholders of BM Technologies, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), to be held on [    ], at [    ], Eastern Time (the “Special Meeting”) (unless the Special Meeting is adjourned or postponed), in a virtual-only meeting format. The Company’s stockholders will be able to virtually attend and vote at the Special Meeting by visiting https://www.cstproxy.com/bmtechnologies/sm2024. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the purpose of acting on the following matters:

Items of Business:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 24, 2024 (the “Merger Agreement”), by and among the Company, First Carolina Bank, a North Carolina state-chartered bank (“Parent”), and Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). We refer to this proposal as the “Merger Agreement Proposal”.

2. To consider and vote on a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger, which proposal we refer to as the “Advisory Compensation Proposal”.

3. To consider and vote on a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, as determined in good faith by the Board, for the purpose of soliciting additional proxies if there are insufficient votes at the Special Meeting to adopt the Merger Agreement, which proposal we refer to as the “Adjournment Proposal”.

Record Date:

Only the Company’s stockholders of record at the close of business on [    ], the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof.

Vote Required/ Quorum:

The Merger Agreement Proposal must be approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the Special Meeting, fail to instruct your bank, broker or other nominee on how to vote, or abstain from the Merger Agreement Proposal, it will have the same effect as a vote against the Merger Agreement Proposal. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to attend the Special Meeting, we request that you vote your shares of Company common stock. If you attend the Special Meeting and you are a Company stockholder of record at the close of business on the record date, you may continue to have your shares of common stock voted as instructed in your proxy, or you may withdraw your proxy and vote your shares of Company common stock at the Special Meeting.

If you fail to authorize a proxy to vote your shares or to vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

The approval of the Advisory Compensation Proposal and the Adjournment Proposal each requires the affirmative vote (in person or by proxy) of a majority of the votes cast on the proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Assuming a quorum, abstentions will not be considered votes cast and therefore will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

Voting by Proxy:

If a quorum is not present or represented at the Special Meeting, the person named as chair of the Special Meeting may adjourn the Special Meeting.

Whether or not you plan to attend the Special Meeting, we want to make sure your shares are represented at the Special Meeting. You may cast your vote by authorizing your proxy in advance of the Special Meeting by following the instructions on the attached proxy card. Please sign, date and return, as promptly as possible, the enclosed proxy card in the reply envelope provided or electronically by following the instructions on the attached proxy card. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name”, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

For Company stockholders of record, any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting a written revocation of your proxy to our General Counsel, or by voting at the Special Meeting. For Company stockholders that hold their shares in “street name”, any proxy may be revoked through such stockholder’s broker, bank or other nominee and in accordance with its procedures or by voting at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.

Recommendation:

The Board has reviewed and considered the terms and conditions of the Merger Agreement, the Voting Agreements (as defined in the proxy statement), the Merger and the other transactions contemplated by the Merger Agreement and has considered and evaluated the presentations of the management of the Company and its legal counsel and the presentations and opinion of a financial advisor. The Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement, and the transactions contemplated by the Voting Agreements, are fair to and in the best interests of, the Company and the stockholders of the Company, (ii) approved, adopted and declared the advisability of the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company stockholders entitled to vote for adoption and (iv) recommended that the Company stockholders entitled to vote adopt the Merger Agreement.

Accordingly, the Board unanimously recommends a vote “FOR” the Merger Agreement Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

For more information concerning the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A thereto.

By Order of the Board of Directors

Sincerely,

LUVLEEN SIDHU
Chair of the Board of Directors
and Chief Executive Officer

Dated: [    ]

i

ii

Annex Index

Annex A:	Agreement and Plan of Merger, dated as of October 24, 2024, by and among First Carolina Bank, Double Eagle Acquisition Corp, Inc., and BM Technologies, Inc.	A-1
Annex B:

Form of Voting and Support Agreement, by and among First Carolina Bank, Double Eagle Acquisition Corp, Inc., and BM Technologies, Inc. and all directors and certain executive officers of BM Technologies, Inc.

B-1
Annex C:	Opinion of Janney Montgomery Scott LLC, dated October 24, 2024.	C-1

iii

BM TECHNOLOGIES, INC.

201 King of Prussia Road, Suite 650
Wayne, PA 19087

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [    ]

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of stockholders of BM Technologies, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”). All references to “Parent” refer to First Carolina Bank, a North Carolina state-chartered bank; all references to “Merger Sub” refer to Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of October 24, 2024, by and among Parent, Merger Sub and the Company as the “Merger Agreement”.

The special meeting will be held on [    ], at [    ], Eastern Time (the “Special Meeting”) (unless the Special Meeting is postponed or adjourned), in a virtual-only meeting format. The Company’s stockholders will be able to virtually attend and vote at the Special Meeting by visiting https://www.cstproxy.com/bmtechnologies/sm2024. We are furnishing this proxy statement to holders (“Company stockholders”) of common stock, par value $0.0001 per share, of the Company (“Company common stock”) as part of the solicitation of proxies by the Company’s board of directors (the “Board”), for exercise at the Special Meeting and at any postponements or adjournments thereof. This proxy statement is dated [    ] and is first being mailed to Company stockholders on or about [    ].

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement, the Merger (as defined below) or the other transactions contemplated by the Merger Agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting, including, without limitation, the Merger Agreement attached as Annex A to this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information”.

The Parties

(page 23)

BM Technologies, Inc.

The Company is a financial technology (“fintech”) company that facilitates deposits and banking services between a customer and our partner banks, Customers Bank and First Carolina Bank, (the “Partner Banks”), which are Federal Deposit Insurance Corporation (“FDIC”) insured banks. We provide state-of-the-art high-tech digital banking and disbursement services to consumers and students nationwide through a full service fintech banking platform, accessible to customers anywhere and anytime through digital channels. Our fintech business model leverages Banking-as-a-Service (“BaaS”) partners’ and University partners’ existing customer bases to achieve high volume, low-cost customer acquisition in our Higher Education and BaaS businesses.

The Company is not a bank, does not hold a bank charter, and does not provide banking services. Our Partner Banks, Customers Bank and First Carolina Bank, are subject to regulation by the Pennsylvania Department of Banking and Securities and the North Carolina Office of the Commissioner of Banks, respectively. Both Partner Banks are subject to the regulation of the Federal Reserve Bank and both are periodically examined by their regulatory authorities. The Company is subject to the regulations of the U.S. Department of Education, due to our Disbursement business, and is periodically examined by them.

The predecessor of the Company, BankMobile Technologies, Inc. (“BankMobile”), was incorporated in May 2016 as a wholly-owned subsidiary of Customers Bank. On August 6, 2020, BankMobile entered into an Agreement and Plan of Merger, by and among Megalith Financial Acquisition Corporation, a special purpose acquisition company (“Megalith”), incorporated in Delaware in November 2017, MFAC Merger Sub Inc., a wholly-owned subsidiary of Megalith, BankMobile and Customers Bank, the sole stockholder of BankMobile, pursuant to which BankMobile merged with and into MFAC Merger Sub Inc., with MFAC Merger Sub Inc. continuing as the surviving company. On January 4, 2021, the transactions were consummated and BankMobile became an independent company after the completion of a divestiture transaction and was rebranded BM Technologies, Inc.

The Company’s principal executive offices are located at 201 King of Prussia Road, Suite 650, Wayne, PA 19087, and its telephone number is (877) 327-9515. Shares of Company common stock and the Company Public Warrants (as defined below) are listed on the NYSE American LLC (“NYSE American”) under the trading symbols “BMTX” and “BMTX.WT”, respectively.

Parent

First Carolina Bank is a North Carolina chartered, non-member community bank. Upon the consummation of the transactions contemplated by the Merger Agreement and related agreements, the Company will be a wholly-owned subsidiary of Parent.

The principal executive office of Parent is 171 North Winstead Avenue, Rocky Mount, North Carolina 27804 with a telephone number of (252) 937-2152.

Merger Sub

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with its formation and the transactions contemplated by the Merger Agreement and related agreements. Upon the consummation of the Merger, Merger Sub will merge with and into the Company, and Merger Sub will cease to exist.

The principal executive office of Merger Sub is C/O First Carolina Bank, 171 North Winstead Avenue, Rocky Mount, North Carolina 27804 with a telephone number of (252) 937-2152.

The Special Meeting

(page 24)

The Special Meeting will be held on [    ], at [    ] Eastern Time, in a virtual-only meeting format. To access the Special Meeting, you should visit https://www.cstproxy.com/bmtechnologies/sm2024. All stockholders are entitled to attend the Special Meeting; however, you are entitled to participate, meaning you are entitled to vote and submit questions, at the Special Meeting only if you were a stockholder of record as of the close of business on the record date, or if you were a beneficial owner of Company shares as of the record date and you register in accordance with the instructions below. You will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the virtual meeting and vote your shares of common stock if you are a Company stockholder as of the record date. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the Special Meeting, including how to vote your shares of common stock.

Record Date and Stockholders Entitled to Vote; Vote Required to Approve Each Proposal

(page 24 and page 25)

Only the Company stockholders of record at the close of business on [    ], the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [    ] shares of common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

The approval of the proposal of the Company stockholders to adopt the Merger Agreement (the “Merger Agreement Proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon (the “Required Stockholder Approval”). Under Delaware law and the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. The approval of the proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger (the “Advisory Compensation Proposal”) requires the affirmative vote (in person or by proxy) of a majority of the votes cast on such proposal at the Special Meeting. The approval of the proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”) requires the affirmative vote of a majority of the votes cast on such proposal at the Special Meeting. Approval of the Advisory Compensation Proposal or the Adjournment Proposal is not a condition to the consummation of the Merger. Note that you may vote to approve the Merger Agreement Proposal and vote not to approve the Advisory Compensation Proposal or Adjournment Proposal and vice versa.

Voting by Company Directors, Executive Officers and Principal Securityholders

(page 28)

As of the record date for the Special Meeting, the directors and executive officers of the Company beneficially owned in the aggregate [    ] shares of Company common stock, or approximately [    ]% of the outstanding shares of Company common stock as of such date. Pursuant to the voting and support agreements (“Voting Agreements”, a form of which is attached as Annex B to this proxy statement ) entered into in connection with the Merger Agreement among the Company, Parent, Merger Sub, and all directors and certain executive officers of the Company, in their capacity as Company stockholders, (the “Supporting Holders”), the Supporting Holders have agreed to vote their shares in favor of the Merger and to approve the Adjournment Proposal, if presented, at the Special Meeting. As of October 24, 2024, such Supporting Holders held, in the aggregate, shares of Company common stock representing approximately 7.04% of the voting power of the total outstanding shares of Company common stock. As of the record date, the percentage of outstanding shares of Company common stock held by such Supporting Holders, represents approximately [    ]% of the total voting power of Company. Accordingly, in addition to the shares held by such Supporting Holders, the Company will need an additional [    ] shares of Company common stock (or about [    ]% of the outstanding Company common stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal.

The Merger; Certain Effects of the Merger; Consideration To Be Received in the Merger

(page 33, page 51 and page 63)

On October 24, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub, providing for, subject to the satisfaction or (to the extent permitted by law) waiver of specified conditions, the acquisition of the Company by Parent at a price of $5.00, without interest, per share of Company common stock issued and outstanding (the “Merger Consideration”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). A copy of the Merger Agreement is included as Annex A to this proxy statement.

If the Merger is consummated, each share of Company common stock issued and outstanding immediately prior to the time the Merger is consummated (the “Effective Time”) will be converted automatically into the right to receive $5.00 in cash, without interest and less any applicable withholding taxes, other than shares of Company common stock that are (i) owned by the Company as treasury stock or held by Parent, Merger Sub or any wholly owned subsidiary of Parent or of the Company (in each case other than shares held in any employee plans or related trust accounts), in each case immediately prior to the Effective Time, which will be canceled and retired, and no payment will be made with respect thereto (such shares, the “excluded shares”) and (ii) owned by the Company stockholders who did not vote in favor of the adoption of the Merger Agreement or the Merger and who are entitled to demand and have validly exercised their statutory rights of appraisal under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) (such shares of the Company stockholders, the “appraisal shares”).

If the Merger is consummated, Parent and the Company will cooperate and use their respective reasonable best efforts to cause the Company common stock and the Company Warrants (as defined below) that are publicly listed on NYSE American (the “Company Public Warrants”) to be delisted from NYSE American and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as promptly as practicable following the Effective Time, and, accordingly, the Company common stock and Company Public Warrants will no longer be publicly traded.

Background of the Merger

(page 33)

A description of the process we undertook that led to the proposed Merger, including our discussions with the representatives of the Parent, is included in this proxy statement under “The Merger — Background of the Merger”.

Recommendation of the Board

(page 38)

The Board has considered and evaluated, among other things, the presentations of the management of the Company, the presentations of the legal counsel of the Company, the presentations of and fairness opinion delivered to the Board by a financial advisor, and such other factors as the Board has deemed relevant in connection with the Merger Agreement, the Voting Agreements, and the transactions contemplated thereby. The Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement, and the transactions contemplated by the Voting Agreements, are fair to and in the best interests of, the Company and the Company stockholders, (ii) approved, adopted and declared the advisability of the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company stockholders entitled to vote for adoption and (iv) recommended that the Company stockholders entitled to vote adopt the Merger Agreement. Accordingly, the Board recommends a vote “FOR” the Merger Agreement Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the Merger Agreement Proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger”.

Prior to the adoption of the Merger Agreement by the Company stockholders, under certain circumstances, and in compliance with, and subject to, certain terms, conditions and obligations contained in the Merger Agreement, the Board may effect an Adverse Recommendation Change (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Recommendation of the Board”), including by withdrawing or withholding the foregoing recommendation, under certain circumstances in response to an Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Recommendation of the Board”) or in connection with a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Recommendation of the Board”), if the Board complies with certain procedures in the Merger Agreement.

Opinion of the Company’s Financial Advisor

(page 45)

Janney Montgomery Scott LLC (“Janney”) was retained by the Company to render a financial opinion in connection with a potential sale of the Company. The Company selected Janney based on Janney’s experience in transactions similar to the Merger, qualifications, expertise and reputation and its knowledge of the Company and its business and the industries in which the Company conducts its business. The Board requested that Janney evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the Company stockholders pursuant to the Merger Agreement. On October 24, 2024, Janney rendered its oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion, dated October 24, 2024 to the effect that, as of such date and subject to the assumptions made, matters considered and limitations of the review undertaken by Janney, the Merger Consideration to be received by the Company stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Company stockholders, as set forth in such opinion as more fully described in the section of this proxy statement entitled “The Merger — Opinion of the Company’s Financial Advisor”.

The full text of Janney’s written opinion to the Board, dated October 24, 2024, is attached as Annex C to this proxy statement and is incorporated by reference into this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, matters considered and qualifications and limitations of the review undertaken by Janney in rendering its opinion. The Company stockholders are urged to, and should, read the opinion carefully and in its entirety. Janney’s opinion was directed to the Board, in its capacity as such, and addressed only the fairness, from a financial point of view, as of the date of the opinion, of the Merger Consideration to be received by the holders of shares of the Company stockholders pursuant to the Merger Agreement. Janney’s opinion does not address the relative merits of the Merger or the other business strategies that the Board has considered or may be considering, nor does it address the underlying business decision of the Board to proceed with the Merger as opposed to any other transaction which may have been available to the Company. Janney’s opinion is for the information of the Board in connection with its evaluation of the Merger and does not constitute a recommendation to the Board in connection with the Merger or a recommendation to any Company stockholder as to how such stockholder should vote or act with respect to the Merger. The summary of Janney’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Janney’s opinion.

Effects on the Company if the Merger Is Not Consummated

(page 51)

In the event that the Required Stockholder Approval is not obtained or if the Merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of Company common stock in connection with the Merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NYSE American, the Company common stock will continue to be registered under the Exchange Act and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

Under certain circumstances, if the Merger is not consummated, the Company may be obligated to pay to Parent a $2.75 million termination fee (the “Company termination fee”) and, under certain other specified circumstances, Parent may be required to reimburse the Company any reasonable, documented and out-of-pocket costs and expenses incurred by the Company prior to the termination of the Merger Agreement, with respect to the Company’s engagement of outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement, and external auditor in connection with the Company’s performance of its obligations under the Merger Agreement, collectively in the aggregate up to $2.75 million. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees”.

Financing of the Merger

The Merger is not subject to any financing condition. Parent expects to fund the Merger Consideration with available cash. Parent has represented to the Company that it will have, at the Effective Time, funds available that are sufficient to consummate the Merger on the terms contemplated by the Merger Agreement and to perform its obligations under the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 56)

The Company’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of and considered these interests in reaching the determination to unanimously approve the execution, delivery and performance by the Company of the Merger Agreement and to recommend that Company stockholders approve the Merger Agreement Proposal. These interests may include, but are not limited to:

•        the treatment of Company long-term incentive awards provided for under the Merger Agreement (as described below in “The Merger Agreement — Treatment of Company Long-Term Incentive Awards”);

•        severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements or the Company’s benefits program;

•        the potential to receive an annual bonus for 2024 at target performance levels;

•        the potential to enter into new employment or consulting arrangements with Parent post-closing;

•        the potential grant of cash-based retention awards under a program established for the benefit of certain Company employees; and

•        continued indemnification and insurance coverage under the Merger Agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries has entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.

Treatment of Company Stock Awards

(page 64)

At the Effective Time, each Company Stock Award (as defined below) that is outstanding immediately prior to the Effective Time will be treated as follows: each eligible restricted stock unit with respect to shares of Company common stock subject solely to service-based vesting requirements (each, a “Company RSU”) and each eligible restricted stock unit with respect to shares of Company common stock that contains performance-based vesting requirements (each, a “Company PBRSU”, together with the Company RSUs, the “Company Stock Award”), issued by the Company under the BMTX 2020 Equity Incentive Plan, as amended, or as an inducement award, excluding any excluded Company Stock Award as set forth in the Merger Agreement, whether or not then vested, will be, by virtue of the Merger and without any action on the part of the holder thereof, automatically canceled and converted into the right to receive solely an amount in cash equal to the product of $5.00 multiplied by the total number of shares subject to such Company Stock Award.

The payments described above will be made, subject to any applicable withholding taxes, as soon as practicable following the closing of the Merger (the “Closing”), and in no event later than 30 days following the Closing.

Treatment of Company Warrants

Each warrant of the Company to purchase shares of Company common stock that is outstanding as of the Effective Time (each, a “Company Warrant”), will, at the Effective Time, become exercisable to receive, upon payment of the applicable exercise price, the Merger Consideration that such warrant holder would have received if such Company Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time (the “Alternative Issuance”); provided that, if a holder of a Company Warrant properly exercises such Company Warrant within 30 days following the public disclosure of the consummation of the Merger, the Warrant Price (as defined in the warrant agreement governing the Company Warrants (as may be amended pursuant to the Merger Agreement, the “Warrant Agreement”)) with respect to such Company Warrant will be reduced by an amount (but in no event less than zero) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Merger Consideration minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement), pursuant to the terms of the Warrant Agreement.

Upon completion of the Merger, the Company Public Warrants, together with the Company common stock, will be delisted from the NYSE American and thereafter will be deregistered under the Exchange Act.

Warrant Agreement

Prior to the Closing, the Company will use reasonable best efforts to enter into an amendment to the Warrant Agreement to (a) provide for the delivery of the Alternative Issuance and (b) clarify that following the Effective Time, the Company (or its successor or affiliates) will have no obligations to register the Company Warrants or Company common stock, or otherwise file or maintain any registration statement with respect to the Company Warrants or Company common stock, in each case, on mutually agreed terms by and between the Company, and the warrant agent and which terms are satisfactory to Parent.

Material U.S. Federal Income Tax Consequences of the Merger

(page 58)

The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, if you are a holder of Company common stock who is a U.S. holder (as defined below in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in your shares of Company common stock exchanged for cash pursuant to the Merger. If you are a holder of Company common stock who is a non-U.S. holder (as defined below in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), the Merger will generally not be taxable to you under U.S. federal income tax laws unless you have certain connections to the United States or the Company stock constitutes a USRPI (as defined below in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) and certain other conditions are met.

You should read the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the Merger. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local and/or non-U.S. taxes.

Litigation Related to the Merger

(page 61)

As of the date of this proxy statement, the Company was not aware of the filing of any lawsuits challenging the Merger or this proxy statement; however, such lawsuits may be filed in the future.

Regulatory Approvals in Connection with the Merger

(page 61)

The Merger Agreement includes covenants obligating each of the parties to use reasonable best efforts to obtain regulatory approval, as applicable.

The consummation of the merger is not subject to the requirements of or review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder and the rules promulgated by the Federal Trade Commission.

As a North Carolina State-chartered, non-member bank, Parent is regulated at the state level by the North Carolina Office of the Commissioner of Banks (“NCCOB”) and federally by the FDIC. Each of the NCCOB and the FDIC administer banking laws that require prior approval by the NCCOB and the FDIC, respectively, for Parent to engage in certain merger and acquisition activities. The consummation of the Merger requires Parent to provide notice to the NCCOB. The parties believe that the Merger does not require a filing with, or formal approval from, the FDIC under the applicable federal banking laws. However, as a prudentially regulated bank, Parent is subject to broad supervisory oversight by the FDIC and is subject to supervisory oversight with respect to all aspects of its business including the Merger. The parties can provide no assurance that the FDIC will not seek to exercise its discretion to review the Merger.

Appraisal Rights

(page 52)

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery (the “Delaware Court”), together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who properly exercise appraisal rights under Section 262 of the DGCL will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger Agreement Proposal or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with all the procedures for exercising appraisal rights under Section 262 of the DGCL, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger — Appraisal Rights”), may be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights”.

No Solicitation

(page 71)

The Merger Agreement generally restricts the Company’s ability to directly or indirectly solicit Acquisition Proposals (as defined below under the section entitled “The Merger Agreement — No Solicitation; Change in Recommendation of the Board”) from third parties (including by furnishing information or data), to participate in discussions or negotiations with third parties regarding any Acquisition Proposal, to approve or recommend any Acquisition Proposals or to enter into agreements providing for or relating to any Acquisition Proposal. Under certain circumstances, however, and in compliance with, and subject to, certain terms, conditions and obligations contained in the Merger Agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties that have made an unsolicited bona fide Acquisition Proposal upon the Board’s determination in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal (as defined below under the section entitled “The Merger Agreement — No Solicitation; Change in Recommendation of the Board”) and after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware law.

Conditions of the Merger

(page 78)

Each party’s obligations to effect the Merger are subject to the satisfaction (or waiver, if permissible under applicable law), of the following conditions:

•        Stockholder Approval: the Required Stockholder Approval will have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company;

•        No Restraint: the absence of any law or any injunction by a governmental authority of competent jurisdiction restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement; and

•        Regulatory Approval: all required approvals from any governmental authority the failure of which to obtain has had or would reasonably be expected to be material and adverse to Parent or any of its affiliates, in each case required to consummate the transactions contemplated by the Merger Agreement (collectively, the “Requisite Regulatory Approvals”) will have been obtained and will remain in full force and effect, and all statutory waiting periods in respect thereof will have expired or early terminated.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by Parent, if permissible under applicable law) of additional conditions, including:

•        the truthfulness and correctness of representations and warranties of the Company to the extent specified in the Merger Agreement, subject to certain materiality qualifications;

•        the Company having performed or complied in all material respects with the obligations required to be performed or complied with by the Company at or prior to the Closing under the Merger Agreement;

•        the absence of any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined below) since the date of the Merger Agreement;

•        none of the Requisite Regulatory Approvals contain, will have resulted in or would reasonably be expected to result in, the imposition of any Burdensome Condition;

•        holders of not more than 10% of the outstanding shares of Company common stock have demanded, properly and in writing, appraisal for such shares;

•        an amendment to the Warrant Agreement providing for the delivery of the Alternative Issuance (pursuant to Section 4.4 of the Warrant Agreement) has been duly executed and is in full force and effect; and

•        there is no law or contract that would prevent the delisting by the Surviving Corporation of the Company Public Warrants from NYSE American and the deregistration of the Company Public Warrants under the Exchange Act.

The obligations of Company to consummate the Merger are subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) of the following additional conditions:

•        the truthfulness and correctness of representations and warranties of Parent and Merger Sub to the extent specified in the Merger Agreement, subject to certain materiality qualifications; and

•        Parent and Merger Sub having performed or complied in all material respects, the obligations required to be performed or complied with by them at or prior to the Closing under the Merger Agreement.

The consummation of the Merger and the transactions is not conditioned upon Parent’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the Merger except where waiver is not permitted by law.

Termination of the Merger Agreement

(page 79)

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval, by the mutual written consent of the Company and Parent.

Termination by Either the Company or Parent

In addition, either the Company or Parent, may terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval, if:

•        the Effective Time has not occurred on or before 5:00 p.m. (New York City time) on January 31, 2025, as such date may be extended as described below (the “End Date”); provided that this right to terminate the Merger Agreement will not be available to any party if the breach by such party of its representations and warranties set forth in the Merger Agreement or the failure of such party to perform any of its obligations under the Merger Agreement has been a principal cause of or resulted in the events specified in this right to terminate;

•        any legal restraint restraining or prohibiting the consummation of the transactions contemplated by the Merger Agreement is in effect and has become final and non-appealable; provided that the party seeking to terminate the Merger Agreement as set forth herein has used reasonable best efforts to prevent the entry into and to remove such restraint subject to the terms and conditions of the Merger Agreement; and provided, further, that such right to terminate will not be available to any party if that party’s breach of the Merger Agreement has been the principal cause of, or resulted in, such legal restraint;

•        the Special Meeting (including any adjournments or postponements thereof) has concluded and Required Stockholder Approval has not been obtained; or

•        any governmental authority has denied a Requisite Regulatory Approval and such denial has become final or any governmental authority has requested that either party or its respective affiliates withdraw and not permitted to submit within 60 days following such withdraw, any application with respect to a Requisite Regulatory Approval required for the Closing; provided that such right to terminate will not be available to any party if that party’s breach of the Merger Agreement has been the principal cause of, or resulted in, such denial, lack of grant or request.

Termination by Parent

Parent may also terminate the Merger Agreement and abandon the Merger by written notice to the Company at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval, if:

•        at any time prior to obtaining the Required Stockholder Approval, an Adverse Recommendation Change (as defined under the section entitled “The Merger Agreement — No Solicitation; Change in Recommendation of the Board”) has occurred;

•        the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth under the fourth and fifth bullets described above in the section entitled “— Conditions of the Merger” and (ii) which is incapable of being cured or, if capable of being cured by the End Date then in effect, is not cured by the Company within the earlier of (A) 30 days of receipt by the Company of written notice of such breach or failure or (B) three business days prior to the End Date; provided that Parent will not have the right to terminate the Merger Agreement pursuant to this right to terminate if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•        the Company has breached any of its covenants or agreements in material respect with respect to giving notice of and convening the Special Meeting or if the Company has breached its non-solicitation obligation as provided in the Merger Agreement.

Termination by the Company

The Company may also terminate the Merger Agreement and abandon the Merger by written notice to Parent at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval (except as otherwise noted), if:

•        prior to obtaining the Required Stockholder Approval, the Board desires to accept a Superior Proposal (as defined below) and enter into a binding and definitive Alternative Acquisition Agreement (as defined below) with respect to such Superior Proposal, provided that (i) the Company has complied with its obligations, covenants and agreements under the Merger Agreement summarized under the section entitled “The Merger Agreement — No Solicitation; Change in Recommendation of the Board”, (ii) the Company pays the Company termination fee of $2.75 million to Parent, and (iii) the Company enters into the binding and definitive Alternative Acquisition Agreement with respect to such Superior Proposal immediately following such termination; or

•        either of Parent or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions to the Company’s obligations to close as described above in the section entitled “— Conditions of the Merger” and (ii) which is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Parent or Merger Sub within the earlier of (A) 30 days of receipt by Parent of written notice of such breach or failure or (B) three business days prior to the End Date; provided that the Company will not have the right to terminate the Merger Agreement pursuant to this right to terminate if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement.

Termination Fees

(page 80)

Under certain circumstances, if the Merger is not consummated, the Company will be required to pay to Parent or its designee a termination fee of $2.75 million, or, under certain circumstances, the Parent may be required to pay to the Company any reasonable, documented and out-of-pocket costs and expenses incurred by the Company prior to the termination of the Merger Agreement, with respect to the Company’s engagement of its outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement, and its external auditor in connection with the Company’s performance of its obligations under the Merger Agreement, collectively in the aggregate up to $2.75 million. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees”.

Voting Agreements

(page 83)

On October 24, 2024, concurrently with the execution of the Merger Agreement, the Supporting Holders entered into Voting Agreements with the Company, Parent and Merger Sub, pursuant to which the Supporting Holders have agreed to, among other things and upon the terms and subject to the conditions therein, vote, or cause to be voted, at the Special Meeting all of the shares of Company common stock held by them at that time in favor of (i) the adoption of the Merger Agreement and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, and (ii) the approval of the Adjournment Proposal. As of October 24, 2024, such Supporting Holders held, in the aggregate, shares of Company common stock representing approximately 7.04% of the voting power of the total outstanding shares of Company common stock.

As of the record date, the Supporting Holders beneficially owned an aggregate of approximately [    ]% of the total outstanding shares of Common Stock. The Voting Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

Current Price of Common Stock

On [    ], the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of common stock on NYSE American was $[    ]. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your common stock.

Where You Can Find Additional Information

(page 90)

You can find more information about the Company in the periodic reports and other information we file with the United States Securities and Exchange Commission (“SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting, the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:     Why am I receiving this proxy statement?

A:     On October 24, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned, direct subsidiary of Parent.

In order to consummate the Merger, Company stockholders must vote to adopt the Merger Agreement. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Agreement Proposal and the other matters to be voted on at the Special Meeting described below under “— What proposals will be considered at the Special Meeting?”

Q:     As a holder of Company common stock, what will I receive in the Merger if it is consummated?

A:     If the Merger is consummated, you will be entitled to receive $5.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the Effective Time. You will not be entitled to receive shares in the Surviving Corporation or in Parent.

The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed description of the United States federal income tax consequences of the Merger. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local and/or non-U.S. taxes.

Q:     When and where is the Special Meeting of our stockholders?

A:     The Special Meeting will be held on [    ], at [    ], Eastern Time, in a virtual-only meeting format. Company stockholders may only attend the Special Meeting virtually. To access the Special Meeting, you should visit https://www.cstproxy.com/bmtechnologies/sm2024. You will be required to enter a control number, included on your proxy card, voting instruction form or as you may otherwise receive, which will allow you to participate in the Special Meeting and vote your shares of Company common stock if you are a Company stockholder as of the record date. We encourage you to access the Special Meeting before the start time of [    ], Eastern Time. Please allow ample time to log into the audio webcast and test your computer systems.

Q:     Who is entitled to attend and vote at the Special Meeting?

A:     Only Company stockholders of record at the close of business on [    ], the record date for the Special Meeting, will be entitled to notice of, to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [    ] shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

If on the record date, you were a “record” holder of Company common stock (that is, if you held Company common stock in your own name in the stock register maintained by our transfer agent, Continental Stock Transfer & Trust Company (“Continental”)), you are entitled to attend and vote at the Special Meeting or by proxy. Whether or not you intend to attend the Special Meeting, we encourage you to authorize a proxy to vote now, online, by phone or by proxy card to ensure that your vote is counted.

If on the record date, you were the beneficial owner of Company common stock held in “street name” (that is, if you held Company common stock through your bank, broker or other nominee), this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect such Company common stock, the stockholder of record. You may complete and mail the proxy card (or follow the electronic voting instructions thereon) to ensure that your vote is counted. Alternatively, you may be able to vote over the internet as instructed by your broker or bank. To vote virtually at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

For additional information on how to vote at the Special Meeting, please see the section entitled “The Special Meeting — Voting Procedures”.

At the Special Meeting and for ten days prior to the Special Meeting, the names of Company stockholders entitled to vote at the Special Meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive offices located at 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania, 19087, by contacting Louis Adimando, our General Counsel.

Q:     What proposals will be considered at the Special Meeting?

A:     At the Special Meeting, Company stockholders will be asked to consider and vote on the following proposals:

•        the Merger Agreement Proposal;

•        the Advisory Compensation Proposal; and

•        the Adjournment Proposal.

Q:     How does the Board recommend that I vote?

A:     The Board unanimously recommends a vote “FOR” the Merger Agreement Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the Merger Agreement Proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger”.

In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. Please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:     What constitutes a quorum for purposes of the Special Meeting?

A:     The holders of a majority of all of the Company common stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, constitutes a quorum of Company stockholders for the transaction of business at the Special Meeting. Virtual attendance at the Special Meeting constitutes presence in person for quorum purposes at the Special Meeting. Abstentions and broker non-votes will be counted as shares present for the purposes of determining the presence of a quorum. However, as each of the proposals to be presented at the Special Meeting is considered “non-routine”, there will be no broker non-votes, and shares for which beneficial owners have not provided voting instructions to their banks, brokers or other nominees will NOT count for purposes of calculating whether a quorum is present at the Special Meeting. If a stockholder fails to authorize a proxy to vote its shares or to vote at the Special Meeting, or fails to instruct its broker, bank or other nominee on how to vote, the shares of Company common stock that such stockholder owns will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

If a quorum is not present or represented at the Special Meeting, the person named as chair of the Special Meeting may adjourn the Special Meeting, without notice, if the time and place of the new meeting and the means of remote communication, if any, by which Company stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting, are announced at the Special Meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting, or if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, we expect that the Special Meeting will be postponed or adjourned to solicit additional proxies.

As of the close of business on the record date, there were [    ] shares of Company common stock outstanding. Accordingly, holders of record of at least [    ] shares of Company common stock must be present or represented by proxy at the Special Meeting to constitute a quorum.

Q:     What vote of our stockholders is required to approve each of the proposals?

A:     The approval of the Merger Agreement Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. Under Delaware law and the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. Note that you may vote to approve the Merger Agreement Proposal and vote not to approve the Advisory Compensation Proposal or Adjournment Proposal and vice versa. Abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Pursuant to the Voting Agreements, the Supporting Holders have agreed to vote their shares in favor of the Merger, and as of the record date, the percentage of outstanding shares of Company common stock held by such Supporting Holders represents approximately [    ]% of the total voting power of Company. Accordingly, in addition to the shares held by such Supporting Holders, the Company will need an additional [    ] shares of Company common stock (or about [    ]% of the outstanding Company common stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal.

The approval of the Advisory Compensation Proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast on such proposal at the Special Meeting. Assuming a quorum is present at the Special Meeting, abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have no effect on the outcome of the Advisory Compensation Proposal.

The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast on such proposal at the Special Meeting. Assuming a quorum is present at the Special Meeting, abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have no effect on the outcome of the Adjournment Proposal. The Company does not intend to call a vote on this proposal if the Merger Agreement Proposal is approved at the Special Meeting.

A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide such organization with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the Special Meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the Special Meeting on any matter without receiving instructions.

Q:     Are there any voting agreements with existing shareholders?

A:     Yes. On October 24, 2024, in connection with entering into the Merger Agreement, Supporting Holders have entered into Voting Agreements. The Voting Agreements require, among other things, that the Supporting Holders vote all of their shares of Company common stock, as applicable, in favor of the Merger and the other transactions contemplated by the Merger Agreement and against alternative transactions and not to transfer any of their shares of Company common stock, subject to certain exceptions. For more information, please see the section of this proxy statement entitled “The Voting Agreements”.

Q:     How do the Company’s directors and executive officers intend to vote?

A:     As of the record date, the directors and executive officers of the Company beneficially owned in the aggregate [    ] shares of Company common stock, or approximately [    ]% of the outstanding shares of Company common stock as of the record date. Pursuant to the Voting Agreements, Supporting Holders have agreed to vote their shares in favor of the Merger, and to approve the Adjournment Proposal, if presented at the Special Meeting. We currently expect that each of the directors and executive officers of the Company will vote all of her or his shares “FOR” each of the proposals to be presented at the Special Meeting.

Q:     Do any of the Company’s directors or executive officers have any interests in the Merger that are different from, or in addition to, my interests as a Company stockholder?

A:     In considering the proposals to be voted on at the Special Meeting, you should be aware that the Company’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to unanimously approve and declare advisable the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and to recommend that Company stockholders approve the Merger Agreement Proposal. These interests may include, but are not limited to:

•        the treatment of Company long-term incentive awards provided for under the Merger Agreement (as described below in “The Merger Agreement — Treatment of Company Long-Term Incentive Awards”);

•        severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements or the Company’s benefits program;

•        the potential to receive an annual bonus for 2024 at target performance levels;

•        the potential to enter into new employment or consulting arrangements with Parent post-closing;

•        the potential grant of cash-based retention awards under a program established for the benefit of certain Company employees; and

•        continued indemnification and insurance coverage under the Merger Agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries have entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:     Why am I being asked to consider and vote on the Advisory Compensation Proposal?

A:     The SEC rules require the Company to seek the approval of its stockholders on a non-binding, advisory basis with respect to certain payments that will or may be made to the Company’s named executive officers in connection with the Merger. Approval of the Advisory Compensation Proposal is not required to complete the Merger.

Q:     What will happen to outstanding Company Stock Awards in the Merger?

A:     Each Company Stock Award outstanding immediately prior to the Effective Time, excluding any excluded Company Stock Award as set forth in the Merger Agreement, whether or not then vested, will be, by virtue of the Merger and without any action on the part of the holder thereof, automatically canceled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, solely an amount in cash equal to the product of the Merger Consideration multiplied by the total number of shares subject to such eligible Company Stock Award.

The payments described above will be made, subject to any applicable withholding taxes, as soon as reasonably practicable following the Closing, and in no event later than 30 days following the Closing.

See “The Merger Agreement — Treatment of Company Stock Awards”.

Q:     What happens if I transfer my Company common stock before the Special Meeting?

A:     The record date for the Special Meeting is earlier than the date of the Special Meeting. If you own Company common stock on the record date and transfer your shares after the record date but prior to the Special Meeting, you will retain your right to vote such shares of Company common stock at the Special Meeting. However, the right to receive the Merger Consideration will pass to the person to whom you transferred your shares of Company common stock. Unless special arrangements are made, the person to whom you transfer your shares of Company common stock after the record date will not have a right to vote those shares at the Special Meeting. For more information, see “The Special Meeting”.

Q:     How do I vote if I am a Company stockholder of record or hold my shares in “street name”?

A:     If you are a Company stockholder of record as of the record date, vote your shares of Company common stock on matters presented at the Special Meeting in any of the following ways:

•        by attending the Special Meeting virtually and casting your vote electronically;

•        by proxy (Company stockholders may vote in advance by authorizing a proxy for the Special Meeting by completing, signing, dating and mailing the enclosed proxy card in the envelope provided);

•        electronically, by following the instructions printed on the enclosed proxy card; or

•        by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If your shares of Company common stock are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the Company stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares via the internet or by phone if the bank, broker or other nominee offers these options to you or by completing, dating, signing and returning a voting instruction form. Your bank, broker or other nominee will send you instructions on how to submit your voting instructions for your shares of Company common stock. To vote at the Special Meeting, which will have the same effect as revoking any previously submitted voting instructions, you will need to register in advance. Please see “The Special Meeting — Registering for the Special Meeting” for information on how to register in advance.

For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures”.

Whether or not you plan to attend the Special Meeting, we urge you to vote now to ensure your vote is counted. You may still attend the Special Meeting and vote during the live webcast if you have already voted by proxy.

Q:     What will happen if I abstain from voting or fail to vote on any of the proposals?

A:     The approval of the Merger Agreement Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. If you fail to authorize a proxy to vote your shares or to vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

The approval of the Advisory Compensation Proposal and the Adjournment Proposal each requires the affirmative vote (in person or by proxy) of a majority of the votes cast on the proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will not be considered votes cast and therefore will have no effect on the outcome of the Advisory Compensation Proposal or the Adjournment Proposal.

Q:     Can I change or revoke my vote after I have delivered my proxy?

A:     Yes. For the Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•        you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting Procedures”; or

•        you may submit a written notice of revocation to the Company’s General Counsel, Louis Adimando, at BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, PA 19087; or

•        you may attend the Special Meeting and vote during the live webcast. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the Special Meeting.

If you hold your shares in “street name”, you will need to revoke or resubmit your proxy through your broker, bank or other nominee and in accordance with its procedures. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). To vote at the Special Meeting, which will have the same effect as revoking any previously submitted voting instructions, you will need to register in advance. Please see “The Special Meeting — Registering for the Special Meeting” for information on how to register in advance.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive in accordance with the instructions to ensure that all of your shares of Company common stock are voted.

Q:     If I hold my Company common stock in certificated form, should I send in my stock certificates now?

A:     No. Parent will appoint a paying agent for the payment of the Merger Consideration in accordance with the Merger Agreement. At or prior to the Effective Time, Parent or one of its affiliates will deposit with the paying agent the aggregate Merger Consideration payable in respect of all the shares converted in accordance with the Merger Agreement. Promptly after the Effective Time, and in any event not later than five business day thereafter, Parent will send or cause the paying agent to send to each holder of Company common stock, who holds share certificates or book-entry shares not held through the Depository Trust Corporation (“DTC”), entitled to the Merger Consideration a letter of transmittal and instructions advising such Company stockholder how to surrender its Company common stock in exchange for the Merger Consideration. Each holder of Company common stock will be entitled to receive the Merger Consideration upon, in the case of holders of share certificates, the surrender of such certificates for cancelation to the paying agent or, in the case of holders of non-certificated book-entry shares not held through the DTC (the “non-DTC book-entry shares”), the transfer of such book-entry shares by book receipt of an “agent’s message” in customary form by the paying agent, and, in each case, together with the associated letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the paying agent. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold non-DTC book-entry shares, you will not be required to deliver a stock certificate or letter of transmittal, and you will instead receive your cash payment after the paying agent receives the documents requested in the applicable instruction from the DTC. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Payment for Stock”.

Q:     Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my Company common stock?

A:     Yes. Holders of Company common stock are entitled to appraisal rights under Section 262 of the DGCL so long as they take certain actions and meet certain conditions, including that they do not vote (in person or by proxy) in favor of the Merger Agreement Proposal. For more information regarding appraisal rights, see “The Merger — Appraisal Rights”. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to exercise, appraisal rights.

Q:     When is the Merger expected to be consummated?

A:     We currently expect to consummate the Merger during the first quarter of 2025, subject to receipt of the Required Stockholder Approval and the satisfaction or waiver of the other conditions to the Merger. The Merger is subject to regulatory review and various other conditions, however, and it is possible that factors outside of the control of the Company or Parent could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the consummation of the Merger.

Q:     What effect will the Merger have on the Company?

A:     If the Merger is consummated, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. If the Merger is consummated, the Company will cooperate with Parent and use its reasonable best efforts to cause the Company common stock and the Company Public Warrants to be delisted from NYSE American and deregistered under the Exchange Act as promptly as practicable following the Effective Time, and, accordingly, the Company common stock and the Company Public Warrants will no longer be publicly traded and you will no longer have any interest in the Company’s future earnings or growth. In addition, each share of Company common stock you hold immediately prior to the Effective Time of the Merger will represent only the right to receive $5.00 in cash, without interest and subject to any withholding taxes.

Q:     Is the Closing subject to any conditions?

A:     Yes. The obligations of each party to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable law), at or prior to the Effective Time, of certain conditions, including (i) the receipt of the Required Stockholder Approval, (ii) no legal restraints, and (iii) the receipt of the Requisite Regulatory Approvals, in each case, in connection with the transactions contemplated by the Merger Agreement.

For more information, please see the section of this proxy statement entitled “The Merger Agreement — Conditions of the Merger”.

Q:     What happens if the Merger is not consummated?

A:     In the event that the Required Stockholder Approval is not obtained or if the Merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of Company common stock in connection with the Merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NYSE American, the Company common stock will continue to be registered under the Exchange Act and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

Under certain circumstances, the Company will be required to pay Parent a termination fee equal to $2.75 million and, under certain other circumstances, Parent may be required to reimburse the Company any reasonable, documented and out-of-pocket costs and expenses incurred by the Company prior to the termination of the Merger Agreement, with respect to the Company’s engagement of outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement, and external auditor in connection with the Company’s performance of its obligations under the Merger Agreement, collectively in the aggregate up to $2.75 million. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees”.

Q:     What is householding and how does it affect me?

A:     The SEC has approved rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more of the Company stockholders sharing the same address by delivering a single proxy statement addressed to those Company stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for Company stockholders and cost savings for companies.

Under this procedure, banks, brokers or other nominees with account holders who are Company stockholders may be “householding” proxy materials. A single copy of proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected

Company stockholders. If you have received notice from your bank, broker or other nominee that they will be “householding” communications to your address, such “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement, please notify your bank, broker or other nominee and write or call us at the following address or phone number: General Counsel, BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, PA 19087, (877) 327-9515. We will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a Company stockholder at a shared address to which a single copy of the documents was delivered.

Q:     What do I need to do now?

A:     We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the exhibits thereto, filed with the SEC, and to consider how the Merger affects you. For more information, see the section of this proxy statement entitled “Where You Can Find Additional Information” .

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the Special Meeting. For more information, see the sections of this proxy statement entitled “The Special Meeting” and “Where You Can Find Additional Information”, respectively.

Q:     Who can help answer my questions?

A:     If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact our proxy solicitation agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8338

Banks and Brokers may call collect: (212) 750-5833

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Those statements are based on management’s beliefs, plans, strategies, expectations and assumptions, and on information currently available to management. Generally, the words “will”, “may”, “should”, “could”, “would”, “expect”, “anticipate”, “intend”, “plan”, “target”, “continue”, “believe”, “seek”, “project”, “estimate”, and similar expressions or variations used in this proxy statement that do not relate to historical facts are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the proposed Merger and related matters; the expected timetable for completing the proposed Merger; prospective performance and opportunities; general business outlook; filings and approvals relating to the transactions; pending and future regulatory orders; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing.

Such forward-looking statements speak only as of the date as of this proxy statement, and are based on the beliefs and assumptions of the Company’s management based on information currently available to management. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the Company that may cause the actual results of the Company or its subsidiaries and the timing of certain events to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, the following: (i) uncertainties as to the timing of the Merger; (ii) the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Merger, including receiving, on a timely basis or otherwise, the required approvals of the Merger by the Company stockholders; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and (x) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) risks that the benefits of the Merger are not realized when and as expected; (xii) legislative, regulatory and economic developments; and (xiii) (A) any other risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”) and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 (the “Quarterly Reports”) filed by the Company with the SEC, and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Reports and (B) other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

The Company assumes no obligation to update such statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements and expressly disclaims any obligation to revise or update publicly any forward-looking statements, except as required by applicable law.

All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

THE PARTIES

BM Technologies, Inc.

The Company is a fintech company that facilitates deposits and banking services between a customer and our Partner Banks, Customers Bank and First Carolina Bank, which are FDIC insured banks. We provide state-of-the-art high-tech digital banking and disbursement services to consumers and students nationwide through a full service fintech banking platform, accessible to customers anywhere and anytime through digital channels. Our fintech business model leverages BaaS partners’ and University partners’ existing customer bases to achieve high volume, low-cost customer acquisition in our Higher Education and BaaS businesses.

The Company is not a bank, does not hold a bank charter, and does not provide banking services. Our Partner Banks, Customers Bank and First Carolina Bank, are subject to regulation by the Pennsylvania Department of Banking and Securities and the North Carolina Office of the Commissioner of Banks, respectively. Both Partner Banks are subject to the regulation of the Federal Reserve Bank and both are periodically examined by their regulatory authorities. The Company is subject to the regulations of the U.S. Department of Education, due to our Disbursement business, and is periodically examined by them.

The predecessor of the Company, BankMobile, was incorporated in May 2016 as a wholly-owned subsidiary of Customers Bank. On August 6, 2020, BankMobile entered into an Agreement and Plan of Merger, by and among Megalith, a special purpose acquisition company, MFAC Merger Sub Inc., a wholly-owned subsidiary of Megalith, BankMobile and Customers Bank, the sole stockholder of BankMobile, pursuant to which BankMobile merged with and into MFAC Merger Sub Inc., with MFAC Merger Sub Inc. continuing as the Surviving Corporation. On January 4, 2021, the transactions were consummated and BankMobile became an independent company after the completion of a divestiture transaction and was rebranded BM Technologies, Inc.

The Company’s principal executive offices are located at 201 King of Prussia Road, Suite 650, Wayne, PA 19087, and its telephone number is (877) 327-9515. Shares of Company common stock and Company Public Warrants are listed on the NYSE American under the trading symbol “BMTX” and “BMTX.WT”, respectively.

Additional information about the Company is contained in its public filings with the SEC, which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information”.

Parent

First Carolina Bank is a North Carolina chartered, non-member community bank with a developed presence in the Carolinas, Virginia, and Georgia. As a full-service banking institution, First Carolina Bank can handle all financial needs for individuals and businesses as well as wealth management services through its trust division, First Carolina Wealth, and its strategic partnership with Raleigh-based Capital Investment Companies. Upon the consummation of the transactions contemplated by the Merger Agreement and related agreements, the Company will be a wholly-owned subsidiary of Parent.

The principal executive office of Parent is 171 North Winstead Avenue, Rocky Mount, North Carolina 27804 with a telephone number of (252) 937-2152.

Merger Sub

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with its formation and the transactions contemplated by the Merger Agreement and related agreements. Upon the consummation of the transactions contemplated by the Merger Agreement and related agreements, and Merger Sub will cease to exist.

The principal executive office of Merger Sub is C/O First Carolina Bank, 171 North Winstead Avenue, Rocky Mount, North Carolina 27804 with a telephone number of (252) 937-2152.

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of Company common stock as part of the solicitation of proxies by the Board for exercise at the Special Meeting and at any postponements or adjournments thereof.

Date, Time and Place

The Special Meeting will be held on [        ], at [        ] Eastern Time, in a virtual-only meeting format. To access the Special Meeting, you should visit https://www.cstproxy.com/bmtechnologies/sm2024. All stockholders are entitled to attend the Special Meeting; however, you are entitled to participate, meaning you are entitled to vote and submit questions, at the Special Meeting only if you were a stockholder of record as of the close of business on the record date, or if you were a beneficial owner of Company shares as of the record date and you register in accordance with the instructions below.

Purpose of the Special Meeting

The Special Meeting is being held for the following purposes:

•        to consider and vote on the Merger Agreement Proposal;

•        to consider and vote on the Advisory Compensation Proposal; and

•        to consider and vote on the Adjournment Proposal.

A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Recommendation of the Board

The Board has considered and evaluated, among other things, the presentations of the management of the Company, the presentations of the legal counsel of the Company, the presentations of and fairness opinion delivered to the Board by a financial advisor, and such other factors as the Board has deemed relevant in connection with the Merger Agreement, the Voting Agreements, and the transactions contemplated thereby. The Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement, and the transactions contemplated by the Voting Agreements, are fair to and in the best interests of, the Company and the Company stockholders, (ii) approved, adopted and declared the advisability of the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company stockholders entitled to vote for adoption and (iv) recommended that the Company stockholders entitled to vote adopt the Merger Agreement. Accordingly, the Board recommends a vote “FOR” the Merger Agreement Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the Merger Agreement Proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger”.

Record Date and Stockholders Entitled to Vote

Only Company stockholders of record at the close of business on [    ], the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [    ] shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

At the Special Meeting and for ten days prior to the Special Meeting, the names of stockholders entitled to vote at the Special Meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive offices located at 201 King of Prussia Road, Suite 650, Wayne, Pennsylvania 19087, by contacting Louis Adimando, the General Counsel of the Company.

Quorum

The holders of a majority of all of the Company common stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, constitutes a quorum of Company stockholders for the transaction of business at the Special Meeting. Virtual attendance at the Special Meeting constitutes presence in person for quorum purposes at the Special Meeting. Abstentions and broker non-votes will be counted as shares present for the purposes of determining the presence of a quorum for the transaction of business at the Special Meeting. However, as each of the proposals to be presented at the Special Meeting is considered “non-routine”, there will be no broker non-votes, and shares for which beneficial owners have not provided voting instructions to their banks, brokers or other nominees will NOT count for purposes of calculating whether a quorum is present at the Special Meeting. If a stockholder fails to authorize a proxy to vote its shares or to vote at the Special Meeting, or fails to instruct its broker, bank or other nominee on how to vote, the shares of Company common stock that such stockholder owns will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

If a quorum is not present or represented at the Special Meeting, the person named as chair of the Special Meeting may adjourn the Special Meeting, without notice, if the time and place of the new meeting and the means of remote communication, if any, by which Company stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting, are announced at the Special Meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting, or if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, we expect that the Special Meeting will be postponed or adjourned to solicit additional proxies.

Vote Required

Approval of the Merger Agreement Proposal

The approval of the Merger Agreement Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. Under Delaware law and the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. Note that you may vote to approve the Merger Agreement Proposal and vote not to approve the Advisory Compensation Proposal or Adjournment Proposal and vice versa.

Abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Pursuant to the Voting Agreements, the Supporting Holders have agreed to vote their shares in favor of the Merger, and as of the record date, the percentage of outstanding shares of Company common stock held by such Supporting Holders represents approximately [    ]% of the total voting power of Company. Accordingly, in addition to the shares held by such Supporting Holders, the Company will need an additional [    ] shares of Company common stock (or about [    ]% of the outstanding Company common stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal.

Approval of the Advisory Compensation Proposal

The approval of the Advisory Compensation Proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast on such proposal at the Special Meeting. Assuming a quorum is present at the Special Meeting, abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have no effect on the outcome of the Advisory Compensation Proposal.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve the Merger Agreement Proposal. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on the Company, the Board, Parent or the Surviving Corporation. Accordingly, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger, if the Merger is approved by our stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Advisory Compensation Proposal.

Approval of the Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast on such proposal at the Special Meeting. Assuming a quorum is present at the Special Meeting, abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have no effect on the outcome of the Adjournment Proposal. The Company does not intend to call a vote on this proposal if the Merger Agreement Proposal is approved at the Special Meeting.

The vote on the Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve the Adjournment Proposal and vice versa.

Approval of the Advisory Compensation Proposal and the Adjournment Proposal is not a condition to the consummation of the Merger.

A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide such organization with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the Special Meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the Special Meeting without receiving instructions.

Voting Procedures

Whether or not you plan to attend the Special Meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the Merger Agreement is important and we encourage you to vote promptly.

If on the record date, you were a “record” holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Continental), to ensure that your shares of Company common stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting. In order to vote by proxy card, please complete, sign, date and mail the enclosed proxy card in the envelope provided or vote electronically as specified in the enclosed proxy card. Please allow sufficient time for mailing if you decide to vote by mail. You may also vote by attending the Special Meeting and voting during the live webcast.

If on the record date, you were the beneficial owner of Company common stock held in “street name” (in other words, your Company common stock was held in the name of your bank, broker or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker. To vote at the Special Meeting, which will have the same effect as revoking any previously submitted voting instructions, you will need to register in advance. Please see “— Registering for the Special Meeting” below for information on how to register in advance. Without following the voting and/or registration instructions, your common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and, assuming a quorum, will not have any effect on the Advisory Compensation Proposal and Adjournment Proposal.

For additional questions about the Merger, assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, which is acting as the Company’s proxy solicitation agent in connection with the Merger, toll free at (877) 750-8338. Brokers may call at (212) 750-5833.

Registering for the Special Meeting

Stockholders of Record

If on the record date, you were a “record” holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Continental), then you do not need to register to virtually attend and participate in the Special Meeting. You may attend and participate by accessing https://www.cstproxy.com/bmtechnologies/sm2024 and selecting “I have a Control Number”. Enter the control number shown on your proxy card.

Beneficial (“Street Name”) Stockholders

If on the record date, you were the beneficial owner of Company common stock held in “street name” (in other words, your Company common stock was held in the name of your bank, broker or other nominee), you must register in advance to attend and participate in the Special Meeting. To register in advance, you must first obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy from your bank, broker or other nominee, please email a scan or image of it to our transfer agent and registrar, Continental, at proxy@continentalstock.com with “Legal Proxy” noted in the subject line. If you request a legal proxy from your bank, broker or other nominee, you should note that the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker or other nominee to vote on your behalf and, in that case, you would only be able to vote at the Special Meeting.

Requests for registration must be received by Continental no later than 5:00 p.m. Eastern Time, on [    ]. Upon receipt of your legal proxy, Continental will provide you with a control number by email. Once provided, you can attend and participate in the Special Meeting by accessing https://www.cstproxy.com/bmtechnologies/sm2024 and selecting “I have a Control Number”. Enter the control number provided by Continental.

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If no such directions are indicated on a properly executed and returned proxy card, the persons named as proxies therein will have authority to vote in accordance with the Board’s recommendations.

Revocation of Proxies

For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•        you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “— Voting Procedures”; or

•        you may submit a written notice of revocation to the General Counsel at BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, PA 19087; or

•        you may attend the Special Meeting and vote during the live webcast. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the Special Meeting.

If you hold your shares in “street name”, you will need to revoke or resubmit your proxy through your broker, bank or other nominee and in accordance with its procedures. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). In order to attend the Special Meeting and vote during the webcast, which will have the same effect as revoking any previously submitted voting instructions, you will need to obtain a legal proxy issued in your name from your broker, bank or other nominee, who is the Company stockholder of record in accordance with the instructions detailed in the section of this proxy statement entitled “— Registering for the Special Meeting”.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers to solicit their customers and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and applicable SEC and NYSE American regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to solicit proxies at a total cost to the Company of approximately $50,000, plus reimbursement of customary out-of-pocket expenses.

Adjournments

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies. If a quorum is not present or represented at the Special Meeting, the chair of the Special Meeting may adjourn the Special Meeting, without notice, provided that the time and place of the new meeting and the means of remote communication, if any, by which Company stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting, are announced at the Special Meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the Special Meeting. At such adjourned Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Special Meeting as originally noticed.

Voting by Company Directors, Executive Officers and Principal Securityholders

As of the record date for the Special Meeting, the directors and executive officers of the Company beneficially owned in the aggregate [    ] shares of Company common stock, or approximately [    ]% of the outstanding shares of Company common stock as of the record date. Pursuant to the Voting Agreements entered into among the Company, Parent, Merger Sub and the Supporting Holders, the Supporting Holders have agreed to vote their shares in favor of the Merger and to approve the Adjournment Proposal, if presented, at the Special Meeting. As of October 24, 2024, such Supporting Holders held, in the aggregate, shares of Company common stock representing approximately 7.04% of the voting power of the total outstanding shares of Company common stock. As of the record date, the percentage of outstanding shares of Company common stock held by such Supporting Holders, represents approximately [    ]% of the total voting power of Company. Accordingly, in addition to the shares held by such Supporting Holders, the Company will need an additional [    ] shares of Company common stock (or about [    ]% of the outstanding Company common stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal. We currently expect that each of the directors and executive officers of the Company will vote all of his or her shares “FOR” each of the proposals to be presented at the Special Meeting.

The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with all procedures for exercising appraisal rights under Section 262 of the DGCL, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger — Appraisal Rights”), may be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262 of the DGCL. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. If you hold your shares of Company common stock through a broker, bank or other nominee, and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights”.

Other Matters

Pursuant to the DGCL and the Company’s by-laws, only the matters set forth in the notice of Special Meeting may be brought before the Special Meeting.

Assistance

If you have any questions or need assistance in registering, completing your proxy card or have questions regarding the Special Meeting, please contact Innisfree, which is acting as the Company’s proxy solicitation agent in connection with the Merger, toll free at (877) 750-8338. Brokers may call at (212) 750-5833.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL

General

We are asking holders of Company common stock to consider and vote on the adoption of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

Pursuant to the Merger Agreement, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation and a wholly owned subsidiary of Parent. If the Merger is consummated, holders of Company common stock will be entitled to receive the Merger Consideration in cash, without interest and subject to any withholding of taxes required by applicable law, in exchange for each share of Company common stock (other than excluded shares and appraisal shares) such holder owns at the Effective Time. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the Merger and the Merger Agreement, including the information set forth under the sections of this proxy statement captioned “The Merger” and “The Merger Agreement”.

As discussed in the sections of this proxy statement entitled “The Merger — Recommendation of the Board” and “The Merger — Reasons for the Merger”, the Board determined that it was fair to and in the best interests of the Company for the Company to enter into the Merger Agreement and approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.

Approval of this proposal is a condition to the consummation of the Merger. In the event this proposal is not approved, the Merger cannot be consummated.

Vote Required

Adoption of the Merger Agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the voting power represented by the outstanding shares of Company common stock that are entitled to vote thereon in accordance with the DGCL. Abstentions and failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Each Company stockholder is entitled to one vote per share of Company common stock held by such stockholder on the record date on the Merger Agreement Proposal.

Pursuant to the Voting Agreements, the Supporting Holders have agreed to vote their shares in favor of the Merger, and as of the record date, the percentage of outstanding shares of Company common stock held by such Supporting Holders represents approximately [    ]% of the total voting power of Company. Accordingly, in addition to the shares held by such Supporting Holders, the Company will need an additional [    ] shares of Company common stock (or about [    ]% of the outstanding Company common stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Merger Agreement Proposal.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL

General

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking holders of Company common stock to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger. As required by those rules, the Company is asking holders of Company common stock to vote on the approval of the following resolution:

“RESOLVED, that the Company stockholders approve, on an advisory (non-binding basis), the compensation that will or may become payable to by the Company to its named executive officers in connection with the consummation of the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Potential Payments to Named Executive Officers”, including the associated narrative discussion, and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable”.

Vote Required

The approval of the Advisory Compensation Proposal requires the affirmative vote (in person or by proxy) of at least a majority of the votes cast by the Company stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Assuming a quorum, abstentions will not be considered votes cast and therefore will have no effect on the outcome of the Advisory Compensation Proposal.

Each Company stockholder is entitled to one vote per share of Company common stock held by such stockholder on the record date on the Advisory Compensation Proposal.

The vote on this Advisory Compensation Proposal is a vote separate and apart from the vote to approve the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve this Advisory Compensation Proposal and vice versa.

As discussed above, the Advisory Compensation Proposal is an advisory vote and therefore is not binding on the Company or the Board. Furthermore, the Merger is not conditioned on the separate approval of the Advisory Compensation Proposal. Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Compensation Proposal, as the Company is contractually obligated to pay such compensation, if the Merger is consummated, such compensation will be paid or become payable, subject only to the conditions applicable thereto.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Advisory Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

General

The Company is asking you to approve the Adjournment Proposal, to allow the Board to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

The Adjournment Proposal, if approved, will allow the Company to adjourn the Special Meeting and any adjourned session of the Special Meeting, if necessary, and use the additional time to solicit additional proxies, including the solicitation of proxies from Company stockholders that have previously returned properly executed proxies voting against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of that Company common stock to change their votes to votes in favor of such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

In addition to an adjournment of the Special Meeting upon approval of the Adjournment Proposal, the Company’s bylaws provide that the person named as chair of the Special Meeting may adjourn the Special Meeting, without notice, if the time and place of the new meeting and the means of remote communication, if any, by which Company stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting, are announced at the Special Meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting, or if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, we expect that the Special Meeting will be postponed or adjourned to solicit additional proxies.

The Company currently does not intend to propose adjournment of the Special Meeting if there are sufficient votes in favor of the Merger Agreement Proposal.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of at least a majority of the votes cast by the Company stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Assuming a quorum, abstentions will not be considered votes cast and therefore will have no effect on the outcome of the Adjournment Proposal.

Each Company stockholder is entitled to one vote per share of Company common stock held by such stockholder on the record date on the Adjournment Proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Adjournment Proposal.

THE MERGER

Overview

The Company is seeking the adoption by the holders of Company common stock of the Merger Agreement the Company entered into on October 24, 2024 with Parent and Merger Sub. Under the terms of the Merger Agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Board has unanimously approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommends that Company stockholders vote to adopt the Merger Agreement.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board, the Company’s management, the Company’s advisors or any other person.

The Board, together with the Company’s management, regularly evaluates the Company’s historical performance, future growth prospects and long-term strategic plan and considers various strategic opportunities available to the Company as well as ways to enhance stockholder value and the Company’s performance and prospects, including in light of the business, competitive, regulatory, financing and economic environment and developments in the Company’s industry. These reviews have included discussions as to whether the Company should continue to execute on its strategy as a stand-alone company.

On March 16, 2023, the Company, through its wholly-owned subsidiary, entered into a Deposit Processing Services Agreement, as amended (the “2023 Parent DPSA”) with Parent, which provides that Parent will establish and maintain deposit accounts and other banking services in connection with customized products and services offered by the Company to its higher education institution clients, and the Company will provide certain services in connection with the accounts. Under the 2023 Parent DPSA, Parent retains any and all revenue generated from the funds held in the deposit accounts, and in exchange, pays the Company a deposit servicing fee that is based on a calculation provided by the terms therein, based on average monthly deposit balances and subject to certain contractual adjustments, and a monthly interchange fee equal to all debit card interchange revenues on the demand deposit accounts, minus an interchange share percentage.

On February 26, 2024, Ms. Luvleen Sidhu, the Chief Executive Officer of the Company, spoke with Mr. Ronald A. Day, the Chief Executive Officer of Parent, about certain matters related to the commercial relationship between the Company and Parent. As part of the overall conversation on the various ways to strengthen the strategic relationship between the Company and Parent, Ms. Sidhu inquired whether Parent had contemplated acquiring the Company, and Mr. Day expressed Parent’s interest in potentially pursuing an acquisition of the Company. Ms. Sidhu indicated to Mr. Day that the Company would consider any transaction proposal Parent may make. No specific proposals were made or discussed and they agreed to revisit the potential acquisition at a later time.

On March 6, 2024, Ms. Sidhu spoke with Mr. Day, during which discussion Mr. Day requested that they begin working on a financial and regulatory analysis of a potential transaction. Ms. Sidhu and Mr. Day mutually agreed to continue discussions of a potential transaction in April 2024 after the Company’s filing of its Form 10-K for 2023.

Between March 2024 and April 2024, Parent submitted to the Company via Wedbush Securities Inc. (“Wedbush”), Parent’s financial advisor, a list of due diligence questions, which addressed a wide range of business diligence topics including the Company’s technology, growth opportunities and cost saving measures. In a subsequent call between Ms. Sidhu and Mr. Day in mid-April 2024, it was agreed that Parent would submit a preliminary letter of intent by June 15, 2024 if the Company provided Parent with responses to the due diligence questions by early May 2024. In early May 2024, representatives of Parent were provided with access to an electronic data room and the opportunity to submit diligence requests and conduct diligence sessions. Between that time and the entry into the Merger Agreement, representatives of Company management and Parent had numerous calls regarding due diligence.

On May 7, 2024, the Board held a meeting by videoconference, with Company management and a representative from the Company’s legal advisor at the time, in attendance, to discuss a potential transaction with Parent. The legal advisor reviewed with the Board its fiduciary duties and other legal matters in the context of a review of a potential sale transaction. Following discussion, the Board was supportive of management continuing to have informal discussions with, and providing diligence materials to, Parent.

On June 14, 2024, representatives of Parent sent the Company’s management a draft non-binding letter of intent to acquire the Company in an all-cash transaction. The draft non-binding letter of intent indicated, among other terms, that (i) Parent would acquire all of the issued and outstanding shares of the Company common stock at a value between $4.50 and $5.00 per share of Company common stock in cash subject to an upward adjustment of up to $0.99 per share if certain operational metrics for fiscal year 2024 were met at or prior to the Closing of the potential transaction and (ii) a closing condition that the Company’s tangible common equity be equal to or greater than approximately $21.5 million. The Company’s closing stock price as of June 14, 2024 was $3.13 per share.

On June 18, 2024, the Board held a meeting by videoconference, with Company management and a representative from the Company’s legal advisor at the time, in attendance, to discuss the key terms of the draft non-binding letter of intent previously received from Parent. As part of this discussion, Ms. Sidhu summarized the Company management’s current views regarding the operational risks associated with the Company’s business going forward in light of the regulatory climate at the time and the anticipated interest rate environment. The Company management also reviewed with the Board the Company’s updated financial model and the estimates for the 2024 and 2025 revenue forecast and discussed the estimated organic growth of the Company and the headwinds facing organic growth in both the BaaS business and the student business. Mr. James Donahue, the President of the Company, provided additional context regarding the then-current operations of the Company and the Company’s ability to generate revenue under the operating model in light of such headwinds. Mr. Ajay Asija, the Chief Financial Officer of the Company, also summarized the key assumptions in the Company’s operating budget at the time, the current valuation metrics that management was considering when evaluating the proposed non-binding letter of intent and how the proposed per share price compared with the then-current trading price of the Company’s stock. Following the discussion of these and certain other items among the members of the Board, including the planned response, the possible structures of the sale and the effect any potential transaction may have on relationships with third parties, the Board authorized Company management to continue discussions with Parent and to provide a response to the draft non-binding letter of intent. The Company’s closing stock price as of June 18, 2024 was $2.57 per share.

From June 18, 2024 until the execution of the non-binding letter of intent on July 5, 2024, representatives of the Company exchanged correspondence with Parent and its representatives related to the draft non-binding letter of intent, including (i) the Company’s initial proposal of a fixed per share price of $5.90 without any adjustments based on operational metrics after due consideration of the pros and cons of a purchase price adjustment and the potential downside risk and (ii) Parent’s counterproposal of $5.00 per share subject to an adjustment based on the Company’s tangible common equity.

On July 3, 2024, representatives of Parent sent the Company management a revised draft of the non-binding letter of intent. The revised draft non-binding letter of intent contemplated that (i) Parent would acquire all of the issued and outstanding shares of the Company common stock at a value of up to $5.25 per share of Company common stock in cash subject to a reduction of the purchase price by the difference between $19 million and the Company’s tangible common equity at the Closing if the Company’s tangible common equity at the Closing be less than $19 million, and (ii) a closing condition that the Company’s tangible common equity is equal to or greater than $19 million. The draft letter of intent also included a provision that would provide Parent with exclusivity until August 14, 2024 and certain other terms and conditions relating to the proposed transaction. The Company’s closing stock price as of July 3, 2024 was $2.28 per share.

On July 3, 2024, the Board authorized the Company management to further negotiate and execute the revised draft non-binding letter of intent by unanimous written consent.

The letter of intent was executed by the Company and Parent on July 5, 2024.

On July 8, 2024, the Company and Parent entered into an exclusivity agreement with respect to the proposed transaction. The exclusivity agreement had an initial term expiring on August 14, 2024, but provided for (i) an automatic extension to August 31, 2024 if the Company and Parent were and have been negotiating in good faith towards entering into a definitive transaction agreement at the time of the expiration of the initial term and (ii) automatic seven day extensions thereafter so long as the Company and Parent were and have been negotiating in good faith towards entering into a definitive transaction agreement.

On July 9, 2024, the Company entered into a confidentiality agreement with Parent. The confidentiality agreement did not include a standstill provision.

During the discussions between the Company and Parent, Mr. Day expressed his expectation that following the Closing of any potential transaction, (i) Mr. Donahue would be expected to continue employment with Parent and receive a new employment agreement and (ii) Ms. Sidhu may join the board of directors of Parent and/or enter into a consulting agreement with Parent. The specifics of these arrangements were not discussed at such time. In August 2024, the Company engaged White & Case LLP (“White & Case”) to act as legal counsel in connection with the Company’s proposed transaction with Parent.

On August 14, 2024, the Company had its earnings call for the second quarter of 2024. On the earnings call, Ms. Sidhu discussed, among other things, that the Company had received inbound interest for the Company’s business at a value substantially higher than the stock price at the time and the Board has encouraged the Company management to explore all strategic options that enhance stockholder value.

On August 27, 2024, a draft of the Merger Agreement prepared by Covington & Burling LLP (“Covington”), legal counsel to Parent, was provided to Company management. This draft of the Merger Agreement provided for, among other things, a purchase price adjustment based on the tangible common equity of the Company; a condition that the final tangible common equity of the Company be no less than an amount to be determined; a no-shop provision; an obligation on the Company to reimburse Parent (up to an unspecified cap) for expenses in connection with a termination of the Merger Agreement where the requisite approval from the Company stockholders is not obtained or where Parent terminates for the Company’s breach of the Merger Agreement; and execution of Voting Agreements by certain unspecified stockholders concurrently with the execution of the Merger Agreement. The draft did not permit a change in the Board’s recommendation for the transaction with Parent in connection with an intervening event; did not include a regulatory termination fee; and did not propose a specific amount for the termination fee payable by the Company to Parent upon certain terminations of the Merger Agreement. The Company’s closing stock price as of August 27, 2024 was $2.92 per share.

From August 27, 2024 until the execution of the Merger Agreement on October 24, 2024, representatives of White & Case had calls and exchanged correspondence with representatives of Covington related to the draft Merger Agreement and other related draft transaction documentation.

On or around September 4, 2024, Ms. Sidhu and Mr. Day had a conversation regarding the Merger Consideration. Mr. Day explained that based on Parent’s diligence he believed the Company would have a lower tangible common equity than Parent previously expected. As such, Mr. Day conveyed that Parent could no longer support a price of $5.25 per share and instead suggested a price of $4.75 per share. During the course of these discussions, Mr. Day and Ms. Sidhu discussed a possible price of $5.10 per share with an adjustment based on the tangible common equity of the Company subject to the Board’s approval. The Company’s closing stock price as of September 4, 2024 was $2.84 per share.

On September 6, 2024, the Board held a meeting by videoconference, with Company management and representatives of Janney and White & Case in attendance. Prior to the meeting, the representatives of Janney confirmed that Janney had not previously provided investment banking services to Parent. Following discussion, the Board approved the terms of the proposed form of engagement letter providing for Janney’s engagement as the Company’s financial advisor in connection with a potential sale of the Company, which was executed by Company management and representatives of Janney on September 6, 2024. Among other things, the Board discussed with its advisors and the Company management the status of the potential sale transaction with Parent, the proposed purchase price, the Company’s standalone prospects, the regulatory and interest rate headwinds facing the Company and how other banks would likely evaluate a potential transaction with the Company. Representatives of White & Case reviewed with the Board its fiduciary duties and other legal matters in the context of a review of a potential sale transaction. Following discussion, the Board determined that before making a decision regarding the price proposed by Parent, it would need to receive a financial presentation from Janney at a subsequent meeting, but it was prepared to continue engaging with Parent on the Merger Agreement and other transaction terms. The Board also directed Company management not to have any discussions with Parent about potential continuing roles at the Company or Parent following the Closing of the potential transaction unless and until expressly allowed by the Board, and not before all material terms of a transaction, including the price, had been approved. The Company’s closing stock price as of September 6, 2024 was $2.79 per share.

Following the meeting of the Board on September 6, 2024, Ms. Sidhu called Mr. Day to convey that the Board was still evaluating the proposed share price of $5.10 with an adjustment based on the tangible common equity of the Company but that the Company was willing to move forward on negotiating the terms of the Merger Agreement.

On September 8, 2024, the Board held a meeting by videoconference, with Company management and representatives of White & Case in attendance to discuss the latest status of the potential sale transaction with Parent. Representatives of White & Case delivered a presentation regarding the terms of the draft Merger Agreement received from Parent and the potential responses thereto. Among other things, the Board discussed the pros and cons of proposing a go-shop provision in the Merger Agreement. Following discussion, the Board instructed that, as an initial matter, the Company should propose a go-shop with a 1.25% termination fee during the go-shop period and a 2.5% termination fee thereafter. The Board then discussed the treatment of regulatory matters in Parent’s draft of the Merger Agreement. After discussion, the Board instructed that, as an initial matter, the Company should propose a “hell or high water” efforts standard and a reverse termination fee in the event the deal does not close because of regulatory impediments.

Later on September 8, 2024, White & Case, on behalf of the Company, sent a revised draft of the Merger Agreement to Covington, on behalf of Parent. This version of the Merger Agreement, among other changes, proposed: a per share purchase price based on a set value and removed the purchase price adjustment based on the tangible common equity of the Company and the closing condition related to the Company having a minimum tangible common equity at Closing; a 45-day go shop period with a Company termination fee of 1.25% of the fully diluted equity value of the Company during such period and 2.5% of the fully diluted equity value of the Company after such period; a fiduciary out in the context of an intervening event; a reverse termination fee of 15% of the fully diluted equity value of the Company if the transaction does not close due to regulatory issues; and a “hell-or-high-water” regulatory covenant. The revised draft also removed an obligation by the Company to reimburse Parent for its transaction expenses up to a cap in the event that the Merger Agreement was terminated as a result of a breach by the Company or the Required Stockholder Approval was not received.

On September 16, 2024, Mr. Day called Ms. Sidhu and informed her that in no event would Parent agree to a deal with a “go-shop”. He explained that Parent was unwilling to be a “stalking horse”, but that he could consider potentially releasing the Company from its pre-signing exclusivity agreement and delaying signing if the Company believed it needed to engage in a pre-signing market check.

On September 16, 2024, the Board held a meeting by video conference, with Company management and representatives of White & Case and Janney in attendance. Representatives of Janney reviewed with the Board its preliminary financial analyses, which included a discussion on the updated projections. Ms. Sidhu also updated the Board on her recent discussions with Mr. Day, including their discussions regarding the “go-shop”. Among other things, the members of the Board discussed the risk of delaying signing. They also discussed that a short window for a pre-signing market check was unlikely to be of much value to the Company or its stockholders because of the likely limited number of potential acquirors (in part due to the exclusive arrangement between Parent and the Company with respect to the Company’s deposits under the 2023 Parent DPSA), the low likelihood of identifying or negotiating a deal with another acquiror during that short window, the potential regulatory issues that could be posed by other potential acquirors and the potential risk of losing the Parent deal if the signing was delayed. The Board then discussed Parent’s position on the adjustable purchase price based on the Company’s tangible common equity and the necessity for Parent’s feedback on this point as well as the other potential issues in the Merger Agreement. The Company’s closing stock price as of September 16, 2024 was $3.26 per share.

On September 19, 2024, Covington, on behalf of Parent, sent a revised draft of the Merger Agreement to White & Case, on behalf of the Company. This version of the Merger Agreement, among other changes, reinstated the purchase price adjustment based on the tangible common equity of the Company; removed the “hell-or-high-water” regulatory efforts covenant; removed the reverse termination fee; removed the go shop provision; and reinstated an obligation by the Company to reimburse Parent for its transaction expenses up to a cap in the event that the Merger Agreement was terminated as a result of a breach by the Company or the Required Stockholder Approval was not received. The Company’s closing stock price as of September 19, 2024 was $3.33 per share.

Between September 2024 and October 2024, representatives of the Company and Parent engaged in numerous discussions regarding the material terms of the potential transaction, including the Merger Consideration, closing conditions and regulatory matters.

On September 21, 2024, Ms. Sidhu sent an e-mail to Mr. Day (i) setting forth the Company’s estimate of the Company’s tangible common equity as of the expected signing as of September 30, 2024 and as of December 31, 2024 and (ii) asserting that the Board is unable to commit to a per share price below $5.00 per share. In response to the foregoing email, Mr. Day agreed with Ms. Sidhu that the per share price (a) will be a fixed amount that would not be subject to any adjustments and (b) will not be lower than a per share price of $5.00 per share.

On September 24, 2024, White & Case, on behalf of the Company, sent a revised draft of the Merger Agreement to Covington, on behalf of Parent. This version of the Merger Agreement, among other changes, removed the purchase price adjustment based on the tangible common equity of the Company and proposed a per share price of $5.00; proposed 1.25% of the fully diluted equity value of the Company as the amount of the Company termination fee; reinstated a reverse termination fee of 15% of the fully diluted equity value of the Company; proposed that the exclusivity arrangement between the Company and Parent under the 2023 Parent DPSA would terminate in the event the reverse termination fee becomes payable; proposed an obligation on Parent to reimburse the Company for out-of-pocket costs and expenses related to the Company’s engagement of outside accountants and auditors in connection with any filings with the SEC after January 1, 2025 and prior to the Closing and removed the Company’s obligation to reimburse Parent for any expenses in connection a termination where the stockholders vote down the transaction or where the Company breached its obligations. The Company’s closing stock price as of September 24, 2024 was $3.26 per share.

In addition, Covington, on behalf of Parent, sent to White & Case, on behalf of the Company, an initial draft of the Voting Agreement on September 24, 2024.

On October 1, 2024, Covington, on behalf of Parent, sent a revised draft of the Merger Agreement to White & Case, on behalf of the Company. This version of the Merger Agreement, among other changes, removed the reverse termination fee of 15% of the fully diluted equity value of the Company and instead proposed a reimbursement (of up to $1,500,000) for out-of-pocket costs incurred by the Company for outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement if the Merger Agreement is terminated due to certain regulatory reasons; agreed to a per share purchase price based on a set value and the removal of the purchase price adjustment based on the tangible common equity of the Company; removed the obligation to terminate the exclusivity arrangement between the Company in Parent in 2023 Parent DPSA in the event the reverse termination fee becomes payable; and eliminated Parent’s obligation to reimburse the Company for out-of-pocket costs and expenses related to the Company’s engagement of outside accountants and auditors in connection with any filings with the SEC after January 1, 2025 and prior to the Closing.

On October 7, 2024, White & Case, on behalf of the Company, sent a revised draft of the Merger Agreement to Covington, on behalf of Parent. This version of the Merger Agreement, among other changes, proposed a reverse termination fee of $5,000,000 and an uncapped reimbursement for out-of-pocket costs incurred by the Company for outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement if the Merger Agreement is terminated due to certain regulatory reasons; and reinstated Parent’s obligation to reimburse the Company for out-of-pocket costs and expenses related to the Company’s engagement of outside accountants and auditors in connection with any filings with the SEC after January 1, 2025 and prior to the Closing.

On October 17, 2024, Covington, on behalf of Parent, sent a revised draft of the Merger Agreement to White & Case, on behalf of the Company. This version of the Merger Agreement, among other changes, proposed a Company termination fee of 3% of the fully diluted equity value of the Company; and removed the reverse termination fee of $5,000,000 and instead proposed a reimbursement (of up to $2,000,000) for out-of-pocket costs incurred by the Company for outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement if the Merger Agreement is terminated due to certain regulatory reasons.

From October 17, 2024 until the execution of the Merger Agreement on October 24, 2024, representatives of the Company and White & Case exchanged correspondence with Parent and Covington related to the terms and conditions of the Merger Agreement and other related transaction documentation and the parties ultimately agreed on a $2,750,000 Company termination fee and a Parent reimbursement fee for certain out-of-pocket costs of the Company, in the aggregate up to $2,750,000.

On the afternoon of October 24, 2024, the Board held a videoconference meeting attended by representatives of Janney and White & Case during which (i) White & Case reviewed the final terms and conditions set forth in the Merger Agreement and Voting Agreements with the Board, (ii) the Board engaged in discussion with White & Case regarding the Merger Agreement and Voting Agreements and the terms and conditions thereof, (iii) Janney discussed its financial analysis with respect to the Merger Consideration to be provided pursuant to the Merger Agreement, (iv) the Board engaged in discussion regarding the financial analysis and asked questions regarding such analysis which were answered to the Board’s satisfaction by Janney and (v) at the Board’s request, Janney rendered its opinion to the Board, as of October 24, 2024, that the Merger Consideration to be received by the Company stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. The Board then unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interest of, the Company and the Company stockholders, (b) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to the Company stockholders entitled to vote for adoption and (d) recommended that the Company stockholders entitled to vote adopt the Merger Agreement.

Following the meeting of the Board, representatives of the Company and Parent executed the Merger Agreement and the other transaction documents on October 24, 2024.

The following morning, on October 25, 2024, the Company issued a press release announcing the execution of the Merger Agreement and the proposed terms of the acquisition by Parent.

Recommendation of the Board

At a special meeting of the Board on October 24, 2024, after consideration, including of the material factors described in the section below entitled “— Reasons for the Merger”, and detailed discussions with the Company’s management and its outside legal and financial advisors, at such meeting and prior meetings of the Board, the Board unanimously:

•        determined that the Merger Agreement, the Voting Agreements, and the transactions contemplated thereby, including the Merger, are fair to, and in the best interest of, the Company and the Company stockholders;

•        approved, adopted and declared the advisability of the Merger Agreement, the Voting Agreements, and the consummation of the transactions contemplated thereby, including the Merger;

•        directed that the Merger Agreement be submitted to the Company stockholders entitled to vote for adoption; and

•        recommended that the Company stockholders entitled to vote adopt the Merger Agreement.

Reasons for the Merger

As described above in the section entitled “— Background of the Merger”, prior to and in reaching its unanimous determination to (i) declare that it is advisable and fair to, and in the best interests of, the Company and Company stockholders, that the Company enter into the Merger Agreement and consummate the Merger, (ii) approve the Merger Agreement and the consummation of the Merger contemplated thereby, including the Merger, (iii) recommend that the Company stockholders entitled to vote adopt the Merger Agreement and (iv) direct that the Merger Agreement be submitted to the Company’s stockholders entitled to vote for adoption, the Board consulted with and received the advice of its financial advisor and outside legal counsel, discussed certain issues with Company management and considered a variety of factors weighing positively in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, including the following non-exhaustive list of material factors (not necessarily in order of relative importance):

•        the $5.00 per share price of Company common stock to be paid in cash, which represented a premium of approximately:

•        55% over the trading price per share as of October 24, 2024; and

•        90% over the trading price per share as of August 14, 2024, the day before the Company disclosed that it had inbound interest.

•        the Board’s understanding of the Company’s business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which the Company competes;

•        the Board’s understanding of the risks and uncertainties in the industry in which the Company operates, and the risks that the Company would face if it continued to operate on a stand-alone public company basis, including:

•        risks relating to regulatory changes, including that in 2024, there was a proposed regulatory change that could impact BaaS providers, potentially requiring partner banks to categorize deposits sourced through certain BaaS arrangements as broker deposits rather than core deposits. If finalized, this change could materially decrease the value to partner banks of the deposits gained through certain BaaS partnerships;

•        risks relating to compliance with existing and future applicable laws and regulations, especially the rules and regulations applicable to the Company and the deposits and banking services that the Company provides to its customer and Partner Banks; and

•        other risks and uncertainties, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024.

•        the Board’s assessment of potential risks, rewards and uncertainties associated with remaining an independent public company as a possible strategic alternative to the sale of the entire Company (including the potential value to Company stockholders based on the Company’s strategic plan that could be expected to be generated from remaining an independent public company), and the Board’s resulting determination that such alternative did not represent an attractive alternative to the Merger;

•        the Board’s consideration of the current state of the economy and uncertainty surrounding forecasted economic conditions in the near term and the long term, which could negatively affect the Company’s financial performance;

•        the fact that the Merger Consideration is all cash, which provides certainty, immediate value and liquidity to Company stockholders immediately upon the Closing of the Merger, especially when viewed against any internal or external risks and uncertainties associated with the Company’s stand-alone strategy;

•        the financial analyses reviewed and discussed with the Board by representatives of Janney, as well as the oral opinion of Janney, subsequently confirmed in writing, which written opinion is attached to this proxy statement as Annex C, rendered to the Board, that as of October 24, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Janney as set forth in Janney’s written opinion, the Merger Consideration to be received by the Company stockholders (other than the excluded shares and appraisal shares) pursuant to the Merger Agreement was fair from a financial point of view to such Company stockholders, as set forth in such opinion as more fully described below in the section of this proxy statement entitled “— Opinion of the Company’s Financial Advisor”;

•        the Board’s belief that it was unlikely that other potential counterparties would engage in a transaction with the Company at the same or better price and other terms offered by Parent for the reasons described above in the section entitled “— Background of the Merger”;

•        the Board’s belief that, if the Company did not enter into the Merger Agreement with Parent, there could be a considerable period of time, if ever, before the trading price per share of the Company common stock would reach and sustain the per share price of $5.00 as adjusted for present value (even assuming full realization of Company management’s projections);

•        the Board’s belief that the existing deposit exclusivity arrangements with Parent could be viewed by other potential counterparties unfavorably, which could make it difficult to pursue a transaction with other potential counterparties;

•        the Company’s operating and financial performance and its prospects, including certain prospective forecasts for the Company prepared by Company management, which reflect an application of various assumptions of Company management, and the inherent uncertainty of achieving Company management’s prospective forecasts, as set forth below under the section entitled “— Certain Financial Forecasts”, and that as a result the Company’s actual financial results in future periods could differ materially from Company management’s forecasts;

•        the Board’s belief that, based on discussions with Parent, the $5.00 per share Merger Consideration represented the best and final offer and the highest price per share of Company common stock that Parent or any other potential counterparty would be willing to pay and any request for a further price increase would have created a meaningful risk that Parent might determine not to enter into the transaction and to terminate the negotiations, in which event Company stockholders would lose the opportunity to obtain the proposed $5.00 per share of Company common stock in cash being offered and the benefits associated therewith;

•        the timing of the Merger and the risk that if the Company did not accept Parent’s offer at the time it was made, the Company might not have another opportunity to do so;

•        the fact that a transaction with Parent is less likely to encounter regulatory impediments than a transaction with other potential bank counterparties;

•        the provisions of the Merger Agreement that permit the Company to seek specific performance of Parent to perform its obligations under the Merger Agreement,;

•        the provisions of the Merger Agreement that permit the Company, in response to certain unsolicited Acquisition Proposals, to furnish information to and conduct discussions and negotiations with third parties prior to obtaining the Required Stockholder Approval under certain circumstances and, under certain conditions, to accept a Superior Proposal, and the Company’s corresponding right to terminate the Merger Agreement (subject to the payment to Parent of the Company termination fee of $2.75 million and certain rights of Parent to match the Superior Proposal) in order to enter into a definitive agreement providing for the consummation of such Superior Proposal;

•        the provisions of the Merger Agreement that permit the Board, prior to obtaining the Required Stockholder Approval to withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) in a manner adverse to Parent its recommendation that our stockholders vote to adopt the Merger Agreement, under certain circumstances and subject to certain conditions set forth in the Merger Agreement, relating to a Superior Proposal or an Intervening Event, subject to payment to Parent of the Company termination fee of $2.75 million if Parent elects to terminate the Merger Agreement in such circumstances, and that the amount of the Company termination fee is comparable to termination fees in transactions of a similar size, is reasonable, would not likely deter competing bids and would not likely be required to be paid unless the Company entered into a more favorable transaction;

•        the other terms and conditions of the Merger Agreement, which were reviewed by the Board with the Company’s outside legal counsel and financial advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•        the high probability that the Merger would be consummated because if the Merger Agreement is terminated in certain circumstances, Parent will need to pay a reimbursement fee to the Company, not to exceed $2.75 million in the aggregate, for certain expenses of the Company;

•        the high probability that the Merger would be completed in a reasonable timeframe and in an orderly manner, which could reduce the period during which the Company’s business would be subject to the potential uncertainty of Closing and related disruption;

•        the fact that resolutions approving the Merger were unanimously approved by the Board, which is comprised of a majority of independent directors who are not affiliated with the Company and are not employees of the Company or any of its subsidiaries;

•        the fact that the Merger would be subject to the approval of our stockholders, and our stockholders would be free to reject the Merger by voting against the adoption of the Merger Agreement;

•        the fact that no vote of Parent’s shareholders would be required to consummate the Merger;

•        the availability of appraisal rights under the DGCL to Company stockholders who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the Merger, including the fact that such stockholders will have the right to demand appraisal and payment of the fair value of their shares as determined by the Delaware Court, as further described in the section entitled “— Appraisal Rights”; and

•        the level of Company stockholder support for the Merger on the terms set forth in the Merger Agreement as is evidenced by the fact that Company stockholders which collectively owned approximately 7.04% of the outstanding shares of Company common stock as of the date of the Merger Agreement executed the Voting Agreements.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the Merger Agreement and the Merger, including the following material factors:

•        the potential upside in the Company’s stand-alone strategic plan;

•        the pre-signing exclusivity arrangement with Parent, which prevented the Company from soliciting alternative acquisition proposals;

•        the possibility that the Merger might not be completed on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to any required approval of the transaction by regulatory authorities;

•        the risks and costs to the Company if the Merger does not close in a timely manner or at all, including:

•        the trading price of Company common stock may decline to the extent that the market price of the Company common stock currently reflects positive market assumptions that the Merger will be consummated;

•        the potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company following the Merger;

•        the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the Merger completed;

•        reputational harm to the Company’s relationships with investors, customers, suppliers, business partners and other third parties due to the adverse perception of any failure to successfully complete the Merger;

•        the fact that Company stockholders will have no ongoing equity interest in the surviving corporation following the Merger, meaning that Company stockholders will not (by virtue of their holding Company common stock) participate in the Company’s potential future earnings or growth;

•        the restrictions on the conduct of the Company’s business prior to the consummation of the Merger, which may delay or prevent the Company from undertaking certain business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions could prove beneficial to the Company;

•        the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the Merger;

•        the provisions of the Merger Agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative Acquisition Proposals with third parties, subject to specified exceptions;

•        the possibility that the Company’s obligation to pay the Company termination fee of $2.75 million to Parent upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company; and

•        the significant costs involved in connection with negotiating the Merger Agreement and consummating the Merger, such as legal, accounting, financial advisory and integration costs, and the fact that if the Merger is not consummated, the Company may be required to bear such costs.

•        the possibility that, although the Merger provides the Company stockholders the opportunity to realize a premium to the price at which Company common stock traded prior to the public announcement of the Merger, the price of Company common stock might have increased in the future to a price greater than the Merger Consideration;

•        the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger and the other transactions contemplated therein;

•        the fact that an all-cash transaction would be taxable to the Company stockholders that are U.S. holders for U.S. federal income tax purposes; and

•        various other risks associated with the Merger and the business of the Company, as more fully described above in the section entitled “Cautionary Statement Regarding Forward — Looking Statements”.

In addition, the Board was aware of and considered the fact that the Company’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, those of the Company stockholders generally, as described more fully below in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger”.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. The Board unanimously reached the conclusion to (i) determine and declare that it is advisable and fair to, and in the best interests of, the Company and Company stockholders, that the Company enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, (ii) approve the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) recommend that the Company stockholders entitled to vote adopt the Merger Agreement and (iv) direct that the Merger Agreement be submitted to the Company’s stockholders entitled to vote for adoption in light of the factors described above and other factors that the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and its outside financial and legal advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.

This explanation of the Board’s reasons for its recommendations and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward — Looking Statements”.

Certain Financial Forecasts

The following summary of the Company projections is included in this proxy statement to give the Company stockholders access to non-public information that was provided solely to the Board in connection with its evaluation of the Merger and the transactions contemplated thereby, and that was also provided to the Company’s financial advisor in connection with its analyses and opinion.

The Company generally does not disclose projections of its expected future financial performance, revenues, earnings or other results due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty and subjectivity of the underlying assumptions and estimates.

The Company projections (as defined below) were not prepared for the purpose of public disclosure. However, a summary of the Company projections has been included in this section to provide the Company stockholders access to this financial information. The inclusion of the summary of the Company projections in this section should not be regarded as a form of financial guidance or an indication that the Company, Janney or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results and it should not be relied upon as such.

The Company projections in this section were not prepared on a basis designed to comply with the published guidelines of the SEC regarding financial forecasts and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The Company projections in this section have been prepared by, and are the responsibility of, Company management. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the Company projections summarized in this section, nor expressed any opinion or any other form of assurance with respect to this information or its achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of the Company’s independent registered public accounting firm contained in the Company Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this proxy statement, relates to the Company’s historical financial statements. It does not extend to the Company projections in this section and should not be read to do so.

Although presented with numerical specificity, the Company projections in this section are subject to and reflect the use of variables, estimates and assumptions that are inherently uncertain, susceptible to multiple interpretations and may be beyond the control of the Company, Parent or the Surviving Corporation, and which may prove not to have been accurate at the time they were prepared or at any time during the period covered by the Company projections in this section. The achievement of the results included in the Company projections in this section is subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the Company projections in this section include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals and the effects that the Merger may have on its business), industry performance, the laws to which the Company is subject, general business and economic conditions, market and financial conditions, tax rates, transactions or events that were not anticipated at the time the Company projections in this section were prepared, various risks set forth in the Company’s public filings with the SEC incorporated by reference herein and various risks and other factors described or referenced in the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

The Company projections in this section do not necessarily reflect the Company’s current estimates and do not necessarily take into account any circumstance, transaction or event occurring after the date the Company projections in this section were prepared and some or all of the assumptions that had been made in the Company projections in this section and certain events and results after such date may have differed from the assumptions utilized in the Company projections in this section or might lead to different assumptions being utilized if forecasts were subsequently prepared. The Company projections in this section do not give effect to the Merger or the potential synergies that may be achieved by the combined company as a result of the Merger nor do they take into account the effect of any failure of the Merger to occur. Actual results may have differed and may continue to differ, and may differ materially, from those contained in the Company projections in this section. For all the reasons discussed in this section, there can be no assurance that the Company projections in this section will be realized.

Neither the Company nor its affiliates, officers, directors or other representatives, gives any Company stockholder or any other person any assurance that forecasted results will be realized or that financial results of the Company prepared after the date the Company projections in this section were prepared do not and will not differ materially from the Company projections in this section and, except as otherwise required by law, none of the Company, Parent or the Surviving Corporation undertakes any obligation to update or otherwise revise or reconcile the Company projections in this section to reflect circumstances existing after the date the Company projections in this section were prepared, or to reflect the occurrence of future events, or to make any such update or other revision or reconciliation publicly available, even in the event that any or all of the assumptions and estimates underlying the Company projections in this section are shown to be in error.

Readers of this proxy statement are cautioned not to place undue reliance on the Company projections in this section. No representation is made by the Company, Parent, Janney or any other person to any Company stockholder or anyone else regarding, and none of the Company, Parent or Janney assumes any responsibility for, the validity, reasonableness, accuracy or completeness of the Company projections in this section. The inclusion of the summary of the Company projections in this section should not be regarded as an indication that the Company, Janney or any other recipient of this information considered, or now considers, the Company projections in this section to be material or to be a reliable prediction of actual future results.

The summary of the Company projections in this section covers multiple years and this information by its nature becomes subject to greater uncertainty with each successive year. The Company projections in this section should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in this proxy statement and the Company’s public filings with the SEC incorporated by reference herein.

The Company projections in this section reflect various assumptions and estimates that Company management made in good faith for illustrative purposes at the time that the Company projections in this section were prepared, all of which are difficult to predict and many of which are beyond the control of the Company, Parent or the Surviving Corporation, including economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which Parent and the Company operate and the risks and uncertainties described in the “Cautionary Statement Regarding Forward-Looking Statements” section.

The Company uses certain financial measures in the Company projections that are not in accordance with GAAP as supplemental measures to evaluate operational performance. While the Company believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the Company projections) provided to a board of directors or financial advisor in connection with a business combination or asset acquisition transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the Company projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Janney in connection with the Merger. Accordingly, no reconciliation of the financial measures included in the Company projections is provided in this proxy statement.

Company management prepared certain non-public unaudited financial projections for the Company as a stand-alone company, without giving effect to the Merger, for the fiscal years ending December 31, 2024 through December 31, 2025 (the “June 2024 Projections”), which were discussed with the Board at its meeting held on June 18, 2024. The June 2024 Projections were provided by Company management to Parent in connection with its consideration of the potential strategic transaction.

In addition, in connection with the Company’s ongoing evaluation of the proposed transaction, in September 2024 Company management prepared a set of projections updating the June 2024 Projections (the “September 2024 Projections”) to reflect (i) the actual results for the second quarter of 2024 and (ii) updated projections for the fiscal years ending December 31, 2024 through December 31, 2029, which updated projections took into account certain adjustments relating to, among other things, (a) changes in the federal funds interest rate, (b) lower average 90 day active accounts and spend volume in Vibe, (c) lower T-Mobile Money average deposits, spend and number of average 90 day active accounts and (d) a one-time NextGen implementation cost in the second quarter of 2024. The September 2024 Projections were relied upon by the Board in reaching its determination on October 24, 2024 to adopt, approve and declare advisable the Merger Agreement and the transactions contemplated thereby and to recommend that the Company stockholders vote to adopt the Merger Agreement, and were the only projections prepared by Company management that were approved by the Company for use by Janney in connection with rendering its oral opinion delivered to the Board, which was subsequently confirmed by delivery of a written opinion dated as of October 24, 2024, and performing its financial analysis in connection therewith, as summarized in the section of this proxy statement entitled “— Opinion of the Company’s Financial Advisor”. The September 2024 Projections were not made available to Parent.

The June 2024 Projections and the September 2024 Projections are collectively referred to as the “Company projections”.

The following table sets forth a summary of the Company projections. The summary of the Company projections is not included in this proxy statement to induce any Company stockholder to vote in favor of approving the Merger Agreement Proposal or approving any other proposals to be voted on at the Special Meeting.

June 2024 Projections

	Unaudited Company Financial Projections For
	(in USD thousands)
	Year Ended December 31, 2024 Estimated	Year Ended December 31, 2025 Estimated
Total revenue	63,501	68,335
Adjusted EBITDA(1)	8,015	13,937

September 2024 Projections

	Unaudited Company Financial Projections For
	(in USD thousands)
	Year Ended December 31, 2024 Estimated	Year Ended December 31, 2025 Estimated	Year Ended December 31, 2026 Estimated	Year Ended December 31, 2027 Estimated	Year Ended December 31, 2028 Estimated	Year Ended December 31, 2029 Estimated
Total revenue	59,063	56,132	57,421	59,509	61,646	63,805
Adjusted EBITDA(2)	4,565	8,768	9,187	10,414	11,096	12,123

____________

(1)      “Adjusted EBITDA” is, for each applicable year, net income (loss) plus each of the following: (i) loss (gain) on fair value of warrant liability, (ii) depreciation and amortization, (iii) share based compensation expenses, (iv) interest, (v) taxes, (vi) merger and acquisition related expenses, (vii) non-recurring restructuring charges and (viii) non-cash impairment changes.

(2)      “Adjusted EBITDA” is, for each applicable year, net income (loss) plus each of the following: (i) loss (gain) on fair value of warrant liability, (ii) depreciation and amortization, (iii) share based compensation expenses, (iv) interest, (v) taxes, (vi) merger and acquisition related expenses, (vii) non-recurring restructuring charges, (viii) non-cash impairment changes, and (ix) NextGen implementation costs.

Opinion of the Company’s Financial Advisor

Janney was retained by the Company to render a financial opinion in connection with a potential sale of the Company. The Company selected Janney based on Janney’s experience in transactions similar to the Merger, qualifications, expertise and reputation and its knowledge of the Company and its business and the industries in which the Company conducts its business. The Board requested that Janney evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the Company stockholders pursuant to the Merger Agreement.

Janney is acting as financial advisor to the Board in connection with the Merger. Janney is a registered broker-dealer providing investment banking services with substantial expertise in transactions similar to the Merger. As part of its investment banking activities, Janney is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, private placements and valuations for estate, corporate and other purposes.

On October 24, 2024, Janney rendered its oral opinion, which was subsequently confirmed in writing, to the Board that, as of such date and subject to the assumptions made, matters considered and limitations of the review undertaken by Janney, the Merger Consideration to be received by the Company stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Company stockholders.

The full text of Janney’s written opinion dated October 24, 2024, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. You are urged to, and should, read this opinion carefully and in its entirety in connection with this proxy statement. The summary of Janney’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Janney’s opinion speaks only as of the date of the opinion and does not reflect any developments that may have occurred, or may occur, after the date of its opinion and prior to the completion of the Merger.

No limitations were imposed by the Company on the scope of Janney’s investigation or the procedures to be followed by Janney in rendering its opinion. Janney was not requested to, and did not, make any recommendation to the Board as to the form or amount of the consideration to be paid to the Company stockholders, which was determined through arm’s length negotiations between the parties. In arriving at its opinion, Janney did not ascribe a specific range of values to the Company. Janney’s opinion is based on the financial and comparative analyses described below.

In connection with its opinion, Janney, among other things:

(i)     reviewed the historical financial performance, current financial position and general prospects of the Company and reviewed certain internal financial analyses prepared by the management team of the Company;

(ii)    reviewed the Merger Agreement;

(iii)   reviewed and analyzed the stock performance and trading history of the Company;

(iv)   studied and analyzed the financial and operating data of the Company;

(v)    considered the financial terms of the Merger as compared with the financial terms of comparable transactions and acquisitions in relevant sectors;

(vi)   considered the financial terms of the Merger as compared with certain financial and market information for similar companies for which information is publicly available;

(vii)  met and communicated with certain members of the Company to discuss their operations, historical financial statements and future prospects; and

(viii) conducted such other analyses and considered such other factors as Janney deemed appropriate.

Janney’s opinion was given in reliance on information and representations made or given by the Company and its officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by the Company including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. Janney did not independently verify the information concerning the Company nor any other data Janney considered in its review and, for purposes of its opinion, Janney assumed and relied upon the accuracy and completeness of all such information and data. Janney assumed that all forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates and good faith judgments of the respective management team of the Company as to their most likely future financial performance. Janney expressed no opinion as to any financial projections or the assumptions on which they were based. Additionally, Janney assumed that the Merger is, in all respects, lawful under applicable law.

With respect to anticipated financial and other information relating to the general prospects of the Company, Janney assumed that such information had been reasonably prepared and reflected the best currently available estimates and good faith judgment of the management team of the Company as to their most likely future performance. Janney further relied on the assurances of the management team of the Company that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Janney was not asked to and did not undertake an independent verification of any of such information and Janney did not assume any responsibility or liability for the accuracy or completeness thereof. Janney assumed that all of the representations and warranties contained in the Merger Agreement and all related agreements were true and correct, that each party under the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements were not and will not be waived.

Janney’s opinion is based upon information provided to it by the management team of the Company, as well as market, economic, financial and other conditions as they existed and could be evaluated only as of the date of its opinion and accordingly, it speaks to no other period. Janney did not undertake to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and did not have an obligation to update, revise or reaffirm its opinion. Janney’s opinion does not address the relative merits of the Merger or the other business strategies that the Board has considered or may be considering, nor does it address the underlying business decision of the Board to proceed with the Merger as opposed to any other transaction which may have been available to the Company. Janney’s opinion is for the information of the Board in connection with its evaluation of the Merger and does not constitute a recommendation to the Board in connection with the Merger or a recommendation to any Company stockholder as to how such stockholder should vote or act with respect to the Merger.

In connection with rendering its opinion, Janney performed a variety of financial analyses that are summarized below. This summary does not purport to be a complete description of such analyses. Janney believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Janney considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Janney’s view of the actual value of the Company.

In its analyses, Janney made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the Company. Any estimates contained in Janney’s analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Janney’s analyses was identical to the Company or the Merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Janney was assigned a greater significance by Janney than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Janney. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which the Company common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In accordance with customary investment banking practice, Janney employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Janney used in providing its opinion on October 24, 2024. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Janney more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Janney’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Janney. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Janney with respect to any of the analyses performed by it in connection with its opinion. Rather, Janney made its determination as to the fairness to the Company stockholders of the Merger Consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for the Company should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Janney.

In connection with rendering its opinion and based upon the terms of the Merger Agreement reviewed by it, Janney assumed the effective aggregate indicated Merger Consideration to be $54.0 million in enterprise value and $66.6 million in equity value. For purposes of its analysis, Janney considered the Company’s financials as of June 30, 2024. For the purposes of reflecting trailing Adjusted EBITDA and earnings multiples for the Company below, Janney calculated Adjusted EBITDA and earnings numbers, reversing the impact of transaction related expenses and other non-recurring expenses. The transaction pricing multiples and ratios for the Merger Consideration relative to June 30, 2024 financials (the Company’s most recent financial data) and forward projections for 2024 and 2025 are set forth in Table 1 below.

Comparison of Selected Companies.    Janney reviewed and, as reflected in Table 1 below, compared the multiples and ratios of the offer price to the Company’s last 12 months, 2024 expected and 2025 expected revenue, Adjusted EBITDA and earnings (such multiples referred to herein as the “pricing multiples”), with the median pricing multiples for the current trading prices of the common stock of both a peer group of selected public financial technology companies and payment processors (Flywire Corp., Green Dot Corporation, Paysign, Inc., Dave Inc., Pagaya Technologies Ltd., Payoneer Global Inc. and Euronet Worldwide Inc.) and a group of depository institutions with non-interest bearing deposits as a percentage of deposits over 60% (CVB Financial Corp., The Bancorp, Inc., Pathward Financial, Inc. and FFB Bancorp).

Table 1

Pricing Multiple (x)	Offer Price	Median Statistics for Fintech/ Payments Peer Group(1)
EV/LTM Adj. EBITDA	NM	12.4
EV/24E Adj. EBITDA	11.8	13.5
EV/25E Adj. EBITDA	6.1	11.7
Pricing Multiple (x)	Offer Price	Median Statistics for Bank Peer Group(1)
Price/Tangible Book Value	357.7%	276.8%
Price/LTM Adj. EPS(2)	NM	11.9
Price/24E Adj. EPS(2)	50.3	12.7
Price/25E Adj. EPS(2)	15.5	10.7

____________

(1)      Peer metrics are based on prices as of market close on October 22, 2024.

(2)      Adj. EPS is calculated using ((GAAP Net Income + Taxes + Depreciation and Amortization) multiplied by (1 - assumed tax rate of 29.49%))/Fully Diluted Shares.

Analysis of Financial Technology and Payments Transactions.    Janney analyzed certain information relating to recent transactions in the Financial Technology and Payments industries, consisting of seven transactions announced in the United States since January 1, 2016 with disclosed pricing (“Fintech/Payment Transactions”). Janney also looked at seven Bank transactions announced since 2023 with targets headquartered in the United States, assets under $1 billion, and non-interest-bearing deposits greater than 30% (the “Bank Transactions”). Janney then reviewed and compared the pricing multiples of the offer price and the median pricing multiples of the selected transaction values.

Table 2

Fintech/Payments Transactions

Buyer Name	Target Name	Announcement Date
Madison Dearborn Partners, LLC	MoneyGram International, Inc	2/14/2022
Goldman Sachs Group, Inc.	GreenSky, LLC	9/14/2021
NCR Voyix Corporation	Cardtronics plc	12/31/2020
BankMobile Technologies, Inc.	Megalith Financial Acquisition Corp.	4/7/2020
Silver Lake, P2 Capital Partners	Blackhawk Network Holdings, Inc.	1/15/2018
First Data Corp.	CardConnect Corp.	5/26/2017
Blackboard, Inc.	Higher One Holdings, Inc.	6/29/2016
Pricing Multiple (x)	Offer Price	Median for Selected Fintech/ Payments Transactions
EV/LTM Adj. EBITDA	NM	12.9
EV/CY Adj. EBITDA	11.8	13.3

Table 3

Bank Transactions

Buyer Name	Target Name	Announcement Date
CBC Bancorp	Bay Community Bancorp	5/20/2024
Southern States Bancshares, Inc.	CBB Bancorp	2/28/2024
MidWestOne Financial Group Inc.	Denver Bankshares, Inc.	9/27/2023
NexTier Inc.	Mars Bancorp, Inc.	8/31/2023
PB Financial Corporation	Coastal Bank & Trust	8/30/2023
Glacier Bancorp Inc.	Community Financial Group	8/8/2023
Harborstone Credit Union	First Sound Bank	8/1/2023
Pricing Multiple (x)	Offer Price	Median for Selected Bank Transactions
Price/Tangible Book Value	357.7%	139.7%
Price/LTM Earnings	NM	15.4
Price/CY Adj. EPS(1)	50.3	13.2

____________

(1)      Adj. EPS is calculated using ((GAAP Net Income + Taxes + Depreciation and Amortization) multiplied by (1 - assumed tax rate of 29.49%))/Fully Diluted Shares.

Discounted Cash Flow Analysis.    Janney compared the offer price for the Company to the present value of the Company’s projected cash flows (treating stock-based compensation as a cash expense for purposes of this projection). The analysis was based upon management’s projected income statement, capital expenditures and working capital needs and a 17.5% weighted average cost of capital (“WACC”). The valuation included two sensitivity analyses that provided a range for the present value of the Company. The first sensitized the present value using a range of 7.0x to 9.0x for the Terminal Adjusted EBITDA multiple and a range of 16.5% to 18.5% for the WACC, resulting in an implied equity value of $53.2 million to $65.5 million. The second sensitized the present value using a range of 3.0% to 5.0% for the perpetuity growth rate and a range of 16.5% to 18.5% for the WACC, resulting in an implied equity value of $33.5 million to $39.2 million. This analysis does not purport to be indicative of actual future results and does not purport to reflect the prices at which shares of Company common stock may or would trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including Adjusted EBITDA, capital expenditures, working capital needs and the appropriate discount rate.

As described above, Janney’s opinion was just one of the many factors taken into consideration by the Board in making its determination to approve the Merger.

Other Relevant Factors

In addition to the valuation methodologies noted above, Janney prepared an analysis of premiums paid for publicly disclosed transactions announced during or after October 2019. The analysis reviewed premiums paid for the full population of disclosed deals as well as transactions disclosed in the Financial Services and Financial Technology sector. Janney then reviewed and compared the premiums of the offer price and the median premiums paid of the selected transactions in Table 4 below.

Table 4

Transaction Population	Offer Price	Median Premium for Selected Transactions
All Transactions, Unaffected	90.1%	32.2%
All Transactions, 1-Day(1)	46.6%	24.5%
Financial Services, Unaffected	90.1%	22.8%
Financial Services, 1-Day(1)	46.6%	19.1%
Financial Technology, Unaffected	90.1%	32.0%
Financial Technology, 1-Day(1)	46.6%	17.2%

____________

(1)      1-Day premium analysis based on 10/22/2024 closing prices of $3.41.

Janney also reviewed additional company-specific risks that could impact the value of the business but were not contemplated as part of the valuation analysis including interest rate risk, regulatory risk, and concentration risk.

Janney, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of Janney’s business as a broker-dealer, it may, from time to time, purchase securities from, and sell securities to, the Company, Parent, and/or their respective affiliates. In the ordinary course of business, Janney may also actively trade the securities of the Company for its own account and/or for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

Pursuant to the engagement agreement between the Company and Janney, the Company agreed to pay Janney a cash fee equal to $500,000 upon delivery of the fairness opinion. Janney’s fee for rendering the fairness opinion was not contingent upon any conclusion that Janney reached or upon completion of the Merger. The Company has also agreed to indemnify Janney against certain liabilities, and reimburse Janney for certain out-of-pocket expenses, that may arise out of Janney’s engagement.

Prior Engagements by the Company and Parent.    Janney has not had any material relationship with the Company or Parent during the past two years in which compensation was received or was intended to be received. Janney may provide services to the Company in the future (and/or to Parent and/or to the Company if the Merger is not consummated), although as of the date of Janney’s opinion, there was no agreement to do so nor any mutual understanding that such services are contemplated.

Janney’s opinion was approved by Janney’s fairness opinion committee. Janney did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any of the officers, directors, or employees of any party to the Merger Agreement, or any class of such persons, relative to the compensation to be received by the Company stockholders in the Merger.

Certain Effects of the Merger

If the Required Stockholder Approval is obtained, the other conditions to the Closing of the Merger are either satisfied or (to the extent permitted by law) waived and the Merger is consummated, Merger Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement and in accordance with the DGCL. As the Surviving Corporation in the Merger, the Company will continue to exist following the Merger as a wholly-owned subsidiary of Parent.

At the Effective Time, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than excluded shares and appraisal shares) will be canceled and converted into the right to receive $5.00 in cash, without interest and less any applicable withholding taxes. Company stockholders who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Section 262 of the DGCL. For more information, please see the section of this proxy statement entitled “ — Appraisal Rights”. Following the consummation of the Merger, all of the Company common stock will be beneficially owned by Parent, and none of the current holders of Company common stock will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, the Company, the Surviving Corporation or Parent. As a result, following the consummation of the Merger, the current holders of common stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company. Following the consummation of the Merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Please see the section of this proxy statement entitled “The Merger Agreement — Consideration to be Received in the Merger”.

For information regarding the effects of the Merger on the Company’s outstanding Company Stock Awards, please see the section below entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” and the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Stock Awards”.

Shares of Company common stock and Company Public Warrants are currently registered under the Exchange Act and listed on NYSE American under the trading symbols “BMTX” and “BMTX.WT”, respectively. Following the consummation of the Merger, shares of Company common stock or Company Public Warrants will no longer be traded on NYSE American or any other public market. In addition, the registration of Company common stock and the Company Public Warrants under the Exchange Act are expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC.

Effects on the Company if the Merger Is Not Consummated

In the event that the Required Stockholder Approval is not obtained or if the Merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the Merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on NYSE American, the Company common stock will continue to be registered under the Exchange Act and the Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

If the Merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the Merger will be consummated. If the Merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the Merger Agreement, under certain circumstances the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement”.

Under certain circumstances, if the Merger is not consummated, the Company may be obligated to pay to Parent a $2.75 million termination fee and, under certain other specified circumstances, Parent will be required to reimburse the Company any reasonable, documented and out-of-pocket costs and expenses incurred by the Company prior to the termination of the Merger Agreement, with respect to the Company’s engagement of its outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement, and its external auditor in connection with the Company’s performance of its obligations under the Merger Agreement, collectively in the aggregate up to $2.75 million. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees”.

Financing of the Merger

The Merger is not subject to any financing condition. Parent expects to fund the Merger Consideration with available cash. Parent has represented to the Company that it will have, at the Effective Time, funds available that are sufficient to consummate the Merger on the terms contemplated by the Merger Agreement and to perform its obligations under the Merger Agreement.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who properly exercise appraisal rights under Section 262 of the DGCL will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with all the procedures for exercising appraisal rights under Section 262 of the DGCL, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below), may be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262 of the DGCL. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

Section 262 of the DGCL requires that where a merger is to be submitted for approval at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262.

If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the taking of the vote on the Merger, which demand must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List; you must not vote or submit a proxy in favor of the Merger Agreement Proposal; you must hold your shares of Company common stock continuously through the Effective Time; and you must comply with the other applicable requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the Merger Agreement Proposal. Voting against or failing to vote for the Merger Agreement Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262.

A Company stockholder who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:

BM Technologies, Inc.
201 King of Prussia Road, Suite 650
Wayne, PA 19087
Attention: Louis Adimando

A record holder who holds shares of Company common stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the demand must set forth the number of shares of Company common stock covered by such demand. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares of Company common stock outstanding in the name of such record owner.

Within ten days after the Effective Time, the Surviving Corporation must give written notice that the Merger has become effective to (i) each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement Proposal and (ii) any beneficial owner who has demanded appraisal under Section 262. At any time within 60 days after the Effective Time or thereafter with the written approval of the Company, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified in the Merger Agreement for that person’s shares of Company common stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation.

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares of Company common stock held by all persons that have demanded appraisal. There is no present intent on the part of the Company or the Surviving Corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that the Company and the Surviving

Corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, persons who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within 120 days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

In addition, within 120 days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the Merger Agreement Proposal and with respect to which demands for appraisal were received by the Surviving Corporation and the aggregate number of holders of such shares. Such statement must be given within ten days after the written request therefor has been received by the Surviving Corporation or within ten days after the expiration of the period for the delivery of demands for appraisal as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition will be made upon the Surviving Corporation. The Surviving Corporation will be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Company common stock and with whom the Surviving Corporation has not reached agreements as to the value of such shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court may require the persons who have demanded an appraisal of their shares of Company common stock and who hold shares represented by certificates to submit their certificates of shares of Company common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the Effective Time of Merger, the shares of the class or series of stock of the corporation as to which the appraisal rights are available were listed on a national securities exchange, the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Upon application by the Surviving Corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court will determine the fair value of shares of Company common stock held by the persons who have properly demanded their appraisal rights, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (ii) interest theretofore accrued, unless paid by the Surviving Corporation at that time.

When the fair value of the shares of Company common stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same. The Surviving Corporation is under no obligation to make a voluntary cash payment to each eligible person prior to such entry of judgement.

Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the Surviving Corporation does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of Company common stock is less than the Merger Consideration.

In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company”. The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered”. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.

The cost of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and the fees and expenses of experts, be charged pro rata against the value of all shares of Company common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company stockholders of record at a date prior to the Effective Time.

No appraisal proceeding in the Delaware Court will be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under Section 262(j) of the DGCL; provided, however, that the foregoing statutory provision will not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262 and any amendments thereto after the date of this proxy statement. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. If you hold your shares of Company common stock through a broker, bank or other nominee, and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

Interests of the Company’s Directors and Executive Officers in the Merger

The Company’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the Merger Agreement and to recommend that Company stockholders approve the Merger Agreement Proposal.

The Company’s executive officers for purposes of the discussion below are Luvleen Sidhu (Founder, Chief Executive Officer and Chair), James Donahue (President), Ajay Asija (Chief Financial Officer), Warren Taylor (EVP — Chief Customer Officer) and Louis Adimando (General Counsel).

Treatment of Company Long-Term Incentive Awards

For information regarding beneficial ownership of shares of Company common stock by each of the Company’s directors and executive officers and all of such directors and executive officers as a group, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” . Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock he or she holds, the same per share Merger Consideration in cash in the same manner as other Company stockholders.

As described further in the section entitled “The Merger Agreement — Treatment of Company Long-Term Incentive Awards”, each Company RSU and Company PBRSU (other than an award of 150,000 PBRSUs to Mr. Asija which will be cancelled if the Merger closes on or before February 4, 2025) outstanding as of immediately prior to the Effective Time will vest and be canceled in exchange for a lump-sum cash payment equal to the Merger Consideration for each share of Company common stock subject to such Company RSU and Company PBRSU.

As of [            ] and assuming that (i) all Company RSUs are valued based on the Merger Consideration of $5.00 per share, (ii) the Merger closes on [            ], which is the assumed closing date of the Merger (the “Closing Date”) only for purposes of this compensation-related disclosure and (iii) the directors do not receive any Company long-term incentive awards or post-signing cash awards or forfeit any Company long-term incentive awards prior to the Closing of the Merger, each of the Company’s non-employee directors holds unvested Company RSUs with a value of $[            ]. None of the Company’s non-employee directors holds Company RSUs, PBRSUs or Company cash awards. See “— Quantification of Payments and Benefits” below for the value of the Company long-term incentive awards held by each of the Company’s executive officers.

Severance Entitlements

Employment Agreements with Executive Officers

Certain of the executive officers are subject to employment agreements with the Company, as amended, which provide that if such executive officer is terminated by the Company without “Cause” or he or she resigns with “Good Reason” (each, as defined in the applicable employment agreement) within 12 months following a change in control of the Company (the “CIC Protection Period”), such executive officer would be eligible to receive, subject to execution and non-revocation of a release of claims in favor of the Company: (i) 200% (in the case of Ms. Sudhu) or 100% (in the case of Mr. Donahue, Mr. Asija, Mr. Taylor and Mr. Adimando) of the sum of (A) the executive’s then-current base salary plus (B) the average of the annual performance bonus (consisting of both cash and other incentive compensation, but excluding the Company match of any deferred compensation) provided to the executive with respect to the three fiscal years of the Company immediately preceding the fiscal year of termination, (ii) immediate vesting of equity awards, (iii) a pro-rata bonus for the year of termination, and (iv) continued coverage under the Company’s health plans (including dental if applicable) and any life insurance benefits for the shorter of (a) the length of the severance period, and (b) the maximum period the Company is then permitted to extend each individual benefit under the applicable plan or policy or applicable law.

In the event that any payment or benefit payable to the executive officers would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the executive officer’s severance benefits will be reduced to the greatest amount that does not trigger the excise tax pursuant to Section 4999 of the Code (a “280G Cutback”).

New Employment and Consulting Arrangements

Ms. Sidhu may enter into a consulting agreement with Parent for which she could receive compensation but the specifics of such agreement have not been discussed and may not in fact come to fruition.

Mr. Donahue is expected to continue employment with Parent and receive a new employment agreement but the specifics of this arrangement have not been fully discussed or agreed, except that Parent has proposed that Mr. Donahue’s annual salary under the employment agreement with Parent would be $400,000, he would be eligible for a cash bonus targeted at 50% of his annual salary and would be eligible for future equity awards from Parent, however such new compensation details have not yet been agreed.

Parent has had a discussion with Mr. Louis Adimando, the Company’s General Counsel, regarding his post-Closing employment arrangement with Parent and/or the Surviving Corporation and will continue to have related discussions.

Retention Awards

Under the terms of the Merger Agreement, the Company may enter into retention agreements with certain employees, including the executive officers, which provide for payment of a retention bonus if the employee remains employed through the Closing of the Merger. As of the date of this proxy statement, no directors or executive officers have been selected to enter into a retention agreement.

Treatment of Annual Bonuses

The Merger Agreement provides that the Company may pay annual bonuses for 2024 prior to the Closing of the Merger at target performance levels. The Company expects to pay such bonuses to employees, including the executive officers, prior to the Closing of the Merger, provided that the employee remains employed on the payment date.

Director and Officer Indemnification

Pursuant to the terms of the Merger Agreement, members of the Board and officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Merger. For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance”.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive officers estimates of the amounts of compensation that are payable in connection with or otherwise relate to the Merger. The Company stockholders are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on either the Company, the Board or Parent. Accordingly, if the Merger Agreement Proposal is approved by the Company stockholders and the Merger is consummated, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and above under “ — Interests of the Company’s Directors and Executive Officers in the Merger”.

The potential payments in the tables below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the Merger is consummated on [            ], (ii) the per share Merger Consideration of $5.00, (iii) the named executive officers’ salary as in effect as of the date of this proxy statement, (iv) the number of unvested Company long-term incentive awards held by the named executive officers as of [            ], the latest practicable date to determine such amounts before the filing of this proxy statement, less any awards expected to vest in the ordinary course prior to [            ], and assuming no additional grants or forfeitures of

Company long-term incentive awards or post-signing cash awards will be made prior to [            ], (v) an assumption that 2024 annual bonuses will be paid at target levels prior to the Closing, and (vi) an assumption that each named executive officer experiences a termination of employment immediately following the consummation of the Merger under circumstances that entitle such named executive officer to receive severance (i.e., a termination without “Cause” or resignation for “Good Reason”). As such, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the Merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Potential Payments to Named Executive Officers

Name	Severance ($)(1)	Long-Term Incentives ($)(2)	Perquisites/ Benefits ($)(3)	Short-Term Incentives ($)(4)	Total ($)(5)
Luvleen Sidhu	2,515,481	3,125,000	55,416	396,550	6,092,447
James Donahue	891,367	1,356,250	8,151	278,100	2,533,868
Ajay Asija	495,000	750,000	20,599	220,000	1,485,599
Warren Taylor	273,269	—	33,211	—	306,480
Louis Adimando	539,078	266,000	34,771	46,350	886,199

____________

(1)      The amounts shown in this column represent the estimated value of the cash severance each executive is eligible to receive upon a termination without Cause or for Good Reason within the CIC Protection Period (as described in the section entitled “— Severance Entitlements”). Each named executive officer’s cash severance payments are “double-trigger”, as such payments will not be payable solely as a result of the occurrence of the effective time, but would also require a termination without Cause or for Good Reason.

(2)      As described in the section entitled “— Treatment of Company Long-Term Incentive Awards”, at the effective time, each Company RSU and Company PBRSU will vest and be canceled in exchange for a lump-sum cash payment equal to the Merger Consideration multiplied by the number of shares subject to such Company RSU or Company PBRSU, assuming the maximum level of achievement of any applicable Company PBRSU performance criteria (such performance criteria are currently trending at or near the maximum level irrespective of the Merger). Each Company cash award will vest and be canceled in exchange for a lump-sum cash payment equal to the amount payable under the applicable award agreement assuming all relevant conditions were met and the maximum level of achievement of any applicable Company cash award performance criteria (such performance criteria are currently trending at or near the maximum level irrespective of the Merger). The long-term incentive award amounts shown in this column will be payable on the effective time regardless of whether or not the executive’s employment is terminated.

(3)      The amounts shown in this column represent an estimate of the value of continued health benefits and life insurance that would be provided to a named executive officer following a termination without Cause or for Good Reason, as described more fully in the section entitled “— Severance Entitlements”. As described under “— Severance Entitlements”, each executive officer is entitled to receive continued health and life insurance benefits until the shorter of (i) the length of the severance period, or (ii) the maximum period the Company is then permitted to extend each individual benefit under the applicable plan or policy or applicable law. Each named executive officer’s continued health benefits are “double-trigger”, as such payments will not be payable solely as a result of the occurrence of the effective time, but would also require a termination without Cause or for Good Reason.

(4)      The amounts shown in this column represent an estimate of the executive officer’s annual bonus for 2024.

(5)      As of the date of this proxy statement, no named executive officer has been identified to receive or has been awarded any amounts under the retention award program (as described in the section entitled “— Retention Awards”). The total amount may also be reduced as a result of a 280G Cutback (as described in the section entitled “— Severance Entitlements”).

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences that may be relevant to holders of Company common stock whose shares of Company common stock are exchanged for cash pursuant to the Merger. It is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger and does not address consequences to holders of Company Stock Awards or Company Warrants. This discussion is based upon the provisions of the Code, U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. The Company has not sought, and does not intend to seek, any rulings from the IRS with respect to the statements made and the positions or conclusions described in this discussion and the IRS may not agree with the tax consequences described in this discussion.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities or arrangements and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or non-U.S. currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of Company common stock through vesting of units or otherwise as compensation, holders subject to the alternative minimum tax, holders who hold their shares of Company common stock as part of a hedge, straddle, wash sale, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, accrual method holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code) and holders who own or have owned (directly, indirectly, or constructively) 5% or more of the Company common stock (by vote or value) outstanding. In addition, this discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal non-income tax consequences (e.g., the federal estate or gift tax or the application of the Medicare tax on net investment income under Section 1411 of the Code).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the Merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock, that is, for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or an entity classified as a partnership that is subject to U.S. federal income tax reporting) of Company common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger and such U.S. holder’s adjusted tax basis in the shares of Company common stock exchanged for cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the consummation of the Merger and will be short-term capital gain or loss if such U.S. holder held such shares of Company common stock for one year or less. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. Short-term capital gains are taxed at ordinary rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number on a properly completed and validly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a non-U.S. corporation, such corporation may be subject to branch profits tax at the rate of 30% on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty);

•        the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a 30% rate (or a lower applicable income tax treaty rate) on any gain derived from the disposition of the Company common stock pursuant to the Merger (other than gain effectively connected with a U.S. trade or business), which may be offset by U.S. source capital losses recognized in the same taxable year (if any) provided the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses; or

•        the Company stock constitutes a “United States real property interest” (“USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) by reason of the Company’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the non-U.S. holder held the applicable Company common stock.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of Company common stock will not be subject to U.S. federal income tax if the Company common stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market, and such non-U.S. holder owned, directly, indirectly, or constructively, 5% or less of Company common stock throughout the shorter of (x) the five-year period ending with the effective date of the Merger, or (y) the non-U.S. holder’s holding period for the shares.

Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them pursuant to the Merger.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the Merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding on a properly completed and validly executed IRS Form W-8. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any; provided that such non-U.S. holder furnishes the required information to the IRS in a timely manner.

Litigation Related to the Merger

As of date of this proxy statement, the Company was not aware of the filing of any lawsuits challenging the Merger or related to this proxy statement; however, such lawsuits may be filed in the future.

Regulatory Approvals in Connection with the Merger

Each party’s obligations to consummate the transactions contemplated by the Merger Agreement are conditioned on the receipt of all required approvals from any governmental authority the failure of which to obtain has had or would reasonably be expected to be material and adverse to Parent or any of its affiliates. The Merger Agreement includes covenants obligating each of the parties to use reasonable best efforts to obtain regulatory approval, as applicable.

The consummation of the Merger is not subject to the requirements of or review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder and the rules promulgated by the Federal Trade Commission.

As a North Carolina State-chartered, non-member bank, Parent is regulated at the state level by the NCCOB and federally by the FDIC. Each of the NCCOB and the FDIC administer banking laws that require prior approval by the NCCOB and the FDIC, respectively, for Parent to engage in certain merger and acquisition activities. The consummation of the Merger requires Parent to provide notice to the NCCOB. The parties believe that the Merger does not require a filing with, or formal approval from, the FDIC under the applicable federal banking laws. However, as a prudentially regulated bank, Parent is subject to broad supervisory oversight by the FDIC and is subject to supervisory oversight with respect to all aspects of its business, including the Merger. The parties can provide no assurance that the FDIC will not seek to exercise its discretion to review the Merger.

Delisting and Deregistration of the Common Stock and Company Public Warrants

If the Merger is consummated, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, and do or cause to be done all things reasonably necessary, proper or advisable under applicable law and the rules and policies of NYSE American to enable the delisting by the Surviving Corporation of the Company common stock and Company Public Warrants from NYSE American and the deregistration of the Company common stock and the Company Public Warrants under the Exchange Act as promptly as practicable after the Effective Time.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete, may not contain all of the information about the Merger Agreement that is important to you, and is qualified in its entirety by the full Merger Agreement, as attached to this proxy statement as Annex A. We recommend that you read the Merger Agreement carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement is included with this proxy statement only to provide you with information regarding the terms of the Merger Agreement and not to provide you with any other factual information regarding the Company, Parent, Merger Sub or their respective subsidiaries, affiliates or businesses. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and:

•        have been made only for purposes of the Merger Agreement;

•        have been qualified by certain documents filed with the SEC by the Company on or after December 31, 2021 and prior to October 22, 2024;

•        have been qualified by confidential disclosures made by the Company in connection with the Merger Agreement;

•        are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors;

•        were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and

•        have been included in the Merger Agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed (and may continue to change) after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find Additional Information”.

The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement.

Effects of the Merger

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into the Company in accordance with the DGCL, the separate corporate existence of Merger Sub will thereupon cease, and the Company will be the Surviving Corporation of the Merger.

Closing and Effective Time

The Closing will take place (i) at the offices of Covington & Burling LLP, 620 8th Ave, New York, New York 10018, or remotely by electronic exchange of documents and signatures (or their electronic counterparts) on the date which is five business days after the date on which the conditions to effect the Merger set forth in the Merger Agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing); or (ii) at such other place or time or on such other date as Parent and the Company may mutually agree in writing; provided that the Closing will not occur prior to January 1, 2025 unless otherwise agreed by the parties.

The Merger will become effective at the time that the certificate of merger is duly filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable law, at such later time as is agreed to by the parties in writing and specified in such certificate of merger.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement, until thereafter further amended in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation (and subject to compliance with the requirements of the Merger Agreement described under the section entitled “— Indemnification and Insurance” below). The by-laws of Merger Sub as in effect immediately prior to the Effective Time will be the by-laws of the Surviving Corporation (subject to certain exceptions, including no less favorable provisions related to the director and officer indemnification as provided in the Merger Agreement), until thereafter further amended in accordance with the terms thereof, applicable law and the certificate of incorporation of the Surviving Corporation (and subject to compliance with the requirements of the Merger Agreement described under the section entitled “— Indemnification and Insurance” below).

Directors and Officers of the Surviving Corporation

From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law, (a) the directors of Merger Sub as of immediately prior to the Effective Time will be the directors of the Surviving Corporation and (b) the officers of Merger Sub as of immediately prior to the Effective Time will be the officers of the Surviving Corporation.

Consideration To Be Received in the Merger

The Merger Agreement provides that, at the Effective Time, each share of Company common stock (other than excluded shares and appraisal shares) issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive an amount in cash equal to $5.00 per share, without interest and less any applicable withholding taxes. As of the Effective Time, each holder of Company common stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor.

Excluded Shares

All shares of Company common stock that are owned by the Company as treasury stock or held by Parent, Merger Sub or any wholly owned subsidiary of Parent or of the Company (in each case other than shares held in any employee plans or related trust accounts), in each case immediately prior to the Effective Time, will be canceled and retired, and no payment will be made with respect thereto.

Appraisal Rights and Appraisal Shares

Shares of Company common stock that are outstanding immediately prior to the Effective Time and that are held by any person who did not vote in favor of the adoption of the Merger Agreement or the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such shares in accordance with, and who has otherwise complied with all applicable provisions of, Section 262 of the DGCL, will not be converted into the right to receive the Merger Consideration, but instead will be entitled only to such rights to receive payment of the appraised value of such shares as provided under Section 262 of the DGCL unless such holder fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL. For additional information, please see “The Merger — Appraisal Rights”. Prior to the Effective Time, the Company will not, without the prior written consent of Parent, make any payment with respect to, offer to settle or settle, any demands for appraisal of any shares of Company common stock, or agree to do any of the foregoing.

Treatment of Company Stock Awards

Each Company Stock Award outstanding immediately prior to the Effective Time, issued by the Company under the BMTX 2020 Equity Incentive Plan, as amended, or as an inducement award, excluding any excluded Company Stock Award as set forth in the Merger Agreement, whether or not then vested, will be, by virtue of the Merger and without any action on the part of the holder thereof, automatically canceled and converted into the right to receive solely an amount in cash equal to the product of the Merger Consideration multiplied by the total number of shares of Company common stock subject to such Company Stock Award.

The payments described above will be made, subject to any applicable withholding taxes, as soon as reasonably practicable following the Closing (and in no event later than the 30 days following the Closing).

Payment for Stock

Prior to the Effective Time, Parent will appoint a paying agent for the purpose of exchanging for the Merger Consideration the certificates and book-entry shares in accordance with the Merger Agreement. At or prior to the Effective Time, Parent or one of its affiliates will deposit with the paying agent the aggregate Merger Consideration.

Promptly after the Effective Time (but in no event more than five business days thereafter), Parent will send, or will cause the paying agent to send, to each holder of record of a share certificate and to each holder of non-DTC book-entry shares, (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal, and (iii) instructions for surrendering the share certificate or non-DTC book-entry shares to the paying agent. Upon delivery of a letter of transmittal (duly completed and validly executed in accordance with the instructions thereto) and either (i) surrender to the paying agent of share certificates (or affidavits of loss in lieu of share certificates as discussed below and provided in the Merger Agreement and such other customary documents as may reasonably be required by the paying agent) or (ii) transfer of the non-DTC book-entry shares by book receipt of an “agent’s message” in customary form by the paying agent in connection with the surrender of such book-entry shares (or such other reasonable evidence, if any, of surrender with respect to such non-DTC book-entry shares, as the paying agent may reasonably request), the holder of such share certificate or non-DTC book-entry shares will be entitled to receive in exchange therefor the Merger Consideration for each share of Company common stock formerly represented by such share certificate or non-DTC book-entry share, and the share certificates so surrendered will forthwith be canceled. With respect to book-entry shares held through DTC, Parent and the Company will cooperate to establish procedures with the paying agent and DTC to ensure that the paying agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of book-entry shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger.

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent or the paying agent, the posting by such person of a bond, in such reasonable amount as Parent or the paying agent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of the shares of Company common stock represented by such certificate.

With respect to any certificate or non-DTC book entry share, if any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred non-DTC book-entry share is registered, it will be a condition to such payment that such certificate will be properly endorsed or will otherwise be in proper form for transfer or such non-DTC book-entry share will be properly transferred and the person requesting such payment will pay to the paying agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or non-DTC book-entry Share or establish to the satisfaction of the paying agent and Parent that such tax has been paid or is not payable.

No interest will be paid or will accrue on any amount payable upon the surrender or transfer of any Company common stock. HOLDERS OF SHARE CERTIFICATES OR BOOK-ENTRY SHARES NOT HELD, DIRECTLY OR INDIRECTLY, THROUGH DTC, SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Any portion of the funds deposited with the paying agent that remain unclaimed by the holders of Company common stock on the first anniversary after the Effective Time will be returned to Parent upon demand.

No Further Ownership Rights

From and after the Effective Time, there will be no further registration of transfers of the shares of Company common stock. If, after the Effective Time, share certificates or book-entry shares are presented to the Surviving Corporation or the paying agent, they will be canceled and exchanged for the Merger Consideration as provided in the Merger Agreement.

No Liability

Notwithstanding any provision of the Merger Agreement to the contrary, neither Parent nor any of its affiliates will be liable to any holder of Company common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. If any share has not been surrendered immediately prior to the date on which the Merger Consideration in respect thereof would otherwise escheat to or become the property of any governmental authority, any such Merger Consideration in respect of such Company common stock will, to the extent permitted by applicable law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

Representations and Warranties

The Merger Agreement contains representations and warranties that the Company, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality or material adverse effect standards and, with respect to the disclosures made by the Company, by (i) certain documents filed with the SEC and publicly available on or after December 31, 2021 and prior to October 22, 2024, (ii) certain exceptions and qualifications set forth in the Merger Agreement, and (iii) a confidential disclosure letter that the Company provided to Parent in connection with signing the Merger Agreement. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

The representations and warranties the Company made to Parent and Merger Sub relate to, among other topics, the following:

•        corporate matters, including due incorporation, valid existence, good standing, power, authority and qualification to conduct business with respect to the Company and its subsidiaries;

•        authorization, execution, delivery and performance and the enforceability of the Merger Agreement;

•        required governmental actions, permits or filings;

•        the absence of any conflict with or violation of the Company’s or its subsidiaries’ organizational documents, applicable laws or contracts, and the absence of creation of liens on the assets or business of the Company or its subsidiaries, in each case as a result of the execution and delivery by the Company of the Merger Agreement and the performance by the Company of its obligations under the Merger Agreement and the consummation by the Company of the transactions contemplated therein;

•        the Company’s capitalization;

•        the Company’s subsidiaries;

•        the Company’s SEC filings and internal control over financial reporting;

•        financial statements;

•        information included or incorporated in this proxy statement;

•        the absence of certain changes or actions since December 31, 2023, including the absence of changes that have had or would reasonably be expected to have a Company Material Adverse Effect;

•        the absence of undisclosed material liabilities;

•        compliance with laws, permits and court orders, including international trade and anti-corruption matters;

•        the absence of certain legal proceedings;

•        properties, leases and assets;

•        the Company’s intellectual property;

•        privacy and information security;

•        tax matters;

•        employee benefit plans and labor matters;

•        environmental matters;

•        material contracts;

•        key customers and key suppliers;

•        transactions with affiliates;

•        insurance policies;

•        brokers’ fees;

•        the Board’s receipt of an opinion from the Company’s financial advisor regarding the fairness, from a financial point of view, of the Merger Consideration to be received by holders of shares of Company common stock;

•        the absence of any conflicts with antitakeover statutes, including the Section 203 of the DGCL; and

•        the Company’s acknowledgement regarding the absence of, and the Company’s non-reliance on, any representations and warranties made by Parent, Merger Sub or any person on their behalf other than the representations and warranties contained in the Merger Agreement, as described below, and the Voting Agreements or any certificates delivered in connection with the Merger Agreement or the Voting Agreements.

The representations and warranties the Parent made to the Company with respect to itself and Merger Sub, as applicable, relate to, among other topics, the following:

•        corporate matters, including due organization, valid existence, good standing, power, authority and qualification to conduct their business;

•        authorization, execution, delivery and performance and the enforceability of the Merger Agreement;

•        required governmental actions, permits or filings;

•        the absence of conflicts with organizational documents of Parent or Merger Sub, with applicable law, and with certain contracts of the Parent or any of its subsidiaries, and the absence of creation of certain liens on any assets of Parent or any of its subsidiaries, in each case as a result of the delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein;

•        information included or incorporated in this proxy statement;

•        brokers’ fees;

•        sufficiency of funds to consummate the Merger and to perform its obligations in the Merger Agreement;

•        the absence of certain legal proceedings

•        ownership and operations of Merger Sub;

•        the absence of ownership of Company common stock;

•        certain regulatory matters, including compliance with applicable filing requirements under certain banking laws; and

•        Parent’s acknowledgement regarding the absence of, and Parent’s and Merger Sub’s non-reliance on, any representations and warranties made by the Company or any person on its behalf other than the representations and warranties contained in the Merger Agreement, as described above, and the Voting Agreements or any certificates delivered in connection with the Merger Agreement or the Voting Agreements.

Several of the Company’s representations and warranties are qualified by a Company Material Adverse Effect standard. Pursuant to the Merger Agreement, a “Company Material Adverse Effect” means any event, state of facts, circumstance, change, occurrence, development, condition or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on: (i) the financial condition, business, operations, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the Company’s ability to consummate the transactions contemplated by the Merger Agreement on or before the End Date.

For the purposes of clause (i) above, a Company Material Adverse Effect will not be deemed to include any event, state of facts, circumstance, change, condition, occurrence, development, condition or effect to the extent resulting from or arising out of any of the following:

•        changes in general economic conditions;

•        changes in securities, financial or capital market conditions, including changes in interest rates;

•        changes in general conditions in the industries in which the Company or any of its subsidiaries operate;

•        acts of war (whether or not declared), military activity, material armed hostilities, sabotage, or terrorism;

•        pandemics, epidemics, disease outbreaks, volcanoes, tsunamis, earthquakes, hurricanes, tornados, floods or other natural disasters;

•        changes in general political or social conditions;

•        changes in laws affecting Company and its subsidiaries or in the binding interpretation or enforcement thereof by governmental authorities following the date of the Merger Agreement;

•        changes in GAAP or the authoritative interpretation thereof affecting the Company and its subsidiaries following the date of the Merger Agreement;

•        changes in the trading price or trading volume of the Company common stock, in and of itself (other than any matters that give rise or contribute to such change that are not excluded from the definition of Company Material Adverse Effect);

•        the failure to meet any internal or published budgets, projections, forecasts, or predictions of financial performance for any period, in and of itself (other than any matters that give rise or contribute to such change that are not excluded from the definition of Company Material Adverse Effect);

•        the execution, announcement or performance of the Merger Agreement and the transactions contemplated by the Merger Agreement (other than as specified in the Merger Agreement); or

•        any action expressly required to be taken or prohibited to be taken by the terms of the Merger Agreement.

With respect to certain of the foregoing, any such effect will be taken into account in determining whether a Company Material Adverse Effect has occurred if it disproportionately adversely affects the Company and its subsidiaries, taken as a whole, compared to other companies and their respective subsidiaries, taken as a whole, operating in the same industry (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

Covenants Relating to the Conduct of the Company

Under the Merger Agreement, from the date of the Merger Agreement, until the Effective Time, except as expressly required or expressly permitted by the Merger Agreement or as required by applicable law or a government authority, or with the prior written consent of Parent (which Parent has agreed to not unreasonably withhold, condition or delay), the Company has agreed, and has agreed to cause its subsidiaries to, (i) conduct its business in the ordinary course in a manner consistent with past practice and in compliance in all material respects with applicable law and all material contracts and (ii) use commercially reasonable efforts to (a) preserve intact its present business organization, (b) maintain in effect all of its foreign, federal, state and local permits, (c) keep available the services of its directors, officers, Employees and consultants, and (d) maintain its existing business relationships and goodwill with those persons (including customers) having significant business relationships with it.

The Company has also agreed under the Merger Agreement, from the date of the Merger Agreement, until the Effective Time, subject to certain exceptions (including as expressly required or expressly permitted by the Merger Agreement, as required by applicable law or a government authority, or as set forth in the confidential disclosure letter), the Company will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

•        amend its certificate of incorporation, bylaws or other similar organizational documents;

•        split, combine or reclassify any equity securities; declare, set aside, establish a record date or pay any dividend or distribution in respect of its capital stock, other than dividends payable by any wholly-owned subsidiary of the Company; redeem, repurchase or otherwise acquire any of its securities, other than to satisfy tax withholding obligations upon the vesting of any Company Stock Awards or to satisfy any exercise price or any tax withholding obligations upon the exercise of Company Warrants;

•        issue, sell, or deliver any of its securities or its subsidiaries’ securities (other than issuances of (A) any purchase rights under the ESPP that are outstanding on the date of the Merger Agreement, (B) any shares of Company common stock upon the vesting of any Company Stock Awards that are outstanding on the date of the Merger Agreement in accordance with their respective terms on the date of the Merger Agreement, (C) any shares of Company common stock upon the exercise of any Company Warrants that are outstanding on the date of the Merger Agreement in accordance with their respective terms, and (D) any securities of the Company’s subsidiaries to the Company or any other wholly owned subsidiary of the Company) or amend any term of any of its securities or its subsidiaries’ securities (in each case, whether by merger, consolidation or otherwise);

•        incur any capital expenditures, other than in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice and not in excess of $200,000;

•        acquire (A) any assets or properties, other than supplies or equipment in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice, or (B) directly or indirectly, by merger or consolidation, or by acquisition of stock or assets or any equity interests in, any corporation, partnership, joint venture, association, organization or other business or entity or division thereof;

•        adopt a plan of complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        sell, assign, lease, license or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any lien (other than certain permitted liens) on, any of the Company’s or its subsidiaries’ assets (including any intellectual property rights owned by or licensed to the Company or any of its subsidiaries), securities, properties, interests or businesses, other than in the ordinary course of the business of the Company and its subsidiaries in a manner consistent with past practice;

•        (A) extend, amend, waive, cancel or modify any rights in or to material Company intellectual property in a manner that is materially adverse to the Company or its subsidiaries, (B) fail to take commercially reasonable steps to protect any material patent application owned by the Company or any of its subsidiaries or (C) disclose any material trade secrets, other than in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice to any third party that is subject to an enforceable written agreement to maintain the confidentiality of such material trade secrets;

•        make any loans, advances or capital contributions to, or investments in, any other person (other than (A) to or in the Company or any wholly-owned subsidiary of the Company, (B) routine advances for business expenses to current employees in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice and in accordance with the Company’s expense reimbursement policies, or (C) extensions of credit to customers in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice), or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date of the Merger Agreement;

•        create, incur or otherwise become liable with respect to any indebtedness for borrowed money in excess of $100,000 in the aggregate (or guarantees thereof), issue or sell any debt securities, options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person or enter into any arrangement having the economic effect of any of the foregoing (except with respect to intercompany arrangements);

•        subject to certain permitted exceptions, renew, enter into, amend or modify in any material respects or terminate any Material Contract (as defined in the Merger Agreement), or waive, release or assign any material rights, claims or benefits of the Company or any of its subsidiaries, other than any such action that is solely for purposes of, to the extent necessary, and limited to, carrying on any other action expressly permitted;

•        subject to certain permitted exceptions, (a) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits (or amend any existing severance pay or termination arrangement), (b) grant any equity or equity-based awards to any current or former service provider, or exercise any discretion to accelerate the vesting or payment of, any such awards, (c) enter into, establish, adopt, amend or terminate any employment, consulting services, severance, retention, change in control, termination pay, retirement, deferred compensation or other similar agreement or arrangement, (d) fund or provide for funding of any employee plan, other than in the ordinary course of business in a manner consistent with past practice, (e) establish, adopt, enter into, amend or become obligated to contribute to any employee plan or collective bargaining agreement, (f) recognize any new union, works council or similar employee representative with respect to any current or former service provider, (g) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up, indemnify or otherwise reimburse any current or former service provider for any tax incurred by such service provider, including under Section 409A or Section 4999 of the Code, or (h) hire or engage the services of any individual as a service provider who will receive annual base compensation in excess of $75,000 or terminate the service of any service provider who received annual base compensation in excess of $75,000 other than for cause;

•        fail to keep in full force and effect all material insurance policies maintained by the Company and its subsidiaries, other than such policies that expire by their terms (in which event the Company or its applicable subsidiary will use reasonable best efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course of the business of the Company and its subsidiaries in a manner consistent with past practice;

•        fail to (A) take commercially reasonable actions to protect data security or information security in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice, (B) proceed with material data or information security improvements that have been planned and approved as of date of the Merger Agreement or (C) conduct customary data security audits in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice, in each case in compliance in all material respects with all internal policies and applicable laws;

•        modify in any material respect any of the Company’s policies related to privacy and information security requirements, or any administrative, technical or physical safeguards related to privacy or data security, except as necessary or beneficial to comply with privacy and information security requirements or required by a governmental authority;

•        convene any regular or special meeting (or any adjournment or postponement thereof) of the Company stockholders other than (A) the Special Meeting (B) to the extent required by an order of a court of competent jurisdiction, an annual meeting of the Company stockholders for purposes of election of directors, ratification of the Company’s auditors and other routine matters in the ordinary course;

•        change the Company’s methods of accounting (including any change to the Company’s fiscal year), except as required by GAAP, or law, or a governmental authority or quasi-governmental authority;

•        commence any action, complaint, litigation or similar proceedings other than in the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice, or settle, offer or propose to settle, any action, inquiry or investigation (except with respect to immaterial routine matters or in the ordinary course of the business of the Company and its subsidiaries in a manner consistent with past practice), any stockholder action or dispute against the Company or any of its officers or directors or any action, inquiry, investigation or dispute that relates to the transactions contemplated by the Merger Agreement, in each such case, that following the Effective Time, (i) impose (including as a result of any conduct remedy, injunctive or similar relief or any exclusive or nonexclusive license or cross license or similar agreement with respect to intellectual property rights) any obligation to be performed by, or any restriction against, the Company or any of its subsidiaries (other than customary confidentiality provisions) or (ii) require payment by the Company or any of its subsidiaries in excess of $50,000 individually, or $250,000 in the aggregate with all other proceedings; provided that notwithstanding the foregoing, the Company may not settle or propose to settle or compromise any transaction litigation except as expressly permitted in the relevant section of the Merger Agreement;

•        make (outside of the ordinary course of business of the Company and its subsidiaries in a manner consistent with past practice) or change any material tax election, change any tax accounting period, adopt or change any material method of tax accounting, enter into any tax sharing agreement, amend any tax returns, file any tax returns that are due after the Closing Date, enter into any “closing agreement” as described in Section 7121 of the Code with respect to taxes, settle any material tax claim, audit or assessment or surrender any right to claim a material tax refund, offset or other reduction in tax liability, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its subsidiaries (other than any automatic extensions of time to file tax returns);

•        enter into any new line of business;

•        adopt or implement any stockholder rights plan, “poison pill” or similar device or arrangement;

•        take any action that could reasonably be expected to (A) impede or materially delay consummation of the transactions contemplated by the Merger Agreement on a timely basis, (B) require the receipt of any permit, or consent, approval or waiver of any third party, in each case in connection with the consummation of the transactions contemplated by the Merger Agreement, (C) result in any of the closing conditions not being satisfied, or (D) impair the Company’s ability to perform its obligations under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement on a timely basis; or

•        offer, propose, agree, authorize, resolve or commit to do any of the foregoing;

provided that nothing contained in the Merger Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company and its subsidiaries will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over the Company’s and its subsidiaries’ respective businesses, assets and properties.

No Solicitation; Change in Recommendation of the Board

During the period from the date of the Merger Agreement until the Effective Time, except as expressly permitted by the Merger Agreement, the Company will not, and will cause its subsidiaries and its and its subsidiaries’ respective officers, directors, employees and other representatives not to, directly or indirectly:

•        initiate, solicit, propose, seek, knowingly encourage (including by way of furnishing information or data) or take any action designed to facilitate or induce any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal);

•        engage in, continue or otherwise participate in any discussions or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the Company’s non-solicitation covenants prohibit such discussions or negotiations, or discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal);

•        furnish or cause to be furnished any confidential or non-public information or data of or with respect to the Company or any of its subsidiaries, or afford or caused to be afforded access to the business, operations, properties, assets, books, records, or other non-public information or data, or to any personnel, of the Company or any of its subsidiaries, to any third party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•        amend or grant any waiver or release under any standstill, confidentiality or similar agreement; provided that if, and only if, prior to obtaining the Required Stockholder Approval, the Board determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill, confidentiality or similar agreement would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware law, the Company may then amend or grant a waiver or release under such standstill, confidentiality or similar agreement, solely to the extent necessary to permit a third party to make, on a confidential basis to the Board, an Acquisition Proposal, conditioned upon such third party agreeing to disclosure of such Acquisition Proposal to Parent;

•        exempt any person (other than Parent, Merger Sub and their respective affiliates) from the restrictions on “business combinations” contained in any restrictive provision of the Company’s certificate of incorporation, bylaws or other organizational documents or in Section 203 of the DGCL (or similar provisions of any other takeover statutes), including approving any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL;

•        enter into any Acquisition Proposal or letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, license agreement, joint venture agreement, partnership agreement or other agreement (other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement)) relating to any Acquisition Proposal, whether such agreement is binding or non-binding (an “Alternative Acquisition Agreement”); or

•        otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

The Merger Agreement further provides that, at any time prior to obtaining the Required Stockholder Approval, in response to an unsolicited, bona fide written Acquisition Proposal received after the date of the Merger Agreement, that did not arise from or in connection with a breach of the Company’s non-solicitation obligations under the Merger Agreement, the Company may:

•        enter into an Acceptable Confidentiality Agreement (as defined in the Merger Agreement) with any person that has made an Acquisition Proposal;

•        furnish confidential or non-public information or data of or with respect to the Company or any of its subsidiaries, in response to a request therefor (including non-public information regarding the Company or any of its subsidiaries) or afford access to the business, operations, properties, assets, books, records, or other non-public information or data, or to any personnel, of the Company or any of its subsidiaries to the person who made such Acquisition Proposal; provided that such information or data has previously been made available to, or is made available to, Parent prior to or substantially concurrently with the time such information or data is made available to such person or its representatives; and provided further, that, prior to furnishing any such information or data, Parent receives from the Company an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement between the Company and the person making such Acquisition Proposal; and

•        participate in any discussions or negotiations with any such person or its representatives regarding such Acquisition Proposal.

in each case, if, and only if, prior to taking any action described in the bullets above, (i) the Board determines in good faith (A) after consultation with its outside legal counsel and its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (B) after consultation with its outside legal counsel, that failure to take such action described in the first or second bullet above, as applicable, would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware law and (ii) the Company has delivered to Parent written notice advising Parent of the Board’s determination to take the action described in the bullets above.

For purposes of the Merger Agreement, “Acquisition Proposal” means any inquiry, indication of interest, offer or proposal from any person or group (other than Parent, Merger Sub or one or more of their respective affiliates), relating to any transaction or series of related transactions involving:

•        any acquisition or purchase by any person or group, directly or indirectly, of 20% or more (on a non-diluted basis, and whether by voting power or number or shares) of any class of outstanding voting or equity securities of the Company or any of the Company’s subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

•        any tender offer or exchange offer (including a self-tender offer) that, if consummated, would result in any person or group (or the equityholders or such person) beneficially owning, directly or indirectly, 20% or more (on a non-diluted basis, and whether by voting power or number or shares) of any class of outstanding voting or equity securities of the Company or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

•        any merger, consolidation, business combination, spin-off, split-off, joint venture, partnership, liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), share exchange, dual listed company structure, recapitalization or other significant corporate reorganization or similar transaction involving the Company or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

•        any sale, lease, exchange, transfer, mortgage, pledge, license or other disposition (including through any arrangement having substantially the same economic effect as a sale of assets) to a person or group of (A) any business constituting 20% or more of the consolidated net revenues or net income of the Company and its subsidiaries, taken as a whole, or (B) 20% or more of the assets of the Company and its subsidiaries, taken as a whole; or

•        any combination of the foregoing.

Pursuant to the Merger Agreement, a “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal (except that the references in the definition thereof to 20% will be replaced with 50.1%) made by a third party after the date of the Merger Agreement that is not withdrawn and did not arise from or in connection with a breach of the Company’s non-solicitation obligations under the Merger Agreement and that the Board determines in good faith, after considering the advice of its financial advisor and outside legal counsel, (i) would result in a transaction more favorable to the Company stockholders (in their capacity as such) from a financial point of view (after taking into account all relevant factors, including (A) the amount, form and timing of payment of consideration, and (B) any conditions to, the likelihood of, and the time likely to be required for consummation of such Acquisition Proposal on the terms set forth therein) than the transactions contemplated by the Merger Agreement (after taking into account any revisions to this Agreement proposed by Parent pursuant to certain permitted Adverse Recommendation Changes), and (ii) is reasonably capable of being consummated on the terms proposed, taking into account (A) any legal, financial, regulatory and stockholder approval requirements, (B) the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, (C) the timing of closing, (D) the identity of the person or persons making the Acquisition Proposal, and (E) any other aspects considered relevant by the Board.

During the period from the date of the Merger Agreement until the Effective Time, the Company is required to, within forty-eight (48) hours, give written notice to Parent if (i) any Acquisition Proposals are received by, or (ii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, in each case, the Company or any of its representatives, providing Parent with the name of such person and the material terms and conditions of such proposals or offers, including complete unredacted copies of proposed agreements, if applicable. After the giving of such notice, the Company must keep Parent informed, on a prompt basis (and, in any event, within forty-eight (48) hours), of the status and material terms of any such proposals or offers (including any material amendments or modifications thereto) and the status of any such discussions or negotiations, including any change in its intentions as previously notified, and will provide Parent with complete unredacted copies of any written agreement, written amendment or written proposed amendment of any such Acquisition Proposal reasonably promptly (and, in any event, within forty-eight (48) hours) after receipt thereof.

Except as set forth in the Merger Agreement, the Board or any committee thereof is not permitted to make an “Adverse Recommendation Change”, meaning that they will not do any of the following:

•        withhold, withdraw, qualify or modify or publicly propose to withhold, withdraw, qualify or modify (in a manner adverse to Parent or Merger Sub) the recommendation of the Board;

•        fail to include the recommendation of the Board that the Company stockholders vote to adopt the Merger Agreement in the proxy statement;

•        fail to reaffirm the recommendation of the Board, prior to the Special Meeting, and within three business days after receipt of a written request of Parent (or, if earlier, at least two business days prior to the Special Meeting) following an Acquisition Proposal that has been publicly announced;

•        fail to recommend against acceptance of a tender or exchange offer by the Company stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding Shares, prior to the Special Meeting, and no later than 5:30 p.m. (New York City Time) on the tenth (10th) business day after the commencement of such tender offer or exchange offer; or

•        adopt, approve or recommend, publicly declare advisable, publicly propose to adopt, approve or recommend or publicly propose to enter into, any Acquisition Proposal or any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, license agreement, joint venture agreement, partnership agreement or other agreement relating to any Acquisition Proposal (other than a confidentiality agreement as permitted under the Company’s non-solicitation obligations pursuant to the Merger Agreement), whether such agreement is binding or non-binding.

Notwithstanding the foregoing restrictions, at any time prior to obtaining the Required Stockholder Approval, the Board may (A) effect an Adverse Recommendation Change in response to (i) the occurrence of an Intervening Event or (ii) the Company’s receipt of an unsolicited, a bona fide written Acquisition Proposal after the date of the Merger Agreement that is not withdrawn and that did not arise from a breach of the Company’s non-solicitation obligations under the Merger Agreement and constitutes a Superior Proposal, or (B) solely in response to a Superior Proposal, cause the Company to terminate the Merger Agreement if (and only if) the Company pays the termination fee to Parent and immediately following (and in no event prior to) such termination the Company enters into an Alternative Acquisition Agreement; provided, that prior to, and as a condition to, taking any such action:

•        the Board has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action as described in the Merger Agreement in response to such Superior Proposal or Intervening Event, as applicable, would reasonably be expected to constitute a breach of its fiduciary duties under Delaware law;

•        the Company has provided Parent at least four business days’ prior written notice, of its intention to make an Adverse Recommendation Change or terminate the Merger Agreement with respect to a Superior Proposal, and such notice specifies the material terms and conditions of such Superior Proposal, including any and all Alternative Acquisition Agreements, or reasonably detailed description of such Intervening Event;

•        if requested by Parent, the Company will have been available to engage in good faith negotiations with Parent during the four-day notice period, and caused the Company’s representatives to engage in good faith negotiations with Parent’s representatives during such period to enable revisions to the terms of the Merger Agreement in such a manner that would cause such Adverse Recommendation Change in respect of an Intervening Event to no longer be required, or such Superior Proposal to no longer constitute a Superior Proposal, as applicable; and

•        following such four-day notice period and after considering the results of any negotiations and giving effect to any amendments or modifications made or agreed to in writing by Parent, if any, the Board (after consultation with its independent financial advisor and outside legal counsel) will have determined in good faith, that such Superior Proposal continues to constitute a Superior Proposal or such Intervening Event remains in effect.

Pursuant to the Merger Agreement, an “Intervening Event” means any event, state of facts, circumstance, change, occurrence, development, condition or effect that is material to the financial condition, business, operations, assets, liabilities or results of operations of the Company and its subsidiaries after the date of the Merger Agreement, that was neither known to nor reasonably foreseeable by any executive officer of the Company or any member of the Board as of or prior to the date of the Merger Agreement and becomes known to any executive officer of the Company or any member of the Board after the date of the Merger Agreement and prior to the date of the Special Meeting, provided that in no event will the following be taken into account in determining whether an Intervening Event has occurred:

•        changes in general economic conditions;

•        changes in securities, financial or capital market conditions, including changes in interest rates;

•        changes in general conditions in the industries in which the Company or any of its subsidiaries operate;

•        changes regarding acts of war (whether or not declared), military activity, material armed hostilities, sabotage, or terrorism, or pandemics, epidemics, disease outbreaks, volcanoes, tsunamis, earthquakes, hurricanes, tornados, floods or other natural disasters;

•        changes in general political or social conditions;

•        changes in laws or GAAP affecting Company and its subsidiaries;

•        changes in the trading price or trading volume of the Company common stock;

•        the Company and its subsidiaries’ meeting or exceeding any internal or published budgets, projections, forecasts, or predictions of financial performance for any period;

•        any event, state of facts, circumstance, change, occurrence, development, condition or effect resulting from any breach of the Merger Agreement by any party to the Merger Agreement;

•        any action taken or prohibited from being taken by any party pursuant to and in compliance with the covenants and agreements set forth in the Merger Agreement, and any consequence of such action or inactions; or

•        the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to an Acquisition Proposal).

Reasonable Best Efforts

Each of the parties to the merger agreement have agreed to use (and cause their respective controlled affiliates to use) their reasonable best efforts to:

•        take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including the taking of all acts to cause the conditions to closing to be satisfied as promptly as practicable;

•        obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority necessary or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable;

•        obtain all necessary actions, consents, approvals or waivers from, and the giving of all required notices to, third parties under any contract to which the Company or any of its subsidiaries is a party in connection with the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (including the Merger); and

•        execute and deliver any additional instruments necessary to consummate the Merger.

In furtherance and not in limitation of the foregoing, each of the Company and Parent will (i) cooperate with each other and use their respective reasonable best efforts to, as promptly as practicable, prepare all documentation, effect all applications, notices, petitions and filings, and obtain all approvals of any governmental authorities that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable and to comply with the terms and conditions of all such approvals, (ii) cooperate and coordinate with the other party in the making of such applications, notices, petitions or filings, as applicable, (iii) supply the other party with any information that may be required in order to effectuate such applications, notices, petitions or filings, as applicable and (iv) Parent will pay all filing fees and expenses incurred in connection with regulatory filings.

In no event will Parent or any of its affiliates be required to, and “reasonable best efforts” will in no event require, or be construed to require, Parent or any of its affiliates to (i) initiate, litigate, challenge, defend or otherwise participate or take any action with respect to any action, inquiry or investigation by, against or involving any third party or governmental authority with respect to the transactions contemplated by the Merger Agreement, (ii) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement, (iii) otherwise take any other steps or actions to defend against, vacate, modify or suspend any injunction, or order, judgment, ruling, decree or decision of any governmental authority, including those relating to the foregoing clause (i) that would prevent or delay the consummation of the transactions contemplated by the Merger Agreement, (iv) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any intellectual property rights of the Company (whether pursuant to an exclusive or nonexclusive license) or otherwise), or take any other action (including by providing its consent to permit the Company or any of its subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective affiliates or subsidiaries, (v) terminate any existing relationships or contractual rights or obligations, (vi) take any action, or commit to take any action, or to accept any restriction, commitment or condition, involving Parent, the Merger Sub, the Company, the Surviving Corporation or any of their respective affiliates or subsidiaries, which would reasonably be expected to be materially financially burdensome to the business, operations, financial condition or results of operations on the business of Parent, the Company, the Surviving Corporation or any of their respective affiliates or subsidiaries, in each case, following the Closing (any such action, restriction, commitment or condition, a “Burdensome Condition”), or (vii) otherwise offer to take or offer to commit to take any action that would limit Parent’s or any of its affiliates’ freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective affiliates or subsidiaries (or equity interests held by Parent or any of its affiliates in entities with businesses, assets or properties). At the request of Parent, the Company will agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its subsidiaries (but, absent such request, the Company will not take any such action); provided that any such action will be conditioned upon and only effective following the Closing.

The Company and Parent will cooperate with one another in determining whether any actions, consents, approvals or waivers are required to be obtained from, or notices required to be given to, third parties under any contracts to which the Company or any of its subsidiaries is a party in connection with the Merger Agreement and the consummation of the transactions contemplated thereby (including the Merger). Notwithstanding anything to the contrary in the Merger Agreement, in no event will Parent, any Subsidiary of Parent (including Merger Sub), the Company or any subsidiary of the Company be required to (and without the prior written consent of Parent, neither the Company nor any of its Subsidiaries will) pay or make or commit to pay or make any fee, penalty or other consideration or any other accommodation to any party to any such Contract to obtain any consent, approval or waiver in connection with the transactions contemplated by the Merger Agreement.

Prior to the earlier of the Closing or the termination of the Merger Agreement, Parent will not, and will cause its subsidiaries not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any person or substantial portion thereof, in each case, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation or purchase would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

The Merger Agreement requires that, for six years after the Effective Time, Parent will and will cause the Surviving Corporation to, to the fullest extent provided under the Company’s certificate of incorporation and bylaws, (i) indemnify and hold harmless each present or former officer or director of the Company or its subsidiaries (the “Indemnified Persons”) against losses, claims, damages, liabilities, fees (including reasonable and documented out-of-pocket attorneys’ fees), expenses, judgments, settlements, or fines incurred by such Indemnified Person in connection with any pending or threatened claim, suit, action, investigation or proceeding to which such Indemnified Person is a party based on acts or omissions of such Indemnified Person in his or her capacity as an officer or director of the Company occurring at or prior to the Effective Time and pertaining to matters pending, existing or occurring at or prior to the Effective Time; provided, that such indemnification will be subject to any limitation imposed from time to time under DGCL and any other applicable law; (ii) promptly pay on behalf of or advance to each Indemnified Person, reasonable and documented out-of-pocket fees and expenses incurred in defending such claim, suit, action, investigation or proceeding (“Indemnification Expenses”), including payment on behalf of or advancement to the Indemnified Person of any Indemnification Expenses incurred by such Indemnified Person in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided, that any Indemnified Person to whom Indemnification Expenses are advanced provides an undertaking to repay, promptly or in any case within ten days, the entire amount of such advances if it is ultimately determined under applicable law that such Indemnified Person is not entitled to indemnification; and (iii) assume all obligations of the Company and its subsidiaries to the Indemnified Persons pursuant to the contracts or arrangements set forth in the confidential disclosure letter and in effect as of the date of the Merger Agreement in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions of such Indemnified Person in his or her capacity as an officer or director of the Company occurring at or prior to the Effective Time and pertaining to matters pending, existing or occurring at or prior to the Effective Time.

The Merger Agreement also requires that, for a period of six years from and after the Effective Time, the Surviving Corporation will use its reasonable best efforts to maintain in effect, for the benefit of directors and officers of the Company, insurance policies, including fiduciary liability insurance policies (the “D&O Insurance”) that is not less favorable in the aggregate than the Company’s existing policies; and provided that the Surviving Corporation will not be required to pay annual premiums for the D&O Insurance in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement (such percentage of such annual premium amount, the “Premium Cap”), but in such case will purchase as much coverage as reasonably practicable for such amount. In lieu of the foregoing, the Merger Agreement provides that Parent or the Company may purchase, prior to the Effective Time, a “tail” policy on terms and conditions providing equivalent coverage to that described in the preceding sentence for an aggregate period of six years from and after the Effective Time, to the extent that the same may be obtained for a premium amount that, in the aggregate, does not exceed the Premium Cap.

For a period of no less than six years from the Effective Time, Parent will cause the Surviving Corporation to, and the Surviving Corporation will, maintain in effect provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable to the Indemnified Persons as the exculpation, indemnification and advancement of expenses provisions of the certificate of incorporation and bylaws or similar organizational documents of the Company or its subsidiaries in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Persons, except as required by applicable law.

Finally, the Merger Agreement provides that, in the event that Parent, the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person or entity and will not be the continuing or surviving corporation or (ii) transfers all or substantially all of its properties and assets to any person or entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets will assume all of the obligations set forth in the applicable indemnification provisions of the Merger Agreement.

Notwithstanding the foregoing, no indemnification payments will be made to an Indemnified Person with respect to an administrative proceeding or civil action initiated by any governmental authority that is a federal banking agency unless all of the following conditions are met: (i) Parent’s board of directors determines in writing that the Indemnified Person acted in good faith and in the best interests of the Company; (ii) Parent’s board of directors determines that the payment will not materially affect the Parent’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment under 12 C.F.R. Part 359; and (iv) the Indemnified Person agrees in writing to reimburse Parent, to the extent not covered by permissible insurance, for payments made in the event that the administrative or civil action instituted by a banking governmental authority results in a final order or settlement in which the Indemnified Person is assessed a civil money penalty, is prohibited from banking, or is required to cease an action or perform an affirmative action.

Employee Benefits Matters

The Merger Agreement provides that for a period beginning at the Effective Time and ending on the first anniversary of the Effective Time, Parent will provide each employee of the Company or its subsidiaries as of immediately prior to the Effective Time (each, a “Continuing Employee”) with (i) a base salary or base wages that are no less favorable than those in effect immediately prior to the Closing, (ii) a cash target bonus opportunity that is similar to any such bonus opportunity offered to similarly situated Parent employees, and (iii) employee benefits that are substantially comparable in the aggregate to those offered to, either, at Parent’s election, (A) such Continuing Employees immediately prior to the Closing or (B) similarly situated newly hired employees of Parent or Parent’s affiliates and (iv) severance benefits that are provided for in an applicable employment agreement that is in effect after Closing or as is set forth in the disclosure letter in connection with the Merger Agreement. Notwithstanding the foregoing, neither Parent nor any of its Affiliates will have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible into, or exchangeable or exercisable for, such shares pursuant to any such plans or arrangements.

The Company is required to terminate, effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing, the Company’s 2020 Equity Incentive Plan, and the ESPP, and may be required to terminate the Company’s 401(k) plan, also effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing. With respect to the ESPP, as of the signing date, (a) no new participants are permitted to participate in the ESPP, (b) participants may not increase their payroll deductions or purchase elections and (c) except for the offering or purchase period currently in effect (the “Final Offering Period”), no offering or purchase period will be authorized, continued or commenced. If Closing would occur (i) during the Final Offering Period or (ii) after the end of the Final Offering Period, then all amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period will be used to purchase whole Shares under the terms of the ESPP which Shares, to the extent outstanding immediately prior to Closing, will be canceled at Closing in exchange for the right to receive the Merger Consideration in and any funds that remain in a participant’s account will be returned to the participant.

Warrant Agreement

Prior to the Closing, the Company will use reasonable best efforts to enter into an amendment to the Warrant Agreement with the warrant agent to (a) provide for the delivery of the Alternative Issuance and (b) clarify that following the Effective Time, the Company (or its successor or affiliates) will have no obligations to register the Company Warrants or Company common stock, or otherwise file or maintain any registration statement with respect to the Company Warrants or Company common stock, in each case, on mutually agreed terms by and between the Company, and the warrant agent and which terms are satisfactory to Parent.

Intellectual Property

During the period from the date of the Merger Agreement until the Effective Time, the Company will (a) use best efforts to cause Customers Bank to assign, transfer and convey all its right, title and interest in and to certain patents and trademarks held by Customers Bank to the Company so that the Company is the sole and exclusive owner of such intellectual property and holds all right, title and interest therein and thereto, free and clear of any lien other than permitted liens and (b) execute and enter into a confirmatory confidentiality and invention assignment agreements, in a form reasonably satisfactory to Parent, with each current employee or independent contractor (and use best efforts to do the same with respect to each former employee or independent contractor) involved in the development of any material company product, software, business data, or confidential information for the Company, vesting all rights in any work product for the benefit of the Company and retroactive to cover the entire period through which such person provided services to the Company (as an employee or otherwise).

Certain Additional Covenants and Agreements

The Merger Agreement also contains additional covenants between the Company, Parent and Merger Sub relating to, among other things, (i) reasonable best efforts to cooperate with respect to the other party’s obligations under the Merger Agreement; (ii) public announcements with respect to the Merger; and (iii) notice of certain events to the other party.

Conditions of the Merger

Each party’s obligations to effect the Merger are subject to the satisfaction (or waiver, to the extent permitted by law) of the following conditions:

•        Stockholder Approval: the Required Stockholder Approval will have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company;

•        No Restraint: the absence of any law or any injunction by a governmental authority of competent jurisdiction restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement; and

•        Regulatory Approval: The Requisite Regulatory Approvals will have been obtained and will remain in full force and effect, and all statutory waiting periods in respect thereof will have expired or early terminated.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by Parent, to the extent permitted by law) of the following additional conditions:

•        the truthfulness and correctness of representations and warranties of the Company to the extent specified in the Merger Agreement, subject to certain qualifications, including materiality qualifications;

•        the Company having performed or complied in all material respects with the obligations required to be performed or complied with by the Company at or prior to the Closing under the Merger Agreement;

•        the absence of any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect since the date of the Merger Agreement;

•        none of the Requisite Regulatory Approval contain, will have resulted in or would reasonably be expected to result in, the imposition of Burdensome Conditions;

•        holders of not more than 10% of the outstanding shares of Company common stock have demanded, properly and in writing, appraisal for such shares;

•        an amendment to the Warrant Agreement providing for the delivery of the Alternative Issuance (pursuant to Section 4.4 of the Warrant Agreement) has been duly executed and is in full force and effect; and

•        there is no law or contract that would prevent the delisting by the Surviving Corporation of the Company Public Warrants from NYSE American and the deregistration of the Company Public Warrants under the Exchange Act.

The obligations of Company to consummate the Merger are subject to the satisfaction (or written waiver by the Company, to the extent permitted by law) on or prior to the Closing Date of the following additional conditions:

•        the truthfulness and correctness of representations and warranties of Parent and Merger Sub to the extent specified in the Merger Agreement, subject to certain materiality qualifications; and

•        Parent and Merger Sub having performed or complied in all material respects with the obligations required to be performed or complied with by them at or prior to the Closing under the Merger Agreement.

Each party may waive any of the conditions to its obligations to consummate the Merger except where waiver is not permitted by law.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the transactions contemplated by the Merger Agreement may abandoned, at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval, by mutual written agreement of the Company and Parent.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval (except as set forth below), if:

•        the Effective Time has not occurred on or before 5:00 p.m. (New York City time) on the End Date, as such date will be extended for three months if by January 31, 2025, all conditions to the Closing have been satisfied other than conditions relating to regulatory approvals and legal restraints; provided that this right to terminate the Merger Agreement will not be available to any party if such party’s breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner principally caused or resulted in the failure of the Effective Time to occur on or before the End Date;

•        any legal restraint restraining or prohibiting the consummation of the transactions contemplated by the Merger Agreement is in effect and has become final and nonappealable; provided that the party seeking to terminate the Merger Agreement as set forth herein has used reasonable best efforts to prevent the entry into and to remove such restraint subject to the terms and conditions of the Merger Agreement; and provided, further, that such right to terminate will not be available to any party if that party’s breach of the Merger Agreement has been the principal cause of, or resulted in, such legal restraint;

•        the Special Meeting (including any adjournments or postponements thereof) has concluded and the Required Stockholder Approval has not been obtained; or

•        any governmental authority has denied a Requisite Regulatory Approval and such denial has become final or any governmental authority has requested that either party or its respective affiliates withdraw and not be permitted to submit within 60 days following such withdraw, any application with respect to a Requisite Regulatory Approval; provided that such right to terminate will not be available to any party if such party’s breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner principally caused or resulted in, such denial, lack of grant or request.

Termination by Parent

Parent may also terminate the Merger Agreement and abandon the Merger by written notice to the Company at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval, if:

•        at any time prior to obtaining the Required Stockholder Approval, an Adverse Recommendation Change has occurred;

•        the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions set forth under the fourth and fifth bullets described above in the section entitled “Conditions of the Merger” and (ii) which is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (A) 30 days of receipt by the Company of written notice of such breach or failure or (B) three business days prior to the End Date; provided that Parent will not have the right to terminate the Merger Agreement pursuant to this right to terminate if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement and the Company would be entitled to terminate the Merger Agreement as set forth in the second bullet of the subsection “Termination by the Company” below; or

•        the Company has breached any of its covenants or agreements in any material respect with respect to giving notice of and convening the Special Meeting or if the Company has breached its non-solicitation obligations as provided in the Merger Agreement.

Termination by the Company

The Company may also terminate the Merger Agreement and abandon the Merger by written notice to Parent at any time prior to the Effective Time, whether before or after receipt of the Required Stockholder Approval (except as otherwise noted):

•        prior to obtaining the Required Stockholder Approval, in order to accept a Superior Proposal and enter into a binding definitive written agreement with respect to such Superior Proposal; provided that (i) the Company has complied with its non-solicitation obligations set forth in the Merger Agreement (including the obligations described in the section of this proxy statement entitled “— No Solicitation; Change in Recommendation of the Board”); (ii) the Company pays Parent or its designee a termination fee of $2.75 million; and (iii) immediately following such termination, the Company enters into such binding and definitive written agreement with respect to the foregoing Superior Proposal; or

•        if either of Parent or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any of the conditions to the Company’s obligations to close as described above in the section entitled “Conditions of the Merger” and (ii) which is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Parent or Merger Sub within the earlier of (A) 30 days of receipt by Parent of written notice of such breach or failure or (B) three business days prior to the End Date; provided that the Company will not have the right to terminate the Merger Agreement pursuant to this right to terminate if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement as set forth in the second bullet of the subsection “— Termination by Parent” above.

Termination Fees

The Company will be required to pay to Parent a termination fee of $2.75 million if the Merger Agreement is terminated:

•        by either the Company or Parent, in each case, because (i) the Merger has not been consummated by the End Date or the Required Stockholder Approval is not obtained or by Parent because the Company breaches any representation, warranty, covenant or agreement in the Merger Agreement such that the conditions to the obligations of Parent and Merger Sub to effect the Merger would not be satisfied by the End Date, and (ii)(A) an Acquisition Proposal has been made or publicly disclosed, (B) such Acquisition Proposal has not been withdrawn and (C) at any time within 12 months after termination of the Merger Agreement, the Company or any of its subsidiaries enter into an Alternative Acquisition Agreement with respect to any Acquisition Proposal or a transaction contemplated by any Acquisition Proposal will have been consummated (for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal will be deemed to be a reference to “50.1%”);

•        by Parent because (i) the Board makes an Adverse Recommendation Change prior to obtaining the Required Stockholder Approval or (ii) the Company breaches its (A) covenant to call, give notice of, convene or hold the Special Meeting in any material respects or (B) non-solicitation covenants in the Merger Agreement;

•        by either Parent or the Company because (i)(A) the Merger has not been consummated by the End Date, or (B) the Stockholder Approval is not obtained and (ii) at the time of such termination, Parent had the right to terminate the Merger Agreement because (A) the Board makes an Adverse Recommendation Change prior to obtaining the Stockholder Approval or (B) the Company (I) breaches its covenant to call, give notice of, establish a record date for, convene or hold the Special Meeting in any material respects or (II) breaches its non-solicitation covenants in the Merger Agreement; or

•        the Board accepts a Superior Proposal.

Parent will be required to reimburse the Company for any reasonable, documented and out-of-pocket costs and expenses incurred by the Company prior to the termination of the Merger Agreement, with respect to the Company’s engagement of its outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement, and its external auditor in connection with the Company’s performance of its obligations under the Merger Agreement, collectively in the aggregate up to $2.75 million, no later than three business days after receipt by Parent of invoices from the Company following such termination, if the Merger Agreement is terminated by either the Company or Parent, in each case, due to (i) the final or nonappealable legal restraint or (ii) the denial by governmental authority as described in the second and forth bullets, respectively, above in the section entitled “Termination of the Merger Agreement”, or (iii) the Merger has not been consummated by the End Date, in each case, solely as the result of any legal restraint or restrictions arising from any banking law or imposed by a banking regulator (including FDIC and North Carolina Office of the Commissioner of Banks) and all other conditions to the Closing or the conditions of Parent and Merger Sub to close have been satisfied or waived, as applicable.

Exclusive Remedy

Except in the case of fraud, willful breach or intentional misrepresentation on the part of Parent or the Company, (i) the Company’s payment of the termination fee of $2.75 million or (ii) Parent’s reimbursement of any reasonable, documented and out-of-pocket costs and expenses incurred by the Company prior to the termination of the Merger Agreement, with respect to the Company’s engagement of its outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement, and its external auditor in connection with the Company’s performance of its obligations under the Merger Agreement collectively in the aggregate up to $2.75 million, in each case, constitutes the sole and exclusive remedy of Parent and Merger Sub against the Company, any of its subsidiaries or any of its or their representatives, or the sole and exclusive remedy of the Company against Parent or Merger Sub, any of their subsidiaries or representatives, for all losses and damages suffered as a result of the Merger Agreement.

Fees and Expenses

Parent will pay filing fees and expenses incurred for certain regulatory filings and permits applications subject to the terms and conditions set forth in the Merger Agreement, excluding all fees and expenses payable to any attorneys, accountants, consultants or other advisors, which will be paid by the party incurring such expenses.

Amendment and Waivers

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time and if and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Required Stockholder Approval, the effectiveness of such amendment will be subject to the approval of the Company stockholders if required by applicable law.

Governing Law; Jurisdiction

The Merger Agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

Any legal, regulatory or administrative proceeding, suit, investigation, arbitration or action arising out of or in connection with the Merger Agreement or the transactions contemplated thereby will properly and exclusively lie in the Court of Chancery of the state of Delaware (or, if such court declines to accept jurisdiction over any action, any state or federal court within the State of Delaware).

Specific Enforcement

The parties to the Merger Agreement agreed that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them to consummate the Merger Agreement and the Merger.

The parties acknowledged and agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the performance of the Merger Agreement and the terms and provisions thereof, this being in addition to any other remedy to which they are entitled pursuant to the Merger Agreement or at law or in equity. If any party brings any bona fide action to enforce specifically the performance of the terms and provisions of the Merger Agreement, the End Date will automatically be extended by (i) the amount of time during which such action is pending, plus ten business days or (ii) such other time period established by the court presiding over such action.

VOTING AGREEMENTS

The following summarizes the material provisions of the Voting Agreements. This summary does not purport to be complete, may not contain all of the information about the Voting Agreements that is important to you and is qualified in its entirety by the full form of the Voting Agreement, as attached to this proxy statement as Annex B, which we incorporate by reference into this proxy statement. We recommend that you read the form Voting Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Voting Agreements and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution and delivery of the Merger Agreement on October 24, 2024, the Supporting Holders, in their capacity as stockholders of the Company, entered into Voting Agreements with the Company, Parent and Merger Sub, pursuant to which such Supporting Holders agreed to, upon the terms and subject to the conditions therein, vote, or cause to be voted, at the Special Meeting (and at every adjournment or postponement thereof), or deliver a written consent covering, all of the shares of Company common stock held by them at that time (1) in favor of (i) the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and any amended and restated Merger Agreement or amendment to the Merger Agreement, and any actions required in furtherance thereof, and (ii) the approval of any proposal to adjourn or postpone the Special Meeting to a later date, if there are not sufficient votes to obtain the Required Stockholder Approval on the date on which such meeting is held; (2) against (i) any Acquisition Proposal (as defined in the Voting Agreements), (ii) any transaction (A) made in opposition to adoption of the Merger Agreement or (B) that could result in a breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, or (iii) any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for vote or written consent of the Company stockholders, that is intended or could impede, interfere with, prevent, delay, postpone, discourage, adversely affect, frustrate the purposes of, or inhibit the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Voting Agreements or the fulfillment of the Company’s, Parent’s or Merger Sub’s obligations or conditions under the Merger Agreement. In addition, the Voting Agreements provide that such Supporting Holders will not transfer any of their shares of Company common stock, or except as otherwise permitted by the Voting Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the stockholder’s legal power, authority and right to vote all of the Shares then beneficially owned by him, her or it, or otherwise comply with and perform his, her or its covenants and obligations under the Voting Agreement, subject to certain exceptions, during the term of the Voting Agreements. The Voting Agreement requires each Supporting Holder to agree to non-compete and non-solicit restrictions during the period commencing on the Closing Date and ending on the date that is 18 months from the Closing Date, with customary exceptions. In connection with the execution of the Voting Agreement, certain Supporting Holders agreed to cancel and terminate without any payment or other considerations at the Closing all of the Company Warrants that are owned or beneficially owned by such Supporting Holders.

The Voting Agreements remain in effect until the earlier to occur of the Effective Time or the date of termination of the Merger Agreement in accordance with its terms. The Voting Agreements are governed by the laws of the State of Delaware.

As of the October 24, 2024, such Supporting Holders held, in the aggregate, shares of Company common stock representing approximately 7.04% of the voting power of the total outstanding shares of Company common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Company common stock as of November 6, 2024 (“the “Table Date”) by (i) each person or group who is known by the Company to be a beneficial owner of 5% or more of the outstanding shares of Company common stock, (ii) each director of the Company, (iii) each of the Company’s named executive officers and (iv) all directors and executive officers of the Company as a group.

Beneficial ownership is determined under rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated by footnote, the Company believes that each person and entity named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person or entity.

In the table below, percentage ownership is based on 12,088,487 shares of common stock outstanding on the Table Date. When applicable, the beneficial ownership table below includes the Company common stock underlying any Company Warrants because these securities are exercisable and the Company common stock subject to Company Stock Awards that will be vested within 60 days after the Table Date. The underlying Company common stock are deemed to be outstanding and beneficially owned by the person holding such Company Warrants or Company Stock Awards, as applicable, for the purpose of computing the percentage of beneficial ownership of that person and a group of which that person is member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. The Company Warrants are not in-the-money as of the Table Date.

Unless otherwise indicated, the address of each named person is c/o BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, PA 19087.

Beneficial Ownership Table

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Outstanding Shares of Common Stock Beneficially Owned
Holders of 5% or more of Common Stock:
Schechter Private Capital Funds(1)	3,224,100		24.06%
Pacific Ridge Capital Partners, LLC(2)	645,768		5.34%
Veradace Partners L.P.(3)	659,102		5.45%
Walleye Capital LLC(4)	630,582		5.22%
Bhanu Choudhrie(5)	1,997,289		16.52%
M3 Funds, LLC(6)	813,661		6.73%
Funicular Funds, LP(7)	1,626,177		11.86%

Directors and Named Executive Officers:
Luvleen Sidhu	700,810		5.8%
Warren Taylor	38,900		*
James Donahue	76,842		*
Ajay Asija	—		—
John Dolan	3,000	(10)	*
Mike Gill	4,000	(10)	*
Aaron Hodari(8)	13,000	(10)	*
Brent Hurley	215,631	(9)(10)	1.76%
Michael Pavone	2,000	(10)	*
Marcy Schwab	4,000	(10)	*
Louis Adimando	5,165		*
All directors and executive officers as a group (11 persons)	1,063,348		8.67%

____________

*        Represents less than 1% of the outstanding shares of Company common stock.

(1)      This information is based on a Form 3 filed with the SEC on February 3, 2021, includes 924,423 shares held by Schechter Private Capital Fund I, LLC — Series Q and 988,176 shares held by Schechter Private Capital Fund I, LLC — Series Q2, 633,892 Company Warrants held by Schechter Private Capital Fund I, LLC — Series Q and 677,609 Company Warrants held by Schechter Private Capital Fund I, LLC — Series Q2. Schechter Private Capital Fund I, LLC is managed by Schechter Private Capital, LLC. Decisions regarding the voting or disposition of the shares held by the foregoing are made by the president of Schechter Private Capital, LLC, Marc Schechter. Aaron Hodari is a manager and vice president of Schechter Private Capital, LLC, and Mr. Hodari disclaims ownership of any of the shares of Company common stock held by Schechter Private Capital Fund I, LLC. The address of Schechter Private Capital Fund I, LLC — Series Q and Schechter Private Capital Fund I, LLC — Series Q2 is 251 Pierce Street, Birmingham, MI 48009. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

(2)      The information is based on a Schedule 13G/A filed with the SEC on February 12, 2024. As set forth in such filing, Pacific Ridge Capital Partners, LLC has sole voting power over 420,508 shares of Company common stock and sole dispositive power with regard to 645,768 shares of common stock. The address of the principal business office of the aforementioned reporting person is 4900 Meadows Rd, Suite 320, Lake Oswego, OR 97035. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

(3)      This information is based on a Schedule 13G/A filed with the SEC on February 14, 2024. As set forth in such filing, Veradace Partner L.P., a Delaware limited partnership, is the record and direct beneficial owner of the securities reported therein; Veradace Capital Management LLC, as the investment adviser to Veradace Partner L.P., may be deemed to beneficially own the securities held by Veradace Partner L.P.; Alexander Vezendan, and John Conlin, principals of Veradace Capital Management LLC, may be deemed to beneficially own securities owned by Veradace Capital Management LLC. The aforementioned reporting persons have shared dispositive power and voting power with the 659,102 shares of Company common stock. The address of the principal business office of the aforementioned reporting persons is 2626 Cole Avenue, Suite 300, Dallas, Texas, 75204. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

(4)      This information is based on a Schedule 13G/A filed with the SEC on February 24, 2023. As set forth in such filing, Walleye Capital LLC, a Minnesota limited liability company, has sole voting and dispositive power over 630,582 shares of Company common stock. The address of the principal business office of the aforementioned reporting person is 2800 Niagara Lane N, Plymouth, Minnesota, 55447. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

(5)      According to records obtained from the Company’s transfer agent, Mr. Choudhrie is the beneficial owner of 392,769 shares of our common stock and warrants to purchase 1,604,520 shares of the Company common stock. Mr. Choudhrie may own additional securities not ascertainable by the Company from the transfer agent’s records.

(6)      The information is based on a Schedule 13G filed with the SEC on November 4, 2024. As set forth in such filing, M3 Partners, L.P., a Delaware limited partnership, is the record and direct beneficial owner of the securities reported therein. M3 Funds, LLC, a Delaware limited liability company and a general partner of M3 Partners, L.P., and M3F, Inc., a Utah corporation and the investment advisor of M3 Partners, L.P., could each be deemed to be indirect beneficial owners of the securities reported therein, and could be deemed to share such beneficial ownership with M3 Partners, L.P. Jason A. Stock and William C. Waller are the managers of M3 Funds, LLC and the managing directors of M3F, Inc., and could be deemed to share such indirect beneficial ownership with M3 Funds, LLC, M3F, Inc. and M3 Partners, L.P. The address of the principal business office of the aforementioned reporting persons is 2070 E 2100 S, Suite 250, Salt Lake City, UT 84109. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

(7)      The information is based on a Schedule 13G filed with the SEC on November 5, 2024. As set forth in such filing, the beneficial ownership of Funicular Funds, LP, a Delaware limited partnership consists of 1,626,177 Company Warrants exercisable for 1,626,177 shares of Company common stock. Cable Car Capital LLC, a California limited liability company and the general partner of Funicular Funds, LP, and Jacob Ma-Weaver, a U.S. citizen and the Managing Member of Cable Car Capital LLC, may each be deemed the beneficial owner of the shares held by Funicular Funds, LP. The address of the principal business office of the aforementioned reporting persons is 601 California Street, #1151, San Francisco, CA 94108. We have not made any independent determination as to the beneficial ownership of this stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or their shares in this table.

(8)      Mr. Hodari has indirect interest in the shares of Company common stock through his ownership of membership interests in Schechter Private Capital, LLC, but does not have voting or dispositive control over the securities and disclaims ownership of any of the shares of Company common stock or Company Warrants held by Schechter Private Capital Fund I, LLC.

(9)      Includes 167,138 Company Warrants held by Brent Hurley.

(10)    Includes 1,000 shares of Company common stock each director of the Company (excluding Luvleen Sidhu) is entitled to receive by the end of 2024 pursuant to the BMTX 2020 Equity Incentive Plan.

MARKET PRICE AND DIVIDEND INFORMATION

Shares of Company common stock and the Company Public Warrants are listed on NYSE American under the trading symbols “BMTX” and “BMTX.WT”, respectively.

The table below provides the high and low intra-day trading prices for shares of Company common stock, as reported by the NYSE American.

	High	Low
2024
October 1, 2024 through the record date	[ ]	[ ]
Third quarter	$3.47	$2.06
Second quarter	$3.91	$1.45
First quarter	$2.33	$1.60
2023
Fourth quarter	$3.65	$1.92
Third quarter	$3.85	$1.14
Second quarter	$3.57	$2.66
First quarter	$5.75	$2.60
2022
Fourth quarter	$8.58	$4.71
Third quarter	$7.00	$5.40
Second quarter	$10.13	$5.73
First quarter	$10.65	$8.20
2021
Fourth quarter	$15.10	$7.68
Third quarter	$12.73	$8.71
Second quarter	$14.62	$8.46
First quarter(1)	$18.35	$10.65

____________

(1)      Beginning on January 6, 2021 with respect to Company common stock.

On October 23, 2024, the last full trading day prior to the execution of the Merger Agreement, the closing price for shares of Company common stock was $3.25 per share. The $5.00 per share to be paid for each share of Company common stock pursuant to the Merger Agreement represents a premium of approximately 53.8% over the closing price on October 23, 2024. The closing sale price of the Company Public Warrants on October 23, 2024, the last full trading day prior to the execution of the Merger Agreement, was $0.03 per warrant. On [    ], the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on NYSE American was $[    ] and the closing sale price of the Company Public Warrants was $[    ]per warrant. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

As of the close of business on the record date, there were [    ] shares of Company common stock outstanding and entitled to vote, held by [    ] Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

The Company has never declared or paid any cash dividends on shares of Company common stock. The Company does not anticipate paying cash dividends on shares of Company common stock in the foreseeable future, and under the terms of the Merger Agreement, the Company is prohibited from declaring, setting aside, or establishing a record date for or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends payable by any of wholly owned subsidiary of the Company.

HOUSEHOLDING

The SEC has approved rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies.

Under this procedure, banks, brokers or other nominees with account holders who are Company stockholders may be “householding” proxy materials. A single copy of this proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. If you have received notice from your bank, broker or other nominee that they will be “householding” communications to your address, such “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement, please notify your bank, broker or other nominee and write or call us at the following address or phone number: General Counsel, BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, PA 19087, (877) 327-9515. We will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a Company stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS

If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. Until the Merger is consummated, you will continue to be entitled to attend and participate in stockholders meetings, including the Company’s annual meetings of Company stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2025 annual meeting of Company stockholders will be held.

Company stockholders are entitled to present proposals for action and director nominations at the 2025 annual meeting of Company stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our by-laws. We will consider for inclusion in our proxy materials for our 2025 annual meeting of Company stockholders, stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on December 30, 2024, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. Proposals must be sent to our General Counsel at BM Technologies, Inc., 201 King of Prussia Road, Suite 650, Wayne, PA 19087.

Pursuant to our bylaws, stockholders wishing to nominate persons for election as directors or to introduce an item of business at an annual meeting that are not to be included in our proxy materials must have given timely notice thereof in writing to our General Counsel. To be timely for the 2025 annual meeting of Company stockholders, you must notify our General Counsel, in writing, no earlier than February 20, 2025, and no later than 5:00 p.m. (Eastern Time) on March 22, 2025. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that the date of the notice for the 2025 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the date of the 2024 annual meeting of Company stockholders. In accordance with our bylaws, the Board or chair of the 2025 annual meeting of Company stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. A copy of our by-laws will be sent to any stockholder upon written request to our General Counsel.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK AND
COMPANY PUBLIC WARRANTS

If the Merger is consummated, there will be no further market for the shares of Company common stock or the Company Public Warrants and, as promptly as practicable following the Effective Time and in compliance with applicable law, the shares of Company common stock and the Company Public Warrants will be delisted from NYSE American, deregistered under the Exchange Act and cease to be publicly traded. As a result, the Company would no longer file periodic reports with the SEC on account of the shares of Company common stock or the Company Public Warrants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s web site at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•        the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of Company stockholders filed with the SEC on April 29, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•        our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024; and

•        our Current Reports on Form 8-K filed on February 7, 2024 (solely with respect to Item 5.02), April 1, 2024, June 3, 2024, June 20, 2024, October 25, 2024 (including Film No. 241394749 and Film No. 241394777) and November 6, 2024.

Any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting are also incorporated by reference into this proxy statement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC).

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.

The Company, its directors and its executive officers may be considered participants in the solicitation of proxies in connection with the Merger. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

You may obtain any of the documents we file, without charge, by requesting them in writing or by telephone from us at:

Corporate Secretary,

BM Technologies, Inc.,

201 King of Prussia Road, Suite 650,

Wayne, Pennsylvania 19087,

(877) 327-9515.

In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request no later than [    ]. Please note that you will be able to obtain the documents (if and when available) free of charge on the SEC’s website at https://www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public, free of charge, through our website, at https://ir.bmtxinc.com/financials/sec-filings. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this proxy statement.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it. This proxy statement is dated [    ], 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the sending of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

among

FIRST CAROLINA BANK,

DOUBLE EAGLE ACQUISITION CORP, INC.

and

BM TECHNOLOGIES, INC.

Dated as of October 24, 2024

Annex A-i

Annex A-ii

Annex A-iii

AGREEMENT AND PLAN OF MERGER dated as of October 24, 2024 (this “Agreement”), among First Carolina Bank, a North Carolina state-chartered bank (“Parent”), Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and BM Technologies, Inc., a Delaware corporation (the “Company”).

Introduction

WHEREAS, the respective boards of directors of the Company, Parent and Merger Sub have approved and declared advisable the acquisition of the Company by Parent, through the merger of Merger Sub with and into the Company pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company (the “Board of Directors”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of the outstanding shares of common stock, par value $0.0001 per share, of the Company (collectively, the “Shares”), (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the Company’s stockholders vote to approve the adoption of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, each of the Company’s directors and executive officers and the Company are entering into Voting and Support Agreements with Parent and Merger Sub (the “Voting Agreements”), pursuant to which such Persons will, among other things, vote their Shares in favor of the adoption of this Agreement and take certain other actions in furtherance of the transactions contemplated hereby, in each case, subject to the terms and conditions thereof; and;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article 1
DEFINITIONS

Section 1.01. Definitions.

(a) As used in this Agreement, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement with the Company or its Subsidiaries that is executed, delivered and effective after the date hereof containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive confidential or non-public information or data of or with respect to the Company or its Subsidiaries, or receive access to the business, operations, properties, assets, books, records, or other non-public information or data, or to any personnel, of the Company or any of its Subsidiaries, to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, that the provisions contained therein are at least as restrictive as, and no less favorable, to the Company and its Subsidiaries than, the terms of the Confidentiality Agreement (provided that such confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company or its Subsidiaries); provided, further, that such confidentiality agreement shall not prohibit performance or compliance by the Company with any of the provisions of Section 5.04.

“Acquisition Proposal” means any inquiry, indication of interest, offer or proposal (other than an inquiry, indication of interest, offer or proposal made or submitted by Parent, Merger Sub or one or more of their respective Affiliates), from any Person or group, relating to any transaction or series of related transactions involving: (i) any acquisition or purchase by any Person or group, directly or indirectly, of 20% or more (on a non-diluted basis, and whether by voting power or number or shares) of any class of outstanding voting or equity securities of (A) the Company or (B) any of the Company’s Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (ii) any tender offer or exchange offer (including a self-tender offer) that, if consummated, would result in any Person or group (or the equityholders or such Person) beneficially owning, directly or indirectly, 20% or more (on a non-diluted basis, and whether by voting power or number or shares) of any class of outstanding voting or equity securities of (A) the Company or (B) any

Annex A-1

of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (iii) any merger, consolidation, business combination, spin-off, split-off, joint venture, partnership, liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), share exchange, dual listed company structure, recapitalization or other significant corporate reorganization or similar transaction involving (A) the Company or (B) any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (iv) any sale, lease, exchange, transfer, mortgage, pledge, license or other disposition (including through any arrangement having substantially the same economic effect as a sale of assets) to a Person or group of (A) any business constituting 20% or more of the consolidated net revenues or net income of the Company and its Subsidiaries, taken as a whole, or (B) 20% or more of the assets of the Company and its Subsidiaries, taken as a whole; or (v) any combination of the foregoing.

“Action” means any action, complaint, charge, cause of action, claim, demand, litigation, suit, grievance, citation, summons, subpoena, audit, hearing, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

“Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2023 and the footnotes thereto set forth in the Form 10-K.

“Banking Regulator” means any Governmental Authority which (i) regulates or supervises banks, and (ii) has jurisdiction to review and approve the Merger, including FDIC and NCCOB.

“Banking Laws” means any Laws related to the regulation or supervision of banks which are applicable to the Merger and Parent.

“Balance Sheet Date” means December 31, 2023.

“Business Data” means all data, information and works of authorship in any medium collected, generated or used by or on behalf of the Company or any of its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, including all proprietary information of or relating to the business, and all Personal Information in the possession, custody or control of the Company and its Subsidiaries, or otherwise held or processed on their behalf.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Rocky Mount, North Carolina or New York, New York are authorized or required by applicable Law to close.

“Cause” means, with respect to an employee of the Company or any of its Subsidiaries, the definition of “Cause” under such employee’s employment agreement or, if no such employment agreement exists or if such employment agreement does not contain any such definition, (i) any material breach by the employee of any agreement to which the employee or a Company or any of its Subsidiaries are parties, (ii) any act (other than retirement) or omission to act by the Service Provider, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any of its Subsidiaries or on the Service Provider’s ability to perform services for the Company or any of its Subsidiaries, or (iii) any material misconduct or neglect of duties by the Service Provider in connection with the business or affairs of the Company or any of its Subsidiaries.

“Code” means the Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries, on the one hand, and any labor organization or other authorized employee representative representing Service Providers, on the other hand.

“Company Intellectual Property” means, collectively, the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights.

Annex A-2

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on: (i) the financial condition, business, operations, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that for purposes of the foregoing clause (i), no such Effect to the extent resulting from or arising out of any of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in general economic conditions, (B) changes in securities, financial or capital market conditions, including changes in interest rates, (C) changes in general conditions in the industries in which the Company or any of its Subsidiaries operate, (D) acts of war (whether or not declared), military activity, material armed hostilities, sabotage, or terrorism, (E) pandemics, epidemics, disease outbreaks, volcanoes, tsunamis, earthquakes, hurricanes, tornados, floods or other natural disasters, (F) changes in general political or social conditions, (G) changes in Laws affecting the Company and its Subsidiaries or in the binding interpretation or enforcement thereof by Governmental Authorities following the date of this Agreement, (H) changes in GAAP or the authoritative interpretation thereof affecting the Company and its Subsidiaries (it being understood and agreed that this clause (H) shall not apply with respect to any representation or warranty the purpose of which is to address compliance with GAAP) following the date of this Agreement, (I) changes in the trading price or trading volume of the Shares, in and of itself (it being understood and agreed that this clause (I) shall not apply with respect to any Effects giving rise or contributing to such change that are not otherwise excluded from this definition of “Company Material Adverse Effect”), (J) the failure to meet any internal or published budgets, projections, forecasts, or predictions of financial performance for any period, in and of itself (it being understood and agreed that this clause (J) shall not apply with respect to any Effects giving rise or contributing to such change that are not otherwise excluded from this definition of “Company Material Adverse Effect”), (K) the execution, announcement or performance of this Agreement and the transactions contemplated by this Agreement (it being understood and agreed that this clause (K) shall not apply with respect to (I) any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance of obligations hereunder or (II) the Company’s and its Subsidiaries’ compliance with or performance of the obligations under Section 5.01) or (L) any action expressly required to be taken or prohibited to be taken by the terms of this Agreement (it being understood and agreed that this clause (L) shall not apply with respect to the covenant set forth in Section 5.01); provided, further, that with respect to the foregoing clauses (A) through (H), any such Effect will be taken into account in determining whether a Company Material Adverse Effect has occurred if it disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, compared to other companies and their respective Subsidiaries, taken as a whole, operating in the industries in which the Company and its Subsidiaries operate (in which case only such incremental disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect); or (ii) the Company’s ability to consummate the transactions contemplated by this Agreement on or before the End Date.

“Company PBRSU” means each restricted stock unit issued by the Company under the Equity Incentive Plans or as an inducement award, in each case of the foregoing, that contains performance-based vesting requirements.

“Company Product” a product that the Company describes in its most recent annual report that it has made available to its Customers and that are not offered by a third party.

“Company Public Warrant” means each Company Warrant that is publicly listed on NYSE.

“Company RSU” means each restricted stock unit issued by the Company under the Equity Incentive Plans or as an inducement award, in each case of the foregoing, that is subject solely to service-based vesting requirements and not performance-based vesting requirements.

“Company Stock Awards” means, collectively, Company RSUs and Company PBRSUs.

“Company Tax Group” means any consolidated, combined, affiliated, aggregated, unitary or similar group for Tax purposes that includes the Company or one or more of the Subsidiaries of the Company.

“Company Warrant” means any warrant to purchase Shares, an accurate and complete copy of the executed form of which has been made available to Parent prior to the date hereof, including any Company Public Warrant.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of July 9, 2024, between the Company and Parent.

Annex A-3

“Consulting Agreement” means each consulting, service provider, change in control or other agreement between the Company or any of its Subsidiaries, on the one hand, and any Independent Contractor, on the other hand.

“Continuing Employee” means each Employee employed by the Company or any of its Subsidiaries immediately prior to the Effective Time whose employment with the Surviving Corporation, Parent or any of their respective Affiliates continues without interruption after the Effective Time.

“Contract” means, with respect to any Person, any legally binding contract, subcontract, agreement, lease, sublease, license, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, insurance policy, instrument or other arrangement, commitment or undertaking, whether written or oral, to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

“Copyrights” means any writings and other works (including literary, pictorial and graphic works), whether copyrightable or not, in any jurisdiction (domestic and foreign), and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction (domestic and foreign), and any renewals or extensions thereof.

“Customer” means any university, college, research institute or other educational institute that has a Contract with the Company or any Subsidiary of the Company.

“Disclosure Letter” means the disclosure letter dated the date hereof related to this Agreement that has been provided by the Company to Parent and Merger Sub.

“Delaware Law” means any and all Laws of the State of Delaware, including DGCL.

“DOE” means the U.S. Department of Education.

“DTC” means The Depository Trust Company.

“Effect” means any event, state of facts, circumstance, change, condition, occurrence, development, condition or effect.

“Eligible Company Stock Award” means each Company RSU and Company PBRSU, in each case, that is not an Excluded Company Stock Award.

“Employee” means any employee of the Company or any of its Subsidiaries, including any individual engaged through a third party professional employer organization to perform services on behalf or for the benefit of the Company or any of its Subsidiaries.

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, paid time off, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits, and any plan maintained under Section 401(k) of the Code), in each case (A) whether or not written and (B) that is sponsored, maintained, administered, contributed to, required to be contributed to or entered into by the Company or any of its Affiliates for the current or future benefit of any current or former Service Provider or their dependents, or for which the Company or any of its Subsidiaries has or would be reasonably expected to have any current or future liability. The term “Employee Plan” includes any plans, programs, policies and arrangements sponsored or maintained by a third party professional employer organization in which current or former employees, officers or directors of the Company or any of its Affiliates are eligible to participate in connection with their service to the Company or any of its Affiliates.

“Employment Agreement” means each management, employment, severance, retention, relocation, repatriation, expatriation, change in control or similar agreement or offer letter between the Company or any of its Subsidiaries, on the one hand, and any current or former Employee, on the other hand.

Annex A-4

“Environmental Laws” means any applicable Laws concerning exposure to Hazardous Substances or protection of the environment (including surface and ground water, drinking water supply, soil, surface or subsurface strata and indoor and ambient air), pollution, natural resources, or worker health and safety, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Substance.

“Environmental Permits” means all Permits required to be held by the Company or any of its Subsidiaries pursuant to Environmental Laws.

“Equity Incentive Plans” means, collectively, the Company’s BMTX 2020 Equity Incentive Plan, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any Person means any other Person that, together with such first Person, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Company Stock Award” means each Company Stock Award set forth on Schedule 1.01(a)(i) of the Disclosure Letter.

“FDIC” means the Federal Deposit Insurance Corporation, inclusive of its predecessor or successor entities.

“FERPA” means the Family Educational Rights and Privacy Act.

“GAAP” means generally accepted accounting principles in the United States.

“GLBA” means the Gramm-Leach-Bliley Act of 1999.

“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality, including the Consumer Financial Protection Bureau and the DOE, in each case of the foregoing, including such entity’s staff, representatives, or other officials.

“Hazardous Substance” means (i) substances that are defined or listed, in, or otherwise regulated pursuant to applicable Environmental Law as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” or “contaminants” or any similar term, (ii) oil, petroleum, natural gas, natural gas liquids, synthetic gas, drilling fluids and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iii) any explosives or any radioactive materials, (iv) asbestos in any form and asbestos-containing material, (v) polychlorinated biphenyls, (vi) toxic mold, (vii) per- and polyfluoroalkyl substances, and (viii) any other substance regulated under or which could give rise to liability under any Environmental Law.

“HEA” means the Higher Education Act of 1965.

“Independent Contractor” means any independent contractor, consultant or other service provider (other than an employee) of the Company or any of its Subsidiaries.

“Intellectual Property Rights” means any and all (i) Trademarks, (ii) Patents, (iii) Trade Secrets and other rights in information, knowledge, experience, skills, drawings, blue prints, utility models, technology, inventions, discoveries and improvements, (iv) Copyrights, (v) moral rights, data and database rights, design rights, industrial property rights, publicity rights and privacy rights, (vi) all rights in Software, (vii) any other intellectual property or proprietary rights and (viii) all rights under or relating to any of the foregoing granted under any Contract.

“Intervening Event” means any Effect that is material to the financial condition, business, operations, assets, liabilities or results of operations of the Company and its Subsidiaries, in each case occurring after the date hereof, that was neither known to nor reasonably foreseeable by any executive officer of the Company or any member of the Board of Directors as of or prior to the date hereof and becomes known to any executive officer of the Company or any member of the Board of Directors after the date hereof and prior to the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement); provided, that in no event shall

Annex A-5

any such Effect to the extent resulting from or arising out of any of the following be taken into account in determining whether an Intervening Event has occurred: (i) changes in general economic conditions; (ii) changes in securities, financial or capital market conditions, including changes in interest rates; (iii) changes in general conditions in the industries in which the Company or any of its Subsidiaries operate; (iv) changes regarding acts of war (whether or not declared), military activity, material armed hostilities, sabotage, or terrorism, or pandemics, epidemics, disease outbreaks, volcanoes, tsunamis, earthquakes, hurricanes, tornados, floods or other natural disasters; (v) changes in general political or social conditions; (vi) changes in Laws or GAAP affecting the Company and its Subsidiaries; (vii) changes in the trading price or trading volume of the Shares; (viii) the Company and its Subsidiaries’ meeting or exceeding any internal or published budgets, projections, forecasts, or predictions of financial performance for any period; (ix) any Effect resulting from any breach of this Agreement by any party hereto; (x) any action taken or prohibited from being taken by any party pursuant to and in compliance with the covenants and agreements set forth in this Agreement, and any consequence of such actions or inactions; or (xi) the receipt, existence or terms of any Acquisition Proposal (or any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal).

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means computer systems, hardware, Software, servers, equipment, networks, telecommunications systems and related infrastructure and facilities, devices, mobile devices and all other information technology equipment, and all associated documentation owned, used or held for use by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed in Schedule 1.01(a)(ii) of the Disclosure Letter, in each case after reasonable inquiry.

“Law” means any federal, state, local or foreign law, statute, code, constitution, principle of common law, ordinance, rule, regulation, binding interpretation, judgment, decree, injunction, ruling, order or decision or other requirement of any Governmental Authority, including the HEA, the Electronic Fund Transfer Act of 1978, and the Telephone Consumer Protection Act of 1991, in each case, as applicable.

“Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, hypothecation, encroachment, occupancy right, preemptive right, charge, security interest, community property interest, encumbrance or other adverse claim of any kind in respect of such property or asset, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Malicious Code” means any (i) “back door,” “trap door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “ransomware,” “spyware” or “keylogger software” (as such terms are commonly understood in the software industry) or (ii) other code, software routine, fault, damaging device or hardware component, in each case designed or intended to have any of the following functions: (A) disrupting, disabling, harming, interfering with or otherwise impeding the operation of, or providing unauthorized access to, any IT Asset or any data thereon (including by unauthorized use or modification, or other misuse); or (B) damaging or destroying any data or file without the user’s consent.

“NCCOB” means the North Carolina Office of the Commissioner of Banks.

“NYSE” means the NYSE American LLC.

“Object Code” means one or more computer instructions in machine readable form (whether or not packaged in directly executable form), including any such instructions that are readable in a virtual machine, whether or not derived from Source Code, together with any partially compiled or intermediate code that may result from the compilation, assembly or interpretation of any Source Code. The term “Object Code” includes firmware, compiled or interpreted programmable logic, libraries, objects, bytecode, machine code, middleware, object code and executable code.

“Open Source Software” means any Software that is licensed pursuant to any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (including all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT License, the Eclipse

Annex A-6

Public License, the Common Public License, the Common Development and Distribution License (CDDL), the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Server Side Public License (SSPL) and the Sun Industry Standards License (SISL)) or any license under which such Software or other materials are distributed or licensed as “free software” or “open source software” or under similar terms or models.

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned, whether wholly or jointly with others, by the Company or any of its Subsidiaries.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement on or before the End Date.

“Patent” means any national or multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, reexaminations, patents of addition, utility models, inventors’ certificates and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application.

“Permit” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, registration, accreditation, clearance, non-objection, non-action, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Authority.

“Permitted Liens” means (i) Liens for Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) materialmen’s, mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising in the ordinary course of business in a manner consistent with past practice or by operation of Law, securing obligations as to which there is no default and which are not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP, (iii) Liens to secure payment of workers’ compensation, unemployment insurance, social security or other social security legislation (other than Liens imposed by ERISA), (iv) with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and environmental applicable Law, but only if the same are not being violated in any material respects by the current use of such real property or the operation of the business of the Company and its Subsidiaries, (v) Liens that do not (individually or in the aggregate) adversely affect the value, use or operation of the assets subject thereto or impair the value or operations of the Company or its Subsidiaries in any material respects, (vi)transfer restrictions pursuant to securities Laws (except for a breach of violation thereof), and (vii) non-exclusive licenses of Intellectual Property Rights, granted in the ordinary course of business in a manner consistent with past practice.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or a Governmental Authority.

“Personal Information” means data or information in any medium that relates to an identified or identifiable individual or household or that otherwise is regulated under applicable Law as “personal data”, “personal information”, “protected health information” or any similar term.

“Privacy and Information Security Requirements” means all (i) applicable Laws relating to privacy, information security or the Processing of Personal Information, including without limitation FERPA, GLBA, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, and any other comprehensive state privacy Laws; (ii) all applicable Laws, rules, guidelines and regulations concerning the security of the Company Products and IT Assets; (iii) all Contracts to which the Company or its Subsidiaries are a party or are otherwise bound that relate to Personal Information or protecting the security or privacy of information or IT Assets; (iv) the Company’s internal and posted policies and notices relating to Personal Information and/or the privacy and the security of the Company Products, IT Assets and Business Data; and (v) to the extent applicable, the Payment Card Industry Data Security Standards.

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“Processing” means any operation or set of operations that is performed upon Personal Information or other Business Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Proxy Statement” means the proxy statement relating to the Company Stockholders’ Meeting, as amended or supplemented from time to time, together with all annexes, schedules or exhibits thereto (including the letter to stockholders, notice of meeting and form of proxy), as required to be filed with the SEC.

“Reference Date” means December 31, 2021.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Incident” means (i) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Business Data, or (ii) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the IT Assets.

“Service Provider” means any director or officer of the Company or any of its Subsidiaries, or any Employee or individual Independent Contractor.

“Software” means all computer programs (including any software implementation of algorithms, models and methodologies), assemblers, applets, compilers, interfaces, applications, utilities, diagnostics and embedded systems, tools, firmware and computations (including any data and collections of data), each of the foregoing in any form or format, and documentation (including user manuals and training materials) relating to the foregoing.

“Source Code” means (i) one or more written instructions in human readable form, which are generally formed and organized to the syntax of a computer or programmable logic programming language, together with any and all accompanying documentation such as text, data and data structures, diagrams, graphs, charts, presentations, manuals, instructions, commands, schematics, flow-charts, procedures and other work product and information that describe the operation of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person (i) of which such Person or any of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other corporate bodies performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests) of which are at any time directly or indirectly owned or controlled by such Person.

“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (except that the references in the definition thereof to 20% shall be replaced with 50.1%) made by a Third Party after the date of this Agreement that is not withdrawn and did not arise from or in connection with a breach of the obligations set forth in Section 5.04, and that the Board of Directors determines in good faith, after considering the advice of its financial advisor and outside legal counsel, (A) would result in a transaction to be more favorable to the stockholders of the Company (in their capacity as such) from a financial point of view (after taking into account all relevant factors, including (I) the amount, form and timing of payment of consideration, and (II) any conditions to, the likelihood of, and the time likely to be required for consummation of such Acquisition Proposal on the terms set forth therein) than the transactions contemplated by this Agreement (after taking into account any revisions to this Agreement proposed by Parent pursuant to Section 5.04(e)), and (B) is reasonably capable of being consummated on the terms proposed, taking into account (I) any legal, financial, regulatory and stockholder approval requirements, (II) the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, (III) the timing of closing, (IV) the identity of the Person or Persons making the Acquisition Proposal, and (V) any other aspects considered relevant by the Board of Directors.

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“Tax” means (i) any federal, state, local, foreign or supranational income, gains, alternative or add-on minimum, base erosion and anti-abuse, income inclusion rule top-up, undertaxed payments rule top-up, qualified domestic minimum top-up, digital services, diverted profits, gross income, withholding, estimated, gross receipts, sales, use, VAT, transfer, franchise, fringe benefit, capital stock, profits, license, registration, payroll, social security (or equivalent) or any other applicable social contribution, employment, unemployment, workers’ compensation, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), commercial rent, financial transaction, stamp, stamp duty, environmental, windfall profit, unclaimed property and other tax of any kind, repayments of any grants, subsidies, state aid or similar amounts received or deemed received from any Governmental Authority, any customs duties, escheat obligations and any other fees, contributions, governmental charges, levies, excises, duties or assessments of any kind in the nature of (or similar to) a tax, in each case imposed by a Governmental Authority, together with any interest, penalty, inflation linkage or addition thereto under applicable Law, and (ii) any penalty (and interest with respect thereto) imposed by a Governmental Authority for the failure to timely file, properly to file or timely to file any Tax Return.

“Tax Law” means all former or currently applicable Laws relating to or regulating the assessment, determination, reporting, collection or imposition of Taxes.

“Tax Return” means any report, return, declaration, statement, information return, claim for refund, declaration of estimated payments, voucher or other document, together with any schedule and attachment thereto and any amendment thereof, filed or required to be filed with any Taxing Authority in connection with Taxes, including the determination, assessment, reporting, withholding, collection or payment of any Taxes.

“Tax Sharing Agreement” means any Tax allocation, apportionment, sharing, indemnification or assignment Contract between the Company and any of its Subsidiaries, on the one hand, and another Person, on the other hand, in each case other than any such Contract that is (i) pursuant to an ordinary-course commercial Contract, the primary purpose of which does not relate to Taxes or (ii) solely among members of any Company Tax Group that comprises solely of the Company and/or its Subsidiaries.

“Taxing Authority” means any Governmental Authority having jurisdiction over or responsible for the assessment, determination, reporting, collection or administration of Taxes.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

“Third Party Components” means, with respect to a Company Product or any Software materially customized by or on behalf of the Company (“Customization”), all of the following for which the Intellectual Property Rights are not exclusively owned by the Company: (i) Software that is used in, incorporated into or combined with such Company Product or Customization, including any Software that is referenced or required to be present or available in such Company Product or Customization for such Company Product or Customization to properly function in accordance with its specifications, and (ii) Intellectual Property Rights that are embodied in such Company Product or Customization.

“Third Party Service Provider” means a third party that provides outsourcing or other data or IT-related services for the Company or its Subsidiaries, including any third party that the Company or its Subsidiaries engages to Process Personal Information on behalf of the Company or its Subsidiaries and/or to develop Software on their behalf.

“Title IV Program” means the federal student financial assistance programs authorized by Title IV of the HEA.

“Trade Secrets” means trade secrets and all other confidential know-how and confidential information and rights to any of the foregoing in any jurisdiction (domestic and foreign), including confidential recipes, ideas, formulae, formulations, compositions, specifications, techniques, data, results, methods, processes, schematics, prototypes, models, designs, customer lists and supplier lists.

“Trademarks” means trademarks, service marks, trade names, service names, business marks, brand names, certification marks, trade dress, logos, corporate names, trade styles, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications (including intent-to-use applications) in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

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“VAT” means any ad valorem, value added, goods and services and similar gross margin or turn-over tax.

“Warrant Agreement” means the Warrant Agreement dated as of August 23, 2018, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”).

“Willful Breach” means a party’s material breach, or material failure to perform, any representation, warranty, covenant or agreement set forth in this Agreement, in each case, that is a consequence of an act or failure to act undertaken by the breaching or non-performing party with the actual knowledge, or the knowledge that a Person acting reasonably under the circumstances should have, that such act or failure to act would, or would reasonably be expected to, result in, cause or constitute a breach of this Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	5.04(d)(iv)
Adverse Recommendation Change Notice	5.04(e)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	5.04(d)(iv)
Board of Directors	Recitals
Board Recommendation	3.02(b)
Book-Entry Shares	2.04(a)
Burdensome Condition	7.01(c)
Capitalization Date	3.05(a)
Certificate	2.04(a)
Chosen Courts	10.11
Closing	2.01(b)
Closing Date	2.01(b)
Company	Preamble
Company RSUs	2.07(a)
Company Regulatory Agreement	3.12(e)
Company SEC Documents	3.07(a)
Company Securities	3.05(d)
Company Stockholders’ Meeting	5.03(c)
Company Subsidiary Securities	3.06(b)
Consideration Fund	2.05(a)
Contributor	3.16(k)
DGCL	Recitals
D&O Insurance	6.02(b)
Effective Time	2.01(c)
e-mail	10.01
End Date	9.01(b)(i)
Enforceability Exceptions	3.02(a)
ESPP	2.08
FCPA	3.13(a)
Final Offering Period	2.08
Financial Advisor	3.25
Government Official	3.13(a)
Impacted IP	5.14
Indemnified Person	6.02(a)
Indemnification Expenses	6.02(a)
Key Customers	3.22(a)
Key Suppliers	3.22(b)
Lease	3.15(c)
Leased Real Property	3.15(d)

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Term	Section
Legal Restraint	8.01(b)
Letter of Transmittal	2.05(b)
Material Contract	3.21(a)
Merger	2.01(a)
Merger Consideration	2.04(a)
Merger Sub	Preamble
Money Laundering Laws	3.12(c)
Non-DTC Book-Entry Share	2.05(d)
Owned Software	3.16(l)
Parent	Preamble
Parent Benefit Plans	6.03(b)
Parent Proposal	5.04(e)(iv)
Parent Reimbursement Amount	9.02(c)
Paying Agent	2.05(a)
Preferred Shares	3.05(a)
Premium Cap	6.02(b)
Qualified Plan	3.19(f)
Registered IP	3.16(a)
Regulatory Action	5.11
Representatives	5.04(a)
Required Stockholder Approval	3.02(a)
Requisite Regulatory Approvals	8.01(c)
Shares	Recitals
Surviving Corporation	2.01(a)
Takeover Statutes	5.07
Termination Fee	9.02(b)
Trade Controls	3.13(b)
Transaction Litigation	5.10
Voting Agreements	Recitals
Warrant Agreement Amendment	5.12

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The word “or” shall not be exclusive and “any” means “any and all.” A reference to any “copy” or “copies” of a document, agreement or instrument means a copy or copies that are complete and correct. References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to that Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof; provided, that with respect to any Contract listed on the Disclosure Letter, all such amendments, modifications, supplements, extensions and renewals must also be listed in the appropriate Section thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any

Annex A-11

applicable Law. References to “foreign” or words of similar import shall be deemed to refer to any jurisdictions outside the United States. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Unless otherwise specified, the words “made available to Parent” or “provided to Parent” (or words of similar import) mean the documents that were, as of at least two Business Days prior to the date hereof, (a) posted to the data room maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement (provided, that Parent or its Representatives had access to such documents in such data room and such documents were not removed from such data room prior to the date hereof), (b) otherwise provided to Parent or its Representatives in response to a diligence request from Parent or its Representatives or (c) included as an exhibit to Company SEC Documents that were filed with the SEC by the Company on or after December 31, 2023 and prior to two Business Days before the date of this Agreement.

Article 2
THE MERGER

Section 2.01. The Merger.

(a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation (the “Surviving Corporation”) of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

(b) Subject to the provisions of Article 8, the closing of the Merger (the “Closing”) shall take place (i) in New York City at the offices of Covington & Burling LLP, 620 8th Ave, New York, New York 10018, or remotely by electronic exchange of documents and signatures (or their electronic counterparts) on the date which is five Business Days after the date on which the conditions set forth in Article 8 (other than conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions; or (ii) at such other place or time or on such other date as Parent and the Company may mutually agree in writing; provided, that the Closing shall not occur prior to January 1, 2025. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(c) At the Closing, the Company and Merger Sub shall file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as such certificate of merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the parties in writing and specified in such certificate of merger).

(d) From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under this Agreement and the DGCL.

Section 2.02. Certificate of Incorporation and Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit A hereto, until thereafter further amended in accordance with the terms thereof, applicable Law and Section 6.02.

(b) The parties hereto shall take all actions necessary so that, from and after the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that (i) references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name and (ii) the bylaws of the Surviving Corporation will include provisions no less favorable than the provisions in the bylaws of the Company as of the date hereof related to indemnification and exculpation from liability, which shall, in accordance with Section 6.02, (A) remain effective and (B) control with respect to acts or omissions by the Indemnified Persons in their capacities as such at any time prior to the Effective Time), until thereafter further amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, applicable Law and Section 6.02.

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Section 2.03. Directors and Officers. The parties hereto shall take all actions necessary so that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law, (a) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

Section 2.04. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company:

(a) Except as otherwise provided in Section 2.04(b) or Section 2.06, each Share issued and outstanding immediately prior to the Effective Time, shall be converted automatically into the right to receive $5.00 per share (the “Merger Consideration”), payable to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.10. As of the Effective Time, each certificate formerly representing any Shares (each, a “Certificate”) and each Share formerly represented in book-entry form (each, a “Book-Entry Share”) shall automatically be canceled and retired and all Shares represented thereby shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.05.

(b) Each Share held by the Company as treasury stock and each Share held by Parent, Merger Sub or any wholly owned Subsidiary of Parent or of the Company (in each case other than shares held in any Employee Plans or related trust accounts), in each case immediately prior to the Effective Time, shall be canceled and retired, and no payment shall be made with respect thereto.

(c) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.05. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an agent (the “Paying Agent”) for the purpose of exchanging for the Merger Consideration (i) the Certificates and (ii) the Book-Entry Shares. At or prior to the Effective Time, Parent or one of its Affiliates shall deposit with the Paying Agent the aggregate Merger Consideration payable in respect of all the Shares converted in accordance with Section 2.04(a) (such cash, the “Consideration Fund”). Until disbursed in accordance with this Agreement, the cash in the Consideration Fund will be invested by the Paying Agent as directed by Parent. No investment losses resulting from investment of the Consideration Fund shall diminish the rights of any holder of Certificates or Book-Entry Shares to receive the Merger Consideration as provided herein. In the event the Consideration Fund shall be insufficient to pay the aggregate Merger Consideration (including on account of any Merger Consideration returned to Parent pursuant to Section 2.05(i) or Section 2.05(j)), Parent shall promptly deliver, or cause to be delivered, additional funds to the Paying Agent in an amount equal to the deficiency required to make such payments. The Consideration Fund shall not be used for any other purpose.

(b) With respect to the Certificates, promptly after the Effective Time (and in no event later than five Business Days after the Effective Time), Parent shall send, or shall cause the Paying Agent to send, to each holder of record of each such Certificate (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.05(c)) to the Paying Agent (a “Letter of Transmittal”) and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.05(c)) to the Paying Agent. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.05(c)) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, the Merger Consideration payable for each Share represented by such Certificate pursuant to Section 2.04(a). Any Certificate that has been so surrendered shall be canceled by the Paying Agent.

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(c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

(d) With respect to Book-Entry Shares not held through DTC (each, a “Non-DTC Book-Entry Share”), promptly after the Effective Time (and in no event later than five Business Days after the Effective Time), Parent shall send, or shall cause the Paying Agent to send, to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger, (ii) a Letter of Transmittal and (iii) instructions for surrendering the Non-DTC Book-Entry Share to the Paying Agent. Upon surrender to the Paying Agent of Non-DTC Book-Entry Shares by book-receipt of an “agent’s message” by the Paying Agent in accordance with the terms of the Letter of Transmittal and accompanying instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, the Merger Consideration payable for each such Non-DTC Book-Entry Share pursuant to Section 2.04(a).

(e) With respect to Book-Entry Shares held through DTC, the Company and Parent shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share pursuant to Section 2.04(a).

(f) With respect to any Certificate or Non-DTC Book Entry Share, if any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Non-DTC Book-Entry Share is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Non-DTC Book-Entry Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Non-DTC Book-Entry Share or establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not payable.

(g) Until so surrendered or transferred, as the case may be, in accordance with the provisions of this Section 2.05 and subject to the terms of Section 2.06, each such Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or shall accrue on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Shares. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares.

(h) From and after the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(i) Any portion of the Consideration Fund (and any earnings, interest or other income earned thereon) that remains unclaimed by the holders of Shares on the first anniversary after the Effective Time shall be returned to Parent or one of its Affiliates, upon demand, and any such holder who has not exchanged its Shares for the Merger Consideration in accordance with this Section 2.05 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat or similar laws), as a general creditor thereof, for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificate or Book-Entry Share has not been surrendered immediately prior to the date on which the Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

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(j) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.05(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent or one of its Affiliates upon demand.

Section 2.06. Dissenting Shares. Notwithstanding Section 2.04 or any other provision of this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time (other than Shares canceled in accordance with Section 2.04(a)) and held by a holder who did not vote in favor of the adoption of this Agreement or the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL shall not be converted into the right to receive the Merger Consideration, but shall be entitled only to such rights as are granted by Section 262 of the DGCL, unless such holder fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL. If, either before or after the Effective Time, such holder fails to perfect, waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall be treated as if they had been converted pursuant to Section 2.04(a) as of the Effective Time into, and shall represent only, the right to receive the Merger Consideration in accordance with Section 2.05 upon surrender of such Certificate formerly representing such Share or transfer of such Book-Entry Share, as the case may be. The Company shall give Parent reasonably prompt written notice (within 48 hours) of any demands received by the Company for appraisal of Shares, any waiver or withdrawal of any such demand, and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, offer to settle or settle, any such demands, or agree to do any of the foregoing.

Section 2.07. Company Stock Awards.

(a) At the Effective Time, each Eligible Company Stock Award that is outstanding immediately prior to the Effective Time, whether or not then vested, shall be, by virtue of the Merger and without any action on the part of the holder thereof, automatically canceled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, solely an amount in cash equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of Shares subject to such Eligible Company Stock Award. At the Effective Time, each Excluded Company Stock Award, if applicable, that is outstanding immediately prior to the Effective Time, whether or not then vested, shall be, by virtue of the Merger and without any action on the part of the holder thereof, automatically canceled and extinguished for no consideration and shall not be assumed by Parent or Merger Sub.

(b) As soon as reasonably practicable following the Closing, but in any event no later than 30 days following the Closing, the Surviving Corporation shall make (or cause to be made) by a payroll payment (less applicable withholding Taxes, if any, as provided in Section 2.10) to each holder of an Eligible Company Stock Award, such holder’s payment due in accordance with Section 2.07(a). If any such payment cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by overnight courier to such holder as soon as reasonably practicable following the Closing.

(c) Prior to the Effective Time, the Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall take all actions necessary or appropriate to effectuate the treatment of Company Stock Awards as contemplated in this Section 2.07 (including obtaining any required consents from, or providing any required notices to, holders of the Company Stock Awards) and to terminate, effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing, any equity incentive plans maintained or sponsored by the Company, including the Equity Incentive Plans.

Section 2.08. Employee Stock Purchase Plan. The Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall take all actions necessary to terminate the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder as of the day immediately prior to the Closing Date, contingent upon the occurrence of the Closing, and to otherwise effectuate the treatment of the ESPP as contemplated in this Section 2.08. From and after the date hereof, (a) no new participants shall be permitted to participate in the ESPP, (b) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement and (c) except for the offering or purchase period (if any) under the ESPP that is in effect on the date hereof (the “Final Offering Period”), no offering or purchase period shall be authorized,

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continued or commenced following the date hereof. If the Effective Time would occur (i) during the Final Offering Period or (ii) after the end of the Final Offering Period, then: (A) in the case of clause (i), the Final Offering Period shall terminate no later than the day immediately prior to the Effective Time (it being understood that, in the case of clause (ii), this clause (A) shall not require any adjustment to the end of the Final Offering Period); (B) in the cases of both clause (i) and (ii), all amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period shall, upon termination of the Final Offering Period (in the case of clause (i), as such end of the Final Offering Period is adjusted pursuant to the foregoing clause (A)), be used to purchase whole Shares under the terms of the ESPP for such offering period, which Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.04(a); and (C), in the cases of both clause (i) and (ii), as promptly as practicable following the purchase of Shares in accordance with the foregoing clause (B), the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase. From and after the date hereof, the Company shall not issue or grant any award under the ESPP, except as (and only to the extent) otherwise set forth in this Section 2.08. As soon as reasonably practicable after the date hereof, the Company shall provide notice to all ESPP participants describing the treatment of the ESPP pursuant to this Section 2.08.

Section 2.09. General Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, the outstanding Shares or the outstanding Company Warrants (or securities convertible into, or exchangeable or exercisable for, Shares) shall have been changed into a different number of shares or into a different class by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or similar transaction, or stock dividend or distribution thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change. Nothing in this Section 2.09 shall be construed to permit the Company to take any action with respect to any Company Securities that is prohibited by the terms of this Agreement.

Section 2.10. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Company, Paying Agent, Merger Sub, the Surviving Corporation, Parent and any other applicable withholding agents shall be entitled to deduct and withhold from the payment of the Merger Consideration and any other amount payable to any Person pursuant to this Agreement any amount of Taxes required to be deducted and withheld under applicable Tax Law with respect to such payment. Any amount so deducted and withheld and timely remitted to the appropriate Taxing Authority by the Paying Agent, Merger Sub, the Surviving Corporation, Parent or such withholding agent, as the case may be, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.11. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any agreements, instruments, deeds, bills of sale, assignments, assurances or other documents and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as set forth in this Article 3, except as expressly disclosed in: (a) the Company SEC Documents filed with the SEC and publicly available on or after the Reference Date and prior to two Business Days before the date of this Agreement (other than (i) any information that is contained in the “Risk Factors” or “Note Regarding Forward-Looking Statements” or similar sections of such Company SEC Documents and (ii) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Documents); provided, that this clause (a) shall not apply to any of the representations and warranties set forth in Section 3.01, Section 3.02, Section 3.05, Section 3.06, Section 3.10(a), Section 3.25, Section 3.26 or Section 3.27; or (b) the Disclosure Letter.

Section 3.01. Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted.

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(b) The Company is duly qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company has made available to Parent an accurate and complete copy of the certificate of incorporation (including any certificate of designation), bylaws and other organizational documents, each as in effect, of the Company and each of its Subsidiaries.

Section 3.02. Corporate Authorization.

(a) The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except, with respect to the Merger, for (i) the adoption of this Agreement by the affirmative vote of the holders of not less than a majority of the outstanding Shares (the “Required Stockholder Approval”) and (ii) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. Other than the Required Stockholder Approval, no vote of the holders of any class or series of capital stock or other securities of the Company is necessary in connection with the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (the “Enforceability Exceptions”).

(b) At a meeting duly called and held, the Board of Directors has unanimously (i) determined that this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of the Shares, (ii) approved, adopted and declared advisable this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, in accordance with the requirements of the DGCL and (iii) resolved to recommend that the Company’s stockholders vote to approve the adoption of this Agreement (such recommendation, the “Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

Section 3.03. Governmental Authorization. None of the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement requires any action by or in respect of, Permit from or declaration or filing with, any Governmental Authority other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws and the rules, regulations and requirements of NYSE and (c) any actions, Permits, declarations or filings the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.04. Non-contravention. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any Subsidiary of the Company, (b) assuming compliance with the matters referred to in clauses (a) through (c) of Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) assuming compliance with the matters referred to in clauses (a) through (c) of Section 3.03, require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice, lapse of time or both, would constitute a breach or default, under, or cause or permit the termination,

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cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding on the Company or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b), (c) and (d), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.05. Capitalization.

(a) The authorized capital stock of the Company consists solely of (i) 1,000,000,000 Shares and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of October 23, 2024 (the “Capitalization Date”), (A) 12,088,487 Shares were outstanding, (B) no Preferred Shares were outstanding, (C) 17,294,044 Company Public Warrants were outstanding, (D) 5,408,960 Company Private Warrants were outstanding, (E) Company RSUs under which 1,196,837 Shares are subject to issuance upon settlement thereof were outstanding, (F) Company PBRSUs under which 715,000 Shares are subject to issuance upon settlement thereof were outstanding, (G) 695,762 Shares were reserved for issuance under the Equity Incentive Plans, (H) 498,631 Shares were reserved for issuance under the ESPP, (I) rights to purchase a maximum of 1,400 Shares under the Final Offering Period pursuant to the ESPP were outstanding, (J) 0 Shares were reserved for issuance with respect to the Company Public Warrants and (K) 0 Shares were reserved for issuance with respect to the Company Private Warrants. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Employee Plan or Company Security will be, when issued in accordance with the respective terms thereof and in compliance with the terms of this Agreement, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. As of the Effective Time, (I) no more than 12,166,591 Shares were outstanding, (II) no Preferred Shares were outstanding, (III) no more than 22,703,104 Shares are subject to issuance pursuant to the Company Warrants that were outstanding, (IV) the Company RSUs under which no more than 1,118,733 Shares are subject to issuance upon settlement thereof were outstanding, (V) the Company PBRSUs under which no more than 715,000 Shares are subject to issuance upon settlement thereof were outstanding, and (VI) the aggregate number of fully diluted Shares outstanding (including the aggregate number of Shares subject to the Eligible Company Stock Awards) shall not exceed 13,319,493.

(b) There are no equity awards of the Company outstanding other than the Company Stock Awards granted under the Equity Incentive Plans. The Company has provided to Parent each award agreement with respect to a Company Stock Award that diverges from the form of the Company Stock Award agreement, and except as so provided to Parent, each Company Stock Award was granted pursuant to the form of award agreement that has been provided to Parent, subject only to the variations described in the immediately preceding sentence. Each Company Stock Award has been granted in compliance in all material respects with all applicable securities laws or exemptions therefrom and all requirements set forth in the applicable Equity Incentive Plan and applicable award agreements. At all times, the ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and all options to purchase shares under the ESPP (now outstanding or previously exercised or forfeited) have satisfied applicable Law, including the requirements of Section 423 of the Code. The treatment of the Company Stock Awards under this Agreement does not violate the terms of the applicable Equity Incentive Plans or any Contract governing the terms of such Company Stock Awards, and will not cause any adverse Tax consequences, including under Section 409A of the Code. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued any Shares, or any other capital stock or Company Securities, except upon the exercise of the Company Warrants or vesting of Company RSUs or Company PBRSUs, in each case outstanding as of the close of business on the Capitalization Date. No employees or independent contractors of the Company or any of its Subsidiaries hold (or would be deemed to hold under the principles set forth in Section 318 of the Code) any Shares that are subject to vesting or performance conditions.

(c) The treatment of the Company Warrants under this Agreement does not violate the terms of such Company Warrants or any Contract governing the terms of such Company Warrants.

(d) There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 3.05, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, the Company, (ii) securities of the Company convertible into, or exchangeable or exercisable for, shares of capital

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stock or other voting securities of, or ownership interests in, the Company, (iii) warrants, puts, calls, subscriptions, options or other rights to acquire from the Company any capital stock or other voting securities of, or ownership interests in, the Company or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company, (iv) other obligations, agreements or commitments of the Company to issue, transfer or sell, or make any payment with respect to, any capital stock or other voting securities of, or ownership interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company, or any warrants, puts, calls, subscriptions, options or other rights to acquire from the Company any capital stock or other voting securities of, or ownership interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company or (v) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or ownership interests in, the Company (the items in clauses (i) through (v), including the Shares, being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract with respect to the voting, registration or transfer of any Company Securities.

(e) Except as set forth in this Section 3.05, none of the Shares or any Company Securities are owned by any Subsidiary of the Company.

(f) There is no Law that would restrict the Company’s ability to perform its obligations in Section 5.06 in a timely fashion.

Section 3.06. Subsidiaries.

(a) Each Subsidiary of the Company has been duly organized or incorporated, as applicable, is validly existing and (where applicable) in good standing (where such concept is recognized under applicable Law) under the laws of its jurisdiction of organization or incorporation, and has all organizational powers to carry on its business in the places and in the manner as now conducted, except as has not had and would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiary, taken as a whole. Each Subsidiary of the Company is duly qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 3.06(a) of the Disclosure Letter sets forth an accurate and complete list of the Subsidiaries of the Company, indicating for each such Subsidiary its respective jurisdiction of organization or incorporation, as the case may be, Company Subsidiary Securities issued and outstanding and Company Subsidiary Securities held by the Company.

(b) All of the outstanding shares, capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and free of preemptive rights and are owned beneficially and legally, and solely, by the Company, directly or indirectly, free and clear of any Lien (other than transfer restrictions under applicable securities Laws) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such share, capital stock or other voting securities or ownership interests). Except as set forth in this Section 3.06, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) securities of any of the Company’s Subsidiaries convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) warrants, puts, calls, subscriptions, options or other rights to acquire from any of the Company’s Subsidiaries any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iv) other obligations, agreements or commitments of any of the Company’s Subsidiaries to issue, transfer or sell, or make any payment with respect to, any shares, capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, or any securities convertible into, or exchangeable or exercisable for, any shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of the Company, or any warrants, puts, calls, subscriptions, options or other rights to acquire from any of the Company’s Subsidiaries any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, or any securities convertible into, or exchangeable or exercisable for, any capital

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stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (v) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share, capital stock or other voting security of, or ownership interest in, any Subsidiary of the Company (the items in clauses (i) through (v) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the shares of capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or other voting securities of, or membership, partnership, joint venture or other ownership or investment interests (whether equity or debt, including any agreement or commitment convertible or exercisable into, or exchangeable for, any equity interests) in, any Person. All dividends or distributions declared, made or paid by the Subsidiaries of the Company have been declared, made or paid in all material respects in accordance with the applicable Subsidiary’s organizational documents, all applicable Law and any agreements or arrangements made with any Third Party regulating the payment of dividends and distributions. No Company Subsidiary Securities have been issued and no transfer of any such shares has been registered (where applicable), except in accordance with all applicable Laws and the organizational documents of the relevant Subsidiary of the Company, and all transfers have been duly stamped (where applicable).

Section 3.07. SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, certifications, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company since December 31, 2021 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). Accurate complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of the SEC. The Company has made available to Parent accurate and complete copies of all material correspondence since December 31, 2021 between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, including all comment letters from the staff of the SEC relating to the Company SEC Documents containing unresolved comments and all written responses of the Company thereto. To the Knowledge of the Company, as of the date hereof, no Company SEC Document is the subject of ongoing review, comment or investigation by the SEC. No Subsidiary of the Company is, or since December 31, 2021 has been, required to file any reports, schedules, forms, statements or other documents with the SEC or similar foreign Governmental Authority.

(b) As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of NYSE, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act on or prior to the date hereof did not, and each Company SEC Document filed pursuant to the Exchange Act subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

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(f) The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal control prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies in the design or operation of internal control which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal control and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since the Reference Date.

(g) Schedule 3.07(g) of the Disclosure Letter describes, and the Company has made available to Parent copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that existed or were effected by the Company or its Subsidiaries since the Reference Date.

(h) The Company has complied with and is in compliance with, in all material respects, all applicable listing and corporate governance rules, regulations and requirements of NYSE, and is in compliance in all material respects with all rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(i) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE, and the statements contained in any such certifications are complete and correct as of their respective dates.

(j) There are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any other Person (other than the Company and its Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K that are not appropriately disclosed in the Company SEC Documents.

Section 3.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (a) as of their respective dates of filing with the SEC complied as to form in all material respects with the rules, regulations and requirements of the SEC with respect thereto and (b) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements which are not material in the aggregate). The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP, to the extent applicable.

Section 3.09. Information in the Proxy Statement.

(a) The information to be contained in, or incorporated by reference in, the Proxy Statement (or any amendment or supplement thereto) will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable Law.

(b) Notwithstanding the foregoing in this Section 3.09, the Company makes no representation with respect to statements made or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

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Section 3.10. Absence of Certain Changes.

(a) Since the Balance Sheet Date, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course in a manner consistent with past practice and (ii) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) From the Balance Sheet Date until the date hereof, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.01(b)(i), (b)(ii), (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(ix), (b)(x), (b)(xii), (b)(xvii), (b)(xviii), (b)(xix), (b)(xx), (b)(xxi), or (b)(xxii) with respect to the foregoing.

Section 3.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable or otherwise that would be required by GAAP to be set forth on a consolidated balance sheet of the Company, other than (a) liabilities or obligations disclosed and reserved for in the Balance Sheet or in the notes thereto, (b) liabilities or obligations arising out of or in connection with this Agreement and the transactions contemplated hereby, (c) liabilities or obligations incurred in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice since the Balance Sheet Date and (d) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12. Compliance with Laws, Permits and Court Orders.

(a) The Company and each of its Subsidiaries is, and since the Reference Date has been, in compliance in all material respects with all applicable Laws, including all applicable Laws relating to a “Third-Party Servicer” (as defined in the HEA), the Title IV Program, and the related fiduciary duties under the HEA and the Title IV Program. Since the Reference Date, none of the Company or any of its Subsidiaries has been charged with or given written notice of or, to the Knowledge of the Company, threatened to be charged with or is under any investigation, audit, or examination with respect to, any potential or actual violation of any applicable Law in any material respect, including any actual or potential violation of a Title IV Program. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since the Reference Date, neither the Company nor any of its Subsidiaries (i) has been terminated under Section 487 of the HEA for any reason, including involving the acquisition, use, management, administration, disbursement, reimbursement, or expenditure of funds of any Governmental Authority or any university, college, research institute or other educational institution, or (ii) has been administratively or judicially determined to have committed any fraud, willful misconduct, or any other material violation of applicable Laws involving funds of any Governmental Authority or any university, college, research institute or other educational institution. Since the Reference Date, the Company has timely submitted all required attestation, examination, audit and relevant information to the DOE in compliance in all material respects with the HEA and the requirements of the DOE.

(c) None of the Company, any Subsidiary of the Company, or to the Knowledge of the Company, any director, officer, employee, agent or other Person acting on behalf of the Company or any Subsidiary of the Company has, directly or indirectly, violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering Laws of any jurisdiction, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Action, inquiry or investigation by any Governmental Authority, that individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, by or before any Governmental Authority or any arbitrator involving any the Company or any Subsidiary of the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. The Company and each Subsidiary of the Company has been conducting operations at all times in compliance with applicable financial recordkeeping and reporting requirements of all Money Laundering Laws administered and the Company and each Subsidiary of the Company has established and maintained a system of internal control designed to ensure compliance by the Company and each Subsidiary of the Company with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, except as has not had and would not, individually or in the aggregate, reasonably be expected to be material to have a Company Material Adverse Effect.

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(d) The Company and its Subsidiaries hold all material Permits necessary or advisable to conduct their respective businesses in the places and in such manner in which such businesses are currently being conducted, and: (i) such Permits are valid and in full force and effect and are not subject to any pending or, to the Knowledge of the Company, threatened Action, inquiry or investigation by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit; (ii) the Company and each of its Subsidiaries are in compliance in all material respects with the terms and requirements of such Permits; and (iii) the Company and each of its Subsidiaries is not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, material modification, termination or revocation of, any such Permit.

(e) Except as has not had and would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary of the Company is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking to, or is subject to any Legal Restraint or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any, Governmental Authority that currently restricts in any respect the conduct of its business or that in any manner relates to its liquidity, its risk management policies, its management, or its business (each, whether or not set forth in the Disclosure Letter, a “Company Regulatory Agreement”), nor has the Company or any Subsidiary of the Company been advised in writing or, to the Knowledge of the Company, orally, since the Reference Date, by any Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.

Section 3.13. Anti-Corruption and Trade Controls.

(a) Since December 31, 2019, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, consultants, agents or other Persons acting for or on their behalf (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (iii) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses, (iv) has violated or is violating in any material respect the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) (the “FCPA”) or any other applicable anti-corruption or anti-bribery Law, (v) has, directly or indirectly, made, offered, authorized, facilitated or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any Government Official or to any officer, director, employee, agent or representative of another company or organization without that company’s or organization’s knowledge and consent, in each case in order to obtain an improper competitive advantage, to receive favorable treatment in obtaining or retaining business or to induce the recipient to violate a lawful duty, or for any other improper purpose, (vi) is, or has been, under administrative, civil or criminal investigation, indictment, information, suspension, debarment or audit (other than a routine contract audit) by any Person, in connection with alleged or possible violations of any Law that prohibits bribery, corruption, fraud or other improper payments or (vii) has received notice from, or made a voluntary disclosure to, the U.S. Department of Justice, the SEC or any other Governmental Authority regarding alleged or possible violations of any Law that prohibits bribery, corruption, fraud or other improper payments. For purposes of this Section 3.13(a), “Government Official” means any official or employee of any government or any department, agency or instrumentality thereof, any employee of a foreign or domestic government-owned or -controlled enterprise or of any political party or official thereof, any candidate for political office, any official or employee of any public international organization or any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, party or organization.

(b) The Company, its Subsidiaries, and, to the Knowledge of the Company, their respective directors, officers, consultants, agents and other Persons acting for or on their behalf, are and have been in compliance in all material respects with U.S. and any applicable non-U.S. Laws pertaining to economic and trade sanctions, export and import controls, customs and antiboycott, including U.S. economic and trade sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State’s Directorate of Defense Trade Controls, the Export Administration Regulations administered and enforced by the U.S. Department of Commerce’s Bureau of Industry and Security, Section 999 of the Internal Revenue Code, the U.S. customs regulations and the Foreign Trade Regulations (collectively, “Trade Controls”).

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(c) None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees, consultants, agents or other Persons acting for or on their behalf, is a Person that is, or is owned or controlled by Persons that are (i) subject to sanctions or other restrictions under Trade Controls; or (ii) located in, organized under the laws of, ordinarily resident in or a blocked national of a country or territory that is the subject of comprehensive sanctions under Trade Controls.

(d) There have been no Actions or voluntary or directed disclosures under Trade Controls involving the Company or its Subsidiaries, and to the Knowledge of the Company, there are no pending or threatened Actions, inquiries or investigations involving suspected or confirmed violations thereof.

Section 3.14. Litigation. There is no Action before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority or arbitrator pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any present or former officer, director or employee of the Company or any of its Subsidiaries, any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties, except any such Action that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, none of the Company or any of its Subsidiaries is the subject of an inquiry or investigation by any Governmental Authority. None of the Company or any of its Subsidiaries is subject to any administrative decision or award, quasi-judicial decision or award, judgment, decree, writ, injunction, ruling, order or decision, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.15. Properties.

(a) The Company and its Subsidiaries have good title to, or good and valid leasehold interests in, all property and assets reflected on the Balance Sheet or acquired after the Balance Sheet Date, except as have been disposed of since the Balance Sheet Date in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, in each case free and clear of all Liens (other than Permitted Liens).

(b) Neither the Company nor any of its Subsidiaries has owned or owns any real property.

(c) Each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (whether as lessor or lessee) is valid and in full force and effect. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time or both, would constitute a breach or default under the provisions of such Lease, except for those breaches or defaults that, individually or in the aggregate, have not and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice that it, or any other party to any Lease, has breached, violated or defaulted under any Lease in any material respects. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease or any interest therein (other than any Permitted Liens). As of the date of this Agreement, Schedule 3.15(c) of the Disclosure Letter sets forth an accurate and complete list of all Leases to which the Company or any of its Subsidiaries is a party, in each case identifying the tenant or lessee and the landlord or lessor under each such Lease and the address of the real property associated with such Lease.

(d) As used in this Agreement, “Leased Real Property” shall mean all real property leased by the Company or any of its Subsidiaries under any Lease, together with all rights, title and interest of the Company or any of its Subsidiaries in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith. The Leased Real Property constitutes all of the real property used by the Company or any of its Subsidiaries in the operation of their respective businesses. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) all personal property owned or leased by the Company or any of its Subsidiaries are usable for their intended purposes in the ordinary course of, and are sufficient for the operation of, the business of the Company and its Subsidiaries in a manner consistent with past practice, (ii) the Leased Real Property are in good condition and repair (subject to normal wear and tear), and (iii) the Leased Real Property has access to and from public roads and are currently supplied with such utilities, which access and utilities are sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted. No Person leases, subleases, licenses or otherwise has the right to use or occupy, and no Person is in possession of, any of the Leased Real Property other than the Company or any Subsidiary of the Company.

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(e) Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) no zoning or similar land use restrictions are currently in effect or, to the knowledge of the Company, proposed by any Governmental Authority that would impair the operation of the business of the Company or any of its Subsidiaries as currently conducted or which would impair the use, occupancy and enjoyment of any of the Leased Real Property; (ii) all of the Leased Real Property is in compliance with all applicable zoning or similar land use restrictions of all Governmental Authorities having jurisdiction thereof and with all recorded restrictions, covenants and conditions affecting any of the Leased Real Property; (iii) neither the Company nor any of its Subsidiaries has received any notice from any person with regard to encroachments on or off the Leased Real Property or violations of building codes, zoning regulations, subdivision covenants or defects in title of the Leased Real Property; (iv) no claim or right of adverse possession by any third party has been claimed or, to the knowledge of the Company, threatened with respect to the Leased Real Property; and (v) no portion of the Leased Real Property is subject to any order for its sale, condemnation, expropriation or taking (by eminent domain or otherwise) by any Governmental Authority, and no such sale, condemnation, expropriation or taking has, to the Company’s Knowledge, been proposed or threatened.

Section 3.16. Intellectual Property.

(a) Schedule 3.16(a) of the Disclosure Letter sets forth, as of the date of this Agreement, (i) an accurate and complete list of all registrations and applications for registration included in the Owned Intellectual Property Rights, specifying as to each such item, as applicable (A) the owner (or the co-owners) thereof, (B) the jurisdiction (foreign and domestic) in which such item is issued or registered or in which any application for issuance or registration has been filed, (C) the respective issuance, registration or application number of such item, and (D) the date of application and issuance or registration of such item (the “Registered IP”); and (ii) a list of all material unregistered Trademarks included in the Owned Intellectual Property Rights.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Lien other than Permitted Liens. There exist no material restrictions on the disclosure, use, license or transfer of the Company Intellectual Property Rights. The Company Intellectual Property constitutes all of the Intellectual Property Rights necessary for, or used or held for use in, and material to, the conduct of the business of the Company and its Subsidiaries as currently conducted. The Company or one of its Subsidiaries, as applicable, has a valid right, license or sublicense to use the Licensed Intellectual Property Rights in connection with the operation of its business as currently conducted. The consummation of the transactions contemplated by this Agreement will not materially adversely (i) alter, encumber, impair or extinguish any rights of the Company or its Subsidiaries under any Company Intellectual Property, (ii) impair the right of Parent to develop, use, sell, license or dispose of, or to bring any Action for the infringement of, any Company Product, any Owned Intellectual Property Rights or, to the extent such rights thereunder are currently held by the Company or any of its Subsidiaries, any Licensed Intellectual Property Rights or (iii) through the operation of any Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound, encumber any of the Company Intellectual Property.

(c) Neither the Company nor any of its Subsidiaries has granted to any Person, under any Owned Intellectual Property Rights, (i) any exclusive license or rights, (ii) any covenant not to assert or enforce any Owned Intellectual Property Rights, or (iii) any non-exclusive licenses or rights that materially deviate in scope from the licenses granted by the Company in the ordinary course of business consistent with past practice in accordance with the Company’s standard form customer agreements, which agreements have been made available to Parent.

(d) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property Rights, except for use of facilities or personnel that does not result in such Governmental Authority or educational institution obtaining ownership of, or use rights to, such Company Intellectual Property and does not require or otherwise obligate the Company or any of its Subsidiaries to grant or offer to any such Governmental Authority or educational institution any license or other right to such Company Intellectual Property. To the Knowledge of the Company, no current or former Service Provider who contributed to the creation or development of the Owned Intellectual Property Rights has performed services for a Governmental Authority or any university, college, research institute or other educational institution related to the business of the Company or any of its Subsidiaries as presently conducted during a period of time during which such Service Provider was also performing services for the Company or any of its Subsidiaries.

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(e) (i) All necessary registration, maintenance and renewal fees due in connection with the prosecution and maintenance of Registered IP have been timely paid and (ii) all necessary documents, recordations and certificates in connection with Registered IP have been filed with the relevant Patent, Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Registered IP registered in such jurisdictions, except in each case of (i) and (ii), for any prosecution or maintenance that the Company or its Subsidiaries has elected not to pursue in the exercise of the Company’s reasonable business judgment consistent with the ordinary course of business. To the Knowledge of the Company, there are no actions that must be taken by the Company or any of its Subsidiaries within 90 days of the Closing Date that, if not taken, will result in the loss of any of the Registered IP, including the payment of any registration, maintenance or renewal fees or the filing of any responses to U.S. Patent and Trademark Office (or equivalent authority) actions or other documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any of the Registered IP.

(f) There is no, and since the Reference Date, there has been no Action pending and, to the Knowledge of the Company, no Action, inquiry or investigation threatened against or affecting the Company or any of its Subsidiaries, or affecting the conduct of the respective businesses of the Company or any of its Subsidiaries as presently conducted (i) based upon, or challenging or seeking to deny or restrict, any right of the Company or any of its Subsidiaries in any of the Company Intellectual Property, or (ii) alleging that any of the Owned Intellectual Property Rights, or any Licensed Intellectual Property Rights exclusively licensed to the Company or any of its Subsidiaries, is invalid or unenforceable. To the Knowledge of the Company, there is no information, materials, facts or circumstances that would render any of the Owned Intellectual Property Rights unenforceable, or would adversely affect any pending application for any of the Owned Intellectual Property Rights. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has misrepresented, or failed to disclose, and there are no misrepresentation of or failure to disclose, any fact or circumstance in any application for any Owned Intellectual Property Rights that would constitute fraud, inequitable conduct or a misrepresentation with respect to such application that would render any such Owned Intellectual Property Rights invalid or unenforceable.

(g) To the Knowledge of the Company, none of the Company or any of its Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any right, title and interest in and to Patents of any Person in any material respect. None of the Company or any of its Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right (other than right, title and interest in and to Patents) of any Person in any material respect. There is no, and since the Reference Date there has been no Action pending and, to the Knowledge of the Company, no Action, inquiry or investigation threatened against or affecting the Company or any of its Subsidiaries, or affecting the conduct of the respective businesses of the Company or any of its Subsidiaries as presently conducted (including the research, development, manufacture, marketing, promotion, offering for sale, sale or other commercialization, shipment, import, export or distribution, as applicable, of any Company Product) (i) alleging that the activities of the Company or any of its Subsidiaries, including the use of any of the Company Intellectual Property or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries, conflicts with, misappropriates, infringes, contributes to the infringement of or otherwise violates any Intellectual Property Right of any Person or (ii) alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. Neither the Company nor any of its Subsidiaries has, since the Reference Date, received from any Person any written offer to license any Intellectual Property Rights of such Person in connection with any actual or threatened claim of infringement, misappropriation or other violation of any such Intellectual Property Rights, except as would not reasonably be expected to alter, encumber, impair or extinguish rights of the Company or its Subsidiaries under any Company Intellectual Property in any material respect.

(h) None of the Registered IP has been adjudged invalid or unenforceable in whole or part, or in the case of pending Patent applications included in the Owned Intellectual Property Rights, have been the subject of a final and non-appealable finding of unpatentability. All issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property Rights are, to the Knowledge of the Company, valid (other than applications), enforceable (to the extent permitted by Law), in full force and effect and subsisting in all material respects.

(i) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or any Intellectual Property Right exclusively licensed, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

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(j) The Company and its Subsidiaries have taken commercially reasonable actions in accordance with customary industry practice to maintain the confidentiality of all material Trade Secrets of the Company or any of its Subsidiaries, and no such material Trade Secrets have been disclosed, and access to such Trade Secrets has not been provided to any Person, other than to employees, representatives and agents of the Company or any of its Subsidiaries, all of whom are under an obligation of confidentiality. No Service Provider or agent of the Company or any of its Subsidiaries is in default or breach of any confidentiality or non-disclosure agreement, or any confidentiality provisions of any Employment Agreement or Consulting Agreement, with the Company or such Subsidiary relating to the protection, ownership, development, use or transfer of any Trade Secrets or any other confidential information of the Company or any of its Subsidiaries.

(k) Each Employee and Independent Contractor who has been involved in the creation, invention or development of any material Company Product, Software, Business Data, or confidential information for or on behalf of the Company or any of its Subsidiaries (each, a “Contributor”), has executed an agreement with the Company or any of its Subsidiaries, as applicable, pursuant to which such Contributor has assigned to the Company or its Subsidiaries, as applicable, all of its right, title and interest in and to the results and proceeds of the services that such Contributor provides to the Company or any of its Subsidiaries, as applicable (or ownership vests in the Company or the applicable Subsidiary by operation of law). No Contributor owns or has any right in any Company Product, Software, Business Data, or confidential information of the Company, nor has any Contributor made any assertions with respect to any alleged ownership or rights thereto. No Contributor has ever excluded any material Intellectual Property Rights from any invention assignment or similar Contract executed by such Person in connection with such Person’s employment by or engagement with the Company or its Subsidiaries, as applicable.

(l) To the extent that any Company Product, Software, Business Data, or confidential information has been developed by or created by a current or former Third Party Service Provider for the Company or any of its Subsidiaries, the Company or one of its Subsidiaries, as the case may be, has a written agreement with such Third Party Service Provider with respect thereto pursuant to which such Third Party Service Provider has agreed to hold all Company Products, Software, Business Data, or confidential information in confidence, and the Company or one of its Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business as currently conducted, any Intellectual Property Rights in such Company Product, Software, Business Data, or confidential information. In each case where the Company or any of its Subsidiaries has acquired any Company Product, Software, Business Data, or confidential information from any Third Party Service Provider, the Company or such Subsidiary obtained a valid and enforceable assignment sufficient to irrevocably transfer all Intellectual Property Rights therein to the Company or such Subsidiary, or ownership vests in the Company or the applicable Subsidiary by operation of law, and that the Company or the applicable Subsidiary has recorded such assignment with the U.S. Patent and Trademark Office or its respective equivalent foreign jurisdiction to the extent necessary to perfect title.

(m) The Company and its Subsidiaries (as applicable) are in possession of the Source Code and Object Code for all Software items that constitute Owned Intellectual Property Rights (“Owned Software”) that are material and necessary for the operations of the business of the Company and its Subsidiaries and no Person other than the Company or its Subsidiaries (or an employee, contractor, subcontractor, or consultant of the Company or one of its Subsidiaries) is in possession of, or has been granted any license or other right with respect to, any Source Code embodying any Owned Software. No such Source Code has been disclosed, licensed, released, distributed, escrowed or made available to or for any Person who was not or is not an employee, contractor, subcontractor, or consultant of the Company or one of its Subsidiaries, and no Person has been granted any rights thereto or agreed to disclose, license, release, deliver or otherwise grant any right thereto. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice, lapse of time or both) will, or would reasonably be expected to, result in a requirement that any such Source Code be disclosed, licensed, released, distributed, escrowed or made available to or for, or that any other grant of any right be made with respect thereto to, any Third Party by the Company or any of its Subsidiaries.

(n) Except as has not resulted and would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has incorporated any Open Source Software or Third Party Component in any Owned Software (including any Company Product) that has been authored or created by the Company or any of its Subsidiaries, in a manner that would, as a condition of use, modification and/or distribution of such Open Source Software or Third Party Component (i) require disclosure or distribution of Source Code of the Owned Software, (ii) require the licensing

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thereof for the purpose of making derivative works, (iii) require the Owned Software or Company Product to be redistributable at no charge, (iv) create, or purport to create, obligations for the Company or any of its Subsidiaries with respect to the Owned Software or grant, or purport to grant, to any Third Party, any rights or immunities under the Owned Software or (v) otherwise impose any other material limitation, restriction or condition on the right of any Person with respect to its use or distribution. With respect to any Open Source Software or Third Party Component in any Owned Software (including any Company Product) that has been authored or created by the Company or any of its Subsidiaries and that is or has been used by the Company or any of its Subsidiaries in any way, the Company and its Subsidiaries have been and are in compliance, in all material respects, with all applicable Open Source Software and Third Party Component licenses with respect thereto.

(o) Following the Closing, the Surviving Corporation and its Subsidiaries will have all of the rights of the Company and its Subsidiaries under the Company Intellectual Property, to substantially the same extent that the Company and its Subsidiaries would have had if the Merger had not occurred and immediately prior to the Closing, and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company and its Subsidiaries would otherwise be required to pay. To the Knowledge of the Company, there are no defects in any of the Company Products that would prevent the same from performing materially in accordance with the Company and its Subsidiaries’ obligations to customers under any Contracts.

(p) The IT Assets are adequate for, and operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted in all material respects. The Company and each of its Subsidiaries take commercially reasonable actions in accordance with current industry practice that are designed to (i) protect the confidentiality, continuity, integrity and security of the material IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable (A) data backup, (B) disaster avoidance and recovery procedures and (C) business continuity procedures, in each case consistent with current industry practices, and (ii) ensure that all IT Assets are (A) fully functional and operate and run in a reasonable and efficient business manner in all material respects and (B) free from any Malicious Code or material bugs. To the Knowledge of the Company, none of the IT Assets contain any Malicious Code.

Section 3.17. Privacy and Information Security.

(a) Since the Reference Date, the Company, its Subsidiaries and its Third Party Service Providers have been at all times and remain in compliance in all material respects with all Privacy and Information Security Requirements. Since the Reference Date, the Company and its Subsidiaries have (i) implemented and maintain documented policies and procedures designed to ensure compliance with the Privacy and Information Security Requirements and (ii) have ensured that their third-party business partners (including but not limited to Customer Bank) are in compliance with all applicable Privacy and Information Security Requirements related to the business conducted with, or otherwise related to the business of, the Company and its Subsidiaries. Without limitation to the generality of the foregoing, and except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, neither the Company nor its Subsidiaries is prohibited from accessing FERPA protected information under 34 CFR 99.67 or any analogous state law, and the Company and its Subsidiaries have provided, or ensured the provision of, all requisite notices, obtained all required consents, operationalized all required data subject or consumer rights (including access, deletion and correction rights and opt-outs), and satisfied all other requirements necessary for the conduct of their respective businesses as currently conducted and in connection with the consummation of the transaction contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will comply with all Privacy and Information Security Requirements in all material respects.

(b) The Company and its Subsidiaries have implemented and maintain commercially reasonable and documented administrative, technical and physical measures to protect Personal Information and other Business Data against loss, damage and unauthorized access, use, modification or other misuse and to ensure the continued, uninterrupted and error-free operation of the Company Products and IT Assets. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries carry out customary data security risk audits, assessments and penetration testing, and the information security program of the Company and its Subsidiaries (i) identifies internal and external risks to the security of the Personal Information, Business Data, Company Products, and IT Assets; and (ii) implements, monitors and improves adequate and effective safeguards to control those risks. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and

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its Subsidiaries have timely and reasonably remediated and addressed any and all audit or security assessment findings relating to their implementation of administrative, technical and physical security measures. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Employee has received training regarding information security that is relevant to each such Employee’s role and responsibility within the business of the Company and its Subsidiaries and to such Employee’s access to Personal Information, Business Data and IT Assets.

(c) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, there have not been any actual, suspected or alleged Security Incidents or actual or alleged claims related to Security Incidents, and there are no facts or circumstances which could reasonably serve as the basis for any such allegations or claims. There are no material data security, information security or other technological vulnerabilities with respect to the Company Products or with respect to the IT Assets that could impact the Company and its Subsidiaries’ operations or cause a Security Incident.

(d) The Company and its Subsidiaries have contractually obligated all Third Party Service Providers to appropriate contractual terms relating to the protection and use of Personal Information and IT Assets, including obligations to (i) comply with applicable Privacy and Information Security Requirements, (ii) implement an appropriate information security program that includes reasonable administrative, technical and physical safeguards and (iii) restrict processing of Personal Information and ensure the return, adequate disposal or destruction of Personal Information. The Company and its Subsidiaries have taken commercially reasonable measures to ensure that Third Party Service Providers have complied, in all material respects, with their contractual obligations.

(e) Neither the Company nor any of its Subsidiaries have received any notice, order, claim, investigation, subpoena, audit, complaint or other correspondence or enforcement action from any Governmental Authority, data subject or other Person alleging a breach of, or non-compliance with, in any material respects, any Privacy and Information Security Requirements (other than immaterial individual data subject complaints and requests in the ordinary course of business of the Company or its Subsidiaries in a manner consistent with past practice) and, to the Knowledge of the Company, no circumstances exist which are likely to result in any such notice, order, claim, investigation, subpoena, audit, complaint or other correspondence or enforcement action being sent, served, given or made.

(f) All IT Assets used for automated data Processing by or on behalf of the Company or its Subsidiaries comply and have complied in all material respects with all applicable Laws governing guaranty or loan originator or servicing, including GLBA, information reporting requirements of the Internal Revenue Service and credit bureau report format requirements of the Consumer Data Industry Association and applicable state Law restrictions on the use of Social Security numbers.

Section 3.18. Taxes.

(a) All federal income Tax Returns and other material Tax Returns required by Tax Law to be filed with any Taxing Authority by the Company and its Subsidiaries have been timely filed (taking into account applicable extensions of time to file). All federal income and other material Tax Returns of the Company and its Subsidiaries are accurate and complete in all material respects.

(b) The Company has made available to Parent complete and accurate copies of all (x) federal, state and local income Tax Returns, and any other material Tax Returns, including any material foreign or franchise Tax Returns, filed by or on behalf of the Company or its Subsidiaries and (y) examination reports and statements of deficiencies assessed against or agreed to by the Company or its Subsidiaries, in each case of clauses (x) and (y) for all the taxable years with respect to which the applicable period for assessment of the Tax Returns under applicable Tax Law, after giving effect to extensions or waivers, have not expired.

(c) The Company and its Subsidiaries have timely paid in full all material amounts of Taxes due and payable by them, except to the extent reflected on the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents, or, where payment is not yet due and payable, has established in accordance with GAAP an adequate accrual for all such material Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

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(d) The Company and its Subsidiaries have properly withheld, and paid over to the appropriate Taxing Authority, all material Taxes required to be withheld from any payment (including any dividend or interest payment) to any Service Provider, creditor, stockholder, vendor or other Person and have complied in all material respects with all related record keeping and information reporting obligations under applicable Tax Law in connection therewith.

(e) There are no Liens in respect of Taxes with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

(f) All income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year before the tax year ending in 2018 have been examined and closed by the relevant Taxing Authority or are Tax Returns with respect to which the applicable period for assessment under applicable Tax Law, after giving effect to extensions or waivers, has expired.

(g) There is no Action (including any refund litigation, audit or other matter in controversy) currently pending and, to the Knowledge of the Company, there is no Action, inquiry or investigation threatened, in each case against or with respect to the Company or any of its Subsidiaries in respect of any material amount of Taxes or any Tax Return. The amount of Taxes pertaining to the correspondence received by the Company related to Washington state business and occupancy tax is either fully paid or not material. None of the Company or any of its Subsidiaries has received in writing any notice indicating an intent to open an audit or other review, any notice of deficiency, any notice of proposed adjustment or any request for information, in each case in respect of Taxes or any Tax Return, from any Taxing Authority which has not yet been resolved.

(h) No material deficiency for Taxes in respect of the Company or any of its Subsidiaries has been asserted as a result of any audit or examination by any Taxing Authority against the Company or such Subsidiary that has not been resolved by payment or otherwise. Each deficiency resulting from any completed audit or examination relating to Taxes by any Taxing Authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company or the applicable Subsidiary of the Company.

(i) No extension for or waiver of the statute of limitations with respect to the time to assess Taxes of the Company or any of its Subsidiaries (i) has been granted, which grant remains in effect or (ii) has been requested, which request is currently pending. No power of attorney (other than powers of attorney authorizing employees of the Company or its Subsidiaries to act on behalf of the Company or its Subsidiaries) with respect to any Taxes has been executed or filed with any Tax Authority.

(j) The Company has made available to Parent accurate and complete copies of all private letter rulings and technical advice memoranda issued by a Tax Authority to the Company or any of its Subsidiaries and all tax opinions and similar legal memoranda issued by counsel or any tax advisor to the Company or any of its Subsidiaries since their formation. The Company or its Subsidiaries has not applied for and not yet received a ruling or determination from a Taxing Authority regarding a past or prospective transaction.

(k) None of the Company or any of its Subsidiaries has received, or applied for (which application remains outstanding), a Tax ruling from any Taxing Authority or entered into a “closing agreement” pursuant to Section 7121 of the Code or any similar provision of state, local or foreign applicable Law.

(l) Schedule 3.18(l) of the Disclosure Letter contains an accurate and complete list of all jurisdictions (foreign and domestic) in which the Company and its Subsidiaries currently file income and other material Tax Returns. No claim has been made by any Taxing Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or such Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.

(m) Each of the Company and its Subsidiaries has at all times since its inception been a “C corporation” within the meaning of Section 1361(a)(2) of the Code.

(n) Neither the Company nor any of its Subsidiaries (i) is or has been a member of a Company Tax Group other than one of which the Company was the common parent, (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign applicable Law) or as transferee or successor or (iii) has any liability or potential liability to another Person under any Tax Sharing Agreement. Neither the Company nor any of its Subsidiaries is a party to, bound by or otherwise subject to any Tax Sharing Agreement with respect to a material amount of Taxes.

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(o) Neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(p) The Company or its Subsidiaries is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for United States federal, state, local or foreign income Tax purposes.

(q) Neither the Company nor any of its Subsidiaries is (i) a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or (ii) a surrogate foreign corporation described in Section 7874(b) of the Code.

(r) The Company or its Subsidiaries (i) does not and did not maintain a permanent establishment (within the meaning of any applicable Tax treaty or convention) or an office or fixed place of business in a country other than the country in which the Company or the relevant Subsidiary is organized or resident, (ii) is not and has not been engaged in the active conduct of a trade or business in any country, other than the country in which the Company or the relevant Subsidiary is organized and resident, that subjected it to Tax in such country, (iii) is not and has never been otherwise subject to Tax in a jurisdiction outside the country in which it is organized or resident and (iv) is not required to register in any jurisdiction for VAT purposes pursuant to applicable Law. The Company or its Subsidiaries does not own stock in a corporation with respect to which the Company or its Subsidiaries maintains (A) a positive balance in its extraordinary disposition account within the meaning of Section 1.245A-5T(c)(3) of the Treasury Regulations or (B) a positive balance in its hybrid deduction account within the meaning of Section 1.245A(e)-1(d) of the proposed Treasury Regulations.

(s) Within the last two years, neither the Company nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in any transaction intended to qualify under Section 355 of the Code.

(t) Neither the Company nor any of its Subsidiaries has entered into, or participated in, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(u) There is currently no limitation on the utilization of any net operating losses, capital losses, built-in losses, tax credits or similar items by the Company or any of its Subsidiaries under Sections 382 or 383 of the Code, the Treasury Regulations promulgated thereunder or any comparable provisions of state, local or foreign applicable Law.

(v) The Company and its Subsidiaries have duly kept and properly maintained all material records for all taxable years still open for audit that such Person is required to keep for Tax purposes under any applicable Law, and such records have been made available to Parent for inspection at the premises of the Company or one of its Subsidiaries. All agreements between or among the Company and its Subsidiaries or between two or more Subsidiaries of the Company have been adequately documented, and such documents have been duly executed in a timely manner. The prices for any property or services (or for the use of any property) provided by or to the Company or any of its Subsidiaries are arm’s-length prices for purposes of all applicable transfer pricing laws, including Section 482 of the Code and any similar provision of state, local or foreign applicable Law. All transactions and other dealings between the Company or any of its Subsidiaries and a Third Party have been (and can be demonstrated to have been) conducted on arm’s-length commercial terms.

(w) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deductions from, taxable income from any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code executed prior to the Closing, (iii) installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or cash method of accounting adopted, in each case, with respect to a transaction that occurred prior to the Closing other than any transactions occurring in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, (iv) open transaction disposition entered into prior to Closing, (v) prepaid amount received prior to Closing, or (vi) deferred intercompany transaction in a taxable period (or portion thereof) ending before the Closing Date or excess loss account in existence at the Closing.

(x) Since December 31, 2023, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past custom and practice.

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Section 3.19. Employee Benefit Plans; Labor Matters.

(a) Schedule 3.19(a) of the Disclosure Letter sets forth an accurate and complete list of each material Employee Plan. The Company has made available to Parent a copy of each material Employee Plan (or a description, if such plan is not written) and all amendments thereto and written interpretations thereof, including a copy of (if applicable) (i) each trust, insurance or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Forms 5500 and accompanying schedules and attachments thereto for each Employee Plan required to file IRS Forms 5500, (iv) the most recently prepared actuarial reports and financial statements, (v) all policies pertaining to fiduciary liability insurance, (vi) all discrimination and qualification tests for the two most recent plan years, (vii) all documents and correspondence relating thereto received from or provided to the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Authority during the past three years, and (viii) all current employee handbooks, manuals, policies and procedures (including any handbook, manual, policy or procedure provided or prepared by a professional employer organization) that apply to any Service Provider. All Employee Plans cover only Service Providers located within the United States.

(b) Schedule 3.19(b) of the Disclosure Letter sets forth an accurate and complete list of each (i) Employment Agreement (other than at-will offer letters with no severance or change in control benefits or guaranteed term or payments) pursuant to which an Employee is entitled to receive (or is reasonably expected to be entitled to receive) more than $200,000 during any 12-month period, and (ii) Consulting Agreement pursuant to which an Independent Contractor is entitled to receive (or is reasonably expected to be entitled to receive) more than (A) $50,000 under the Contract or (B) $25,000 with respect to an individual, in each case during any 12-month period, and in each case as in effect as of the date of this Agreement. A copy of each such Employment Agreement or Consulting Agreement, as the case may be, together with any amendments thereto, has been made available to Parent. No current Employee or, to the Knowledge of the Company, Independent Contractor is a party to, or is otherwise bound by, any Contract that adversely affects the performance of such Employee’s or, to the Knowledge of the Company, Independent Contractor’s duties to the Company or its Subsidiaries. Except as would not be expected to result in material liability to the Company or its Subsidiaries, (i) the Company and its Subsidiaries have no obligation or liability with respect to any Taxes (or the withholding thereof) in connection with the engagement of any Independent Contractor and (ii) the Company and its Subsidiaries have properly classified, pursuant to the Code and any other applicable Law, all Independent Contractors used by the Company or any of its Subsidiaries, and no such Independent Contractor could have a claim for benefits available to Employees only under any Employee Plan. The Company and its Subsidiaries have no “leased employees” within the meaning of Section 414(n) of the Code and do not use the services of any staffing or professional employer organization.

(c) The Company has made available to Parent an accurate and complete list of all former Employees whose employment has been terminated within 90 days preceding the date hereof, or whose work hours have been reduced within six months preceding the date hereof, including for each such Person: name, site of employment, job title, date of hire, date of employment loss, termination or layoff, if applicable, and amount of reduction in hours for each calendar month during the six-month period preceding the anticipated Closing Date, if applicable. To the Knowledge of the Company, no Employee in a position of Vice President or above intends to terminate his or her employment or services with the Company or its Subsidiaries.

(d) The Company has made available to Parent an accurate and complete list that sets forth, as of the date hereof: (i) each current Employee, including each such Person’s name, employer, job title, hire date, work location, current base salary, wage or commission rate, most recent annual bonus received and current annual bonus or incentive opportunity (including performance goals and target and maximum amounts), all other wage or compensation arrangements, fringe benefits (other than those available to all Employees), whether part-time or full-time, status as exempt or non-exempt under the Fair Labor Standards Act, immigration status, whether such Person was subject to a background or credit check when hired by the Company (or any predecessor), whether such Person has entered into an Employment Agreement and whether such individual is in active employment or on leave, and if on leave, the nature of such leave and the date of expected return; and (ii) each current Independent Contractor, including each such Person’s name, location, description of services, consulting or contracting term, consulting or contracting fee and an indication of whether such Person has entered into a Contract with the Company or any of its Subsidiaries. The employment of each Employee is terminable at will without compensation or other penalty and each Independent Contractor’s engagement may be terminated, without additional cost or penalty, on not more than 30 days’ notice. Each Employee’s

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employment is subject to the Laws of the United States only. The Company and its Subsidiaries have completed a Form I-9 (Employment Eligibility Verification) for each Employee, and each such Form I-9 has since been updated as required by applicable Law and is correct and complete in all material respects as of the date hereof.

(e) Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability with respect to: (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA); (ii) a “multiemployer plan” (as defined in Sections 4001(a)(3) and 3(37)(A) of ERISA); (iii) a pension plan subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code; (iv) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA or applicable state Law); (v) a “multiple employer plan” (as defined in Section 413(c) of the Code); or (vi) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(f) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code (“Qualified Plan”) is so qualified and has been so qualified during the period since its adoption, and no event has occurred that would adversely affect such qualification. Each Qualified Plan is subject to a currently effective determination letter, or opinion letter on which the Company or applicable Subsidiary that is the plan sponsor is entitled to rely, from the IRS, and the Company has provided to Parent a copy of each such letter.

(g) Each Employee Plan has been established, maintained, funded and administered in compliance with its terms and with all applicable Law in all material respects, including ERISA and the Code. No Action (other than routine claims for benefits) is pending against or involves and, to the Knowledge of the Company, no Action, inquiry or investigation is threatened against or threatens to involve, any Employee Plan. The Company and its Subsidiaries have complied with applicable Law in all material respects with respect to each plan, arrangement or policy mandated by applicable Law (including plans or programs maintained by a Governmental Authority requiring the payment of social insurance Taxes or similar contributions to a fund of a Governmental Authority with respect to wages of an employee).

(h) All assets of any funded Employee Plan consist of solely cash or actively traded securities, and no asset of any Employee Plan consists of employer securities (within the meaning of Section 407(d)(1) of ERISA). Each Employee Plan that provides health, life insurance or disability benefits is fully insured by a third party insurance company.

(i) All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Employee Plans have been timely filed or delivered. Neither the Company nor any of its ERISA Affiliates nor any of their directors, officers, employees or agents has engaged in or been a party to any non-exempt “prohibited transaction” as defined in Section 4975 of the Code and Section 406 of ERISA and, to the Knowledge of the Company, no such non-exempt “prohibited transaction” has occurred with respect to an Employee Plan. No fiduciary (within the meaning of Section 3(21) of ERISA) who is an Employee, a committee of Employees, or the Company or a Subsidiary or, to the Knowledge of the Company, any other fiduciary has breached his, her or its fiduciary duty with respect to an Employee Plan or otherwise has any liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Employee Plan.

(j) Neither the Company nor any of its ERISA Affiliates has, or would reasonably be expected to have, any current or projected liability for, and no Employee Plan provides or promises, any post-employment or post-retirement health, medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than health care continuation coverage as required by Section 4980B of the Code or similar applicable Law and for which the participant or beneficiary pays the full cost of coverage).

(k) All contributions, premiums and payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and applicable Law, and all contributions, premiums and payments for any period ending on or before the Effective Time that are not due are properly accrued to the extent required to be accrued under applicable accounting principles and have been properly reflected on the Balance Sheet or disclosed in the notes thereto. The Company and its Subsidiaries have paid all salaries, bonuses, commissions, wages, severance and accrued vacation pay due to Employees, and any such amounts for any period ending on or before the Effective Time not due have been properly accrued to the extent required to be accrued under GAAP, and have been properly reflected on the Balance Sheet or disclosed in the notes thereto.

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(l) Neither the Company nor any of its Subsidiaries has or could reasonably be expected to have any liability for Taxes under Sections 4975 through 4980 or Sections 4980A through 4980G of the Code. The Company maintains a health plan that satisfies the requirements for “minimum essential coverage” under Section 4980H(a) of the Code (as applicable to “applicable large employers” within the meaning of Section 4980H(a) of the Code, without regard to whether the Company or any Subsidiary is an “applicable large employer”), which minimum essential coverage satisfies an affordability safe harbor under Treasury Regulation Section 54.4980H-5 and provides “minimum value” as defined in Treasury Regulation Section 54.4980H-1(a)(28), and the Company and its Subsidiaries have offered such minimum essential coverage to all “full-time employees” (within the meaning of Section 4980H of the Code) and their dependents.

(m) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, tax gross-up, severance, retirement or job security payment or benefit, or any increased or accelerated payment or benefit, (ii) other than as provided in Section 2.07 or Section 2.08, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan, Employment Agreement, Consulting Agreement or other Contract with a current or former Service Provider, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or any of its Subsidiaries, to merge, amend or terminate any Employee Plan or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in 280G(b)(1) of the Code (without regard to subsection (b)(4) thereof).

(n) No Employee Plan or other compensation benefit or arrangement, individually or collectively, would reasonably be expected to result in the payment of any amount that would not be deductible under Section 162(m). Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code.

(o) Each Employee Plan, Employment Agreement, Consulting Agreement or other arrangement of the Company or any of its Subsidiaries that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code is currently and has at all relevant times been established, operated and maintained in material operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. Neither the Company nor any of its Subsidiaries is party to or has any obligations under any nonqualified deferred compensation plan within the meaning of Section 409A of the Code that is required to be aggregated under Section 409A of the Code with any of the arrangements listed on Schedule 3.19(a) of the Disclosure Letter.

(p) Neither the Company nor any of its Subsidiaries is a party or subject to, has ever been party or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement. There is no, and there has not been in the past any, organizational campaign, petition or other unionization activity pending, or to the Knowledge of the Company, threatened, seeking recognition of a collective bargaining unit relating to any Employee. There are no material controversies pending or, to the Knowledge of the Company, threatened between the Company and its Subsidiaries, on the one hand, and any current or former Employees, on the other hand. No investigation, review, complaint or proceeding by any Governmental Authority, or material investigation, review or complaint or any proceeding by any current or former Employee, with respect to the Company or any of its Subsidiaries in relation to the employment of any individual is pending or, to the Knowledge of the Company, threatened, nor has the Company or any of its Subsidiaries received any notice from any Governmental Authority indicating an intention to conduct the same.

(q) There are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. There is no, and there has not been since the Reference Date any, labor strike, slowdown, stoppage, picketing, material interruption of work or lockout pending against or affecting the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, is any such action threatened or at risk to be commenced.

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(r) The Company and its Subsidiaries are, and since the Reference Date have been, in compliance in all material respects with all applicable Laws relating to labor and employment, including (i) those relating to labor management relations, wages, hours, overtime, employee classification, equal opportunity, discrimination, sexual harassment, disability accommodation, protected leave, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, wage payment, the payment and withholding of Taxes and workers compensation and (ii) the Worker Adjustment and Retraining Notification Act and any comparable state, local or foreign law. Neither the Company nor any of its Subsidiaries is, or since the Reference Date has been, a government contractor.

(s) Since the past five years, (i) to the Knowledge of the Company, no allegations of sexual harassment or other sexual misconduct have been made against any current or former officer of the Company or any of its Subsidiaries or any Employee in managerial or executive position, and (ii) the Company and its Subsidiaries have not entered into any settlement agreements related to allegations of sexual harassment or misconduct by a Service Provider. Since the Reference Date, neither the Company nor any of its Subsidiaries has incurred any liability with respect to any such allegations. To the Knowledge of the Company, there are no such facts regarding sexual harassment or misconduct by a former or current Service Provider which, if they came to light in the public, would be likely to result in a material impact on the finances, reputation or standing of the Company or its Subsidiaries.

Section 3.20. Environmental Matters.

(a) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no written Action has been received by, and to the Knowledge of the Company, no written Action, inquiry or investigation is pending against, the Company or any of its Subsidiaries pursuant to Environmental Law, (ii) the Company and its Subsidiaries are and have been for the past five years in compliance with Environmental Laws and Environmental Permits, and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify in any materially adverse respect or terminate any such Environmental Permit, and the Company is not aware of any basis for any Environmental Permit to be terminated or adversely modified in any material respect, (iii) neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any other Person, has released any Hazardous Substance at, from, in, on, under, to or about any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, at any other location which would reasonably be expected to give rise to material liability of the Company or its Subsidiaries under Environmental Laws, (iv) there are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever arising under any Environmental Law and there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation, (v) neither the Company nor any of its Subsidiaries has assumed or provided an indemnity for, by Contract or by operation of law, any liabilities under Environmental Laws of any other Person, and (vi) the Company has made available to Parent accurate complete copies of all Environmental Permits, and all material environmental assessments, studies, audits, analyses and reports relating to the Company within the possession, custody or control of the Company.

Section 3.21. Material Contracts.

(a) Schedule 3.21(a) of the Disclosure Letter contains an accurate and complete list of each Material Contract as of the date hereof. As used in this Agreement, a “Material Contract” shall mean any of the following Contracts to which the Company or any of its Subsidiaries is a party or by which such Person is, or any of its properties or assets are, bound, including all amendments, modifications, supplements, waivers, extensions and renewals thereof:

(i) any Contract (A) the terms of which obligate or may in the future obligate the Company or any of its Subsidiaries to make any severance, termination or similar payment to any current or former Service Provider, or (B) pursuant to which the Company or any of its Subsidiaries may be obligated to make any bonus or similar payment to any current or former Service Provider in connection with the consummation of the transactions contemplated by this Agreement;

(ii) any Contract relating to any partnership, joint venture, strategic alliance, collaboration or other similar arrangement;

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(iii) any Contract pursuant to which the Company or any of its Subsidiaries (A) obtains the right to use, or a covenant not to be sued under, any material Company Intellectual Property or (B) grants the right to use, or a covenant not to be sued under, any Owned Intellectual Property Right, in each case of (A) and (B), excluding (w) licenses of commercially available or off-the-shelf software or similar systems with annual fees or aggregate consideration less than $300,000; (x) implied licenses or non-exclusive licenses incidental to the lease, sale or purchase of products or services; (y) non-exclusive licenses granted to customers and suppliers in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice; and (z) employee, contractor, subcontractor, or consultant agreements and nondisclosure agreements entered into in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice;

(iv) any Contract with any Governmental Authority (except for any immaterial Contracts with universities);

(v) any Contract with sole-source or single-source suppliers of material tangible products or services or pursuant to which the Company or any of its Subsidiaries has agreed to purchase a minimum quantity of goods relating to any Company Product or has agreed to purchase goods relating to any Company Product exclusively from a certain party;

(vi) any stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or arrangement, or any Contract or arrangement relating to the exercise of any voting rights in respect of any Company Securities;

(vii) any Contract containing “most favored nation” or similar preferential pricing provisions, any exclusive dealing arrangement or any arrangement that grants any right of first refusal, first offer, first negotiation or similar preferential right;

(viii) any Contract that obligates the Company (together with its Subsidiaries) to make aggregate payments in excess of (A) $250,000 in the current or any future calendar year or (B) $750,000 in the aggregate;

(ix) any Contract with a Key Customer or Key Supplier;

(x) any Contract (A) for the disposition of all, or any significant portion of, the assets (including any Intellectual Property Rights) or business of the Company or any of its Subsidiaries, (B) for the acquisition of, directly or indirectly, a material portion of the assets (including any Intellectual Property Rights) or business of any other Person (whether by merger, sale of stock or assets or otherwise) or (C) related to any acquisition or divestiture and that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations);

(xi) any Contract pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or any other material contingent payment obligations, in each case that is not terminable by the Company or its Subsidiaries without penalty without more than 60 days’ notice;

(xii) any Lease (including all guarantees with respect thereto);

(xiii) any Contract that provides for indemnification of any current or former Service Provider;

(xiv) any Contract relating to indebtedness for borrowed money, any guarantees thereof or the granting of Liens over the property or assets of the Company or any of its Subsidiaries (other than Permitted Liens);

(xv) any Contract relating to any loan or other extension of credit made by the Company or any of its Subsidiaries;

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(xvi) any Company Regulatory Agreement;

(xvii) any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries) to (A) sell any products or services of or to any other Person or in any geographic region, (B) engage in any line of business or (C) compete with or to obtain products or services from any Person, or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries); and

(xviii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K).

(b) The Company has made available to Parent an accurate and complete copy of each Material Contract as of the date of this Agreement. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company or its applicable Subsidiary party thereto, and to the knowledge of the Company, by the other parties thereto, in each case, subject to the Enforceability Exceptions. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to a Material Contract, has breached or violated in any material respect any provision of, or taken or failed to take any act which, with or without notice, lapse of time or both, would constitute a material breach or a default under the provisions of such Material Contract, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted in any material respect under any Material Contract. Since the Reference Date, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party or to adjust the fee schedule under such Material Contract in any material respects.

Section 3.22. Key Customers; Key Suppliers.

(a) Schedule 3.22(a) of the Disclosure Letter sets forth an accurate and complete list of the top ten customers, measured by revenue to the Company and its Subsidiaries, on a consolidated basis, during the 8-month period ended as of August 31, 2024 (the “Key Customers”).

(b) Schedule 3.22(b)(i) of the Disclosure Letter sets forth an accurate and complete list of (i) the top ten suppliers, measured by payments from the Company and its Subsidiaries, on a consolidated basis, during the 8-month period ended as of August 31, 2024, and (ii) to the extent not included in clause (i), any suppliers of the Company or its Subsidiaries which the Company designated as “Tier 1” pursuant to the spreadsheet set forth on Schedule 3.22(b)(ii) (collectively, the “Key Suppliers”).

(c) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, no Key Supplier or Key Customer has terminated, suspended, canceled or materially and adversely modified (i) its business relationship with the Company and/or any of its Subsidiaries or (ii) the terms of a Material Contract. Neither the Company nor any of its Subsidiaries has received written notice as of the date of this Agreement that any such Key Supplier or Key Customer intends to terminate, suspend, cancel or materially and adversely modify its business relationship with the Company and/or any of its Subsidiaries or the terms of a Material Contract. As of the date of this Agreement, there are no unresolved material claims or disputes pending between the Company and/or any of its Subsidiaries, on the one hand, and any Key Supplier or Key Customer, on the other hand.

Section 3.23. Transactions with Affiliates. Except for employment or compensation agreements or similar arrangements with directors, officers and employees made in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, none of the following Persons is or since the Reference Date has been a party to any transaction, Contract, commitment, arrangement or understanding with the Company or has engaged in any transaction with the Company or any of its Subsidiaries: (a) any present or former officer or director the Company or any of its Subsidiaries; (b) any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of any class of securities of the Company or any of its Subsidiaries; or (c) any Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any Person described in the foregoing clauses (a) or (b).

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Section 3.24. Insurance. The Company has made available to Parent an accurate and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. All such insurance policies are in full force and effect, all premiums thereon have been timely paid or, if not yet due, accrued, except as has not had and would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, there is no material claim pending under the Company’s or any of its Subsidiaries’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters thereof. The Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and bonds. The Company has no Knowledge as of the date of this Agreement of any threatened early termination of, or material premium increase with respect to, any of such policies or bonds.

Section 3.25. Finders’ Fees. Except for Janney Montgomery Scott LLC (the “Financial Advisor”), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement. The Company has made available to Parent prior to the date hereof a complete and accurate copy of all agreements pursuant to which the Financial Advisor is entitled to any fees, expenses or indemnification in connection with any of the transactions contemplated by this Agreement.

Section 3.26. Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor, as financial advisor to the Board of Directors, to the effect that, as of the date of this Agreement, the Merger Consideration to be received pursuant to this Agreement by holders of the Shares is fair to the Company’s stockholders from a financial point of view, and such opinion has not been withdrawn, rescinded or modified. The Company shall deliver a correct and complete copy of such written opinion of the Financial Advisor to Parent solely for informational purposes promptly after receipt thereof by the Company. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety or references thereto in the Proxy Statement.

Section 3.27. Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, the execution, delivery and performance of this Agreement and the Voting Agreement, and the consummation of the transactions contemplated hereby or thereby from Section 203 of the DGCL and, accordingly, neither such Section 203 nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other Takeover Statutes apply to this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby. There is no stockholder rights plan, “poison pill” or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

Section 3.28. No Other Representations or Warranties. The Company acknowledges that neither Parent nor Merger Sub nor any Person on their behalf makes, and the Company has not relied upon any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company or its Representatives in connection with the Transactions, other than the representations and warranties contained in Article 4 and the representations and warranties contained in the Voting Agreements or any certificates delivered in connection with this Agreement or the Voting Agreements.

Article 4
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as follows:

Section 4.01. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.02. Corporate Authorization. Each of Parent and Merger Sub has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by Parent and

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Merger Sub, as applicable, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize the execution or delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except, with respect to the Merger, for (a) the adoption of this Agreement by the sole stockholder of Merger Sub, following the execution and delivery of this Agreement, and (b) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.03. Governmental Authorization. None of the execution or delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement or the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement requires any action by or in respect of, Permit from or declaration or filing with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities laws and the rules, regulations and requirements of NYSE, (c) compliance with any applicable requirements by any Banking Regulators or Banking Laws, and (d) any actions, Permits, declarations or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.04. Non-contravention. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in clauses (a) through (c) of Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) assuming compliance with the matters referred to in clauses (a) through (d) of Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice, lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding on Parent or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b), (c) and (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.05. Information Supplied.

(a) The information with respect to Parent or any of its Subsidiaries that Parent supplies to the Company specifically for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto), on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not false or misleading.

(b) Notwithstanding the foregoing in this Section 4.05, Parent makes no representation with respect to statements included or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based upon information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

Section 4.06. Finders’ Fees. Except for Wedbush Securities Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from Parent or Merger Sub upon consummation of the transactions contemplated by this Agreement.

Section 4.07. Available Funds. Parent has, and at the Effective Time will have, funds available that are sufficient to consummate the Merger on the terms contemplated by this Agreement and to perform its obligations under this Agreement.

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Section 4.08. Litigation. There are no Actions pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent or Merger Sub is subject to any administrative decision or award, quasi-judicial decision or award, judgment, decree, writ, injunction, ruling, order or decision, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.09. Ownership of Merger Sub. All of the issued and outstanding shares of common stock of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding shares of common stock of Merger Sub are as of the date hereof owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters relating to formation and execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement, has not prior to the date hereof engaged in any business or other activities.

Section 4.10. Ownership of Equity of the Company. Neither Parent nor Merger Sub, as of the date of the Agreement, own any Shares or are or have been during the past three years an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company during the three years prior to the date hereof.

Section 4.11. Regulatory Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) since the Reference Date, (i) Parent and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, notices, applications, and other filings, and documents (together with any amendments required to be made with respect thereto) that they have been legally required to file or furnish, with or to the FDIC, the NCCOB, or any other Governmental Authority, and (ii) Parent and each of its Subsidiaries have paid all fees and assessments due and payable in connection therewith, and (b) as of their respective dates, such reports, notices, applications, and other filings and documents so filed or furnished by Parent or its applicable Subsidiaries complied with all applicable Laws.

Section 4.12. No Other Representations or Warranties. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent, Merger Sub or their Representatives in connection with the transactions contemplated by this Agreement, other than the representations and warranties contained in Article 3 or the representations and warranties contained in the Voting Agreements or in any certificate delivered in connection with this Agreement or the Voting Agreements.

Article 5
COVENANTS OF THE COMPANY

Section 5.01. Conduct of the Company.

(a) During the period from the date hereof until the Effective Time, except (i) as expressly required or expressly permitted by this Agreement, (ii) as required by applicable Law or a Governmental Authority, or (iii) if Parent shall have expressly consented in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries, to conduct its business in the ordinary course in a manner consistent with past practice and in compliance in all material respects with applicable Law and all Material Contracts. Without limiting the generality of the foregoing, during the period from the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (A) preserve intact its present business organization, (B) maintain in effect all of its foreign, federal, state and local Permits, (C) keep available the services of its directors, officers, employees and consultants and (D) maintain its existing business relationships and goodwill with those Persons (including Customers) having significant business relationships with it.

(b) Without limiting the generality of the foregoing, except (i) as expressly required or expressly permitted by this Agreement, (ii) as expressly required by applicable Law or a Governmental Authority, or (iii) as set forth in the applicable subsection of Schedule 5.01(b) of the Disclosure Letter, during the period from the date hereof until the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to, without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed):

(i) amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

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(ii) (A) split, combine or reclassify any shares of its capital stock or any other equity securities (including the Shares), (B) declare, set aside, establish a record date for or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable by any of wholly owned Subsidiary of the Company, or (C) other than to satisfy any Tax withholding obligations upon the vesting of any Company Stock Awards, or to satisfy the exercise price or any Tax withholding obligations upon the exercise of Company Warrants, in each case that are outstanding on the date hereof in accordance with their respective terms on the date hereof, redeem, repurchase or otherwise acquire, any Company Securities or any Company Subsidiary Securities;

(iii) (A) issue, sell or otherwise deliver any Company Securities or Company Subsidiary Securities, other than the issuance of (I) any purchase rights under the ESPP that are outstanding on the date hereof in accordance with their respective terms on the date hereof and in compliance with the terms of this Agreement, (II) any Shares upon the vesting of any Company Stock Awards that are outstanding on the date hereof in accordance with their respective terms on the date hereof, (III) any Shares upon the exercise of any Company Warrants that are outstanding on the date hereof in accordance with their respective terms on the date hereof, and (IV) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company; or (B) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(iv) incur any capital expenditures (or any obligations or liabilities in respect thereof), other than (A) in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice and not in excess of $200,000, and (B) those set forth in the capital expenditure plan set forth on Schedule 5.01(b)(iv) of the Disclosure Letter;

(v) acquire (A) any assets or properties, other than supplies or equipment in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, or (B) directly or indirectly, by merger or consolidation, or by acquisition of stock or assets, any corporation, partnership, joint venture, association, organization or other business or entity or division thereof (or any equity interest in any of the foregoing);

(vi) adopt a plan of complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(vii) sell, assign, lease, license or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or its Subsidiaries’ assets (including any Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries), securities, properties, interests or businesses, other than in the ordinary course of the business of the Company and its Subsidiaries in a manner consistent with past practice;

(viii) (A) extend, amend, waive, cancel or modify any rights in or to material Company Intellectual Property in a manner that is materially adverse to the Company or its Subsidiaries, (B) fail to take commercially reasonable steps to protect any material Patent application owned by the Company or any of its Subsidiaries or (C) divulge, furnish or make accessible any Owned Intellectual Property Rights that constitute material Trade Secrets, other than in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice to any Third Party that is subject to an enforceable written agreement to maintain the confidentiality of such material Trade Secrets;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) to or in the Company or any wholly-owned Subsidiary of the Company, (B) routine advances for business expenses to current Employees in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice and in accordance with the Company’s expense reimbursement policies, or (C) extensions of credit to customers in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice), or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date hereof;

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(x) other than in respect of intercompany indebtedness between the Company and any wholly-owned Subsidiaries of the Company or among any wholly-owned Subsidiaries of the Company, create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money in excess of $100,000 in the aggregate (or guarantees thereof), issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing;

(xi) (A) other than in the ordinary course of the business of the Company and its Subsidiaries in a manner consistent with past practice, renew, enter into, amend or modify in any material respect or terminate any Material Contract or any Contract which would be a Material Contract if it were in existence on the date hereof (except the expiration or renewal of any Material Contract in accordance with its terms) or (B) waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries, in each case other than any such action that is solely for purposes of, to the extent necessary, and limited to, carrying on any other action expressly permitted under this Section 5.01(b);

(xii) (A) except as expressly required by any Employee Plan, Employment Agreement or Consulting Agreement as in effect on the date hereof that is also listed on Schedule 3.19(a) or Schedule 3.19(b) of the Disclosure Letter with respect to any current or former Service Provider, (I) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits (or amend any existing severance pay or termination arrangement), other than increases in base compensation in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice for non-executive Employees and not in excess of 3% individually or 3% in the aggregate, (II) grant any equity or equity-based awards to, or exercise any discretion to accelerate the vesting or payment of, any such awards held by any current or former Service Provider, (III) enter into, establish, adopt, amend or terminate any employment, consulting services, severance, retention, change in control, termination pay, retirement, deferred compensation or other similar agreement or arrangement, or (IV) fund or provide for funding of any Employee Plan, other than in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice; (B) establish, adopt, enter into, amend (except as required by applicable Law) or become obligated to contribute to any Employee Plan or Collective Bargaining Agreement; (C) recognize any new union, works council or similar employee representative with respect to any current or former Service Provider; (D) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code; or (E) hire or engage the services of any individual as a Service Provider who will receive annual base compensation in excess of $75,000 or terminate the service of any Service Provider who received annual base compensation in excess of $75,000 other than for Cause; provided, that the Company and its Subsidiaries may fill vacancies (other than of its executive officers) in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice;

(xiii) fail to keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than such policies that expire by their terms (in which event the Company or its applicable Subsidiary shall use reasonable best efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course of the business of the Company and its Subsidiaries in a manner consistent with past practice;

(xiv) fail to (A) take commercially reasonable actions to protect data security or information security in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, (B) proceed with material data or information security improvements that have

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been planned and approved as of the date of this Agreement or (C) conduct customary data security audits in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, in each case in compliance in all material respects with all internal policies and applicable Laws;

(xv) modify in any material respect any of its policies related to Privacy and Information Security Requirements, or any administrative, technical or physical safeguards related to privacy or data security, except as necessary or beneficial to comply with Privacy and Information Security Requirements or required by a Governmental Authority;

(xvi) convene any regular or special meeting (or any adjournment or postponement thereof) of the Company’s stockholders other than (A) the Company Stockholders’ Meeting and (B) to the extent required by an order of a court of competent jurisdiction, an annual meeting of the Company’s stockholders for purposes of election of directors, ratification of the Company’s auditors and other routine matters in the ordinary course;

(xvii) change the Company’s methods of accounting (including any change to the Company’s fiscal year), except (A) as required by concurrent changes in GAAP or in Regulation S-X, or a Governmental Authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) as agreed to by its public accountants or (B) as required by applicable Law;

(xviii) (A) commence any Action other than in the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice or (B) settle, or offer or propose to settle, any Action, inquiry or investigation (except with respect to immaterial routine matters or in the ordinary course of the business of the Company and its Subsidiaries in a manner consistent with past practice), any stockholder Action or dispute against the Company or any of its officers or directors or any Action, inquiry, investigation or dispute that relates to the transactions contemplated hereby, in each such case, that following the Effective Time, (I) imposes (including as a result of any conduct remedy, injunctive or similar relief or any exclusive or nonexclusive license or cross license or similar agreement with respect to Intellectual Property Rights) any obligation to be performed by, or any restriction against, the Company or any of its Subsidiaries (other than customary confidentiality provisions) or (II) involves a payment of monetary damages by the Company or any of its Subsidiaries in an amount in excess of $50,000 individually or, in the aggregate of all such cases, that involves a payment of monetary damages by the Company or any of its Subsidiaries in an amount in excess of $250,000; provided, that notwithstanding the foregoing, the Company may not settle or propose to settle or compromise any Transaction Litigation except as expressly permitted by Section 5.10;

(xix) make (outside of the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice) or change any material Tax election, change any Tax accounting period, adopt or change any material method of Tax accounting, enter into any Tax Sharing Agreement, amend any Tax Returns, file any Tax Returns that are due after the Closing Date, enter into any “closing agreement” as described in Section 7121 of the Code with respect to Taxes, settle any material Tax claim, audit or assessment or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries (other than any automatic extensions of time to file Tax Returns);

(xx) enter into any new line of business;

(xxi) adopt or implement any stockholder rights plan, “poison pill” or similar device or arrangement;

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(xxii) notwithstanding any other provisions hereof, take any action that could reasonably be expected to (A) impede or materially delay consummation of the transactions contemplated by this Agreement on a timely basis, (B) require the receipt of any Permit, or consent, approval or waiver of any Third Party, in each case in connection with the consummation of the transactions contemplated by this Agreement, (C) result in any of the conditions set forth in Article 8 not being satisfied, or (D) impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis; or

(xxiii) offer, propose, agree, authorize, resolve or commit to do any of the foregoing;

provided, that nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses, assets and properties.

Section 5.02. Access to Information.

(a) During the period from the date hereof until the Effective Time, subject to the Confidentiality Agreement, the Company shall, in connection with this Agreement: (i) give to Parent and its Representatives reasonable access to the offices, properties, facilities, assets, books, records, Service Providers and Representatives of the Company and its Subsidiaries (other than any of the foregoing solely to the extent related to the negotiation of this Agreement, or, except as expressly provided in Section 5.04, to any Acquisition Proposal or any deliberation of the Board of Directors regarding any Acquisition Proposal or an Adverse Recommendation Change, the disclosure of which shall be governed by Section 5.04), (ii) promptly furnish to Parent and its Representatives such financial, tax and operating data and other information (including the work papers of the Company’s independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as such Persons may reasonably request and (iii) instruct the Service Providers and Representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries; provided, that in the event this Agreement is terminated prior to the Effective Time, the Confidentiality Agreement shall survive for a period of one year following such termination, and the Confidentiality Agreement is hereby amended to reflect the foregoing. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries, and the parties shall use reasonable best efforts to ensure that any such investigation is conducted materially in accordance with the Company’s bona fide information technology and cybersecurity policies (including with regard to access, storage and disclosures) in place as of the date hereof, a copy of which shall have been made available to Parent prior to the date hereof. No information or knowledge obtained in any investigation pursuant to this Section 5.02 shall affect or be deemed to modify any representation or warranty made by the Company hereunder or any conditions of Parent’s obligation to consummate the transactions contemplated by this Agreement. Notwithstanding anything in this Section 5.02(a), the Company shall not be required to provide any access or information to Parent solely to the extent such access or information is directly related to an active litigation in front of a court of competence jurisdiction in which Parent or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, are adverse parties.

(b) The provisions of Section 5.02(a) shall not require and shall not be construed to require the Company to permit any access to or any inspection or review of, or to disclose or otherwise make available, any information that in the reasonable judgment of the Company would (i) waive the protection of any attorney-client privilege, work product or other applicable legal privilege or doctrine, (ii) result in the disclosure of any personal information that would expose the Company to the risk of liability or (iii) violate any applicable Law or Contract. In the event that the Company objects to any request submitted pursuant to and in accordance with Section 5.02(a) and withholds information on the basis of any of the foregoing clauses (i), (ii) or (iii), the Company shall inform Parent as to the general nature of what is being withheld and shall use reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable best efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection.

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Section 5.03. Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable, the Company shall prepare, in consultation with Parent, and file with the SEC the preliminary Proxy Statement. Subject to Section 5.04(e), the Company shall include the Board Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Company, Parent and Merger Sub shall each use its reasonable best efforts to respond as promptly as practicable to any comments (written or oral) of the SEC or its staff with respect to the Proxy Statement, as applicable.

(b) The Company shall promptly (and, in any event, within 48 hours) notify Parent upon the receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating them to the Company’s stockholders, and a reasonable opportunity to review and comment on all responses to requests for additional information, and shall consider any comments reasonably proposed by Parent in good faith (it being understood that Parent shall provide any such comments reasonably promptly). The Company will cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable to the Company’s stockholders entitled to vote at the Company Stockholders’ Meeting (and in any event no later than 20 calendar days before the date of the Company Stockholders’ Meeting). If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, the party that discovers such information shall promptly notify the other party and correct such information, and the Company shall file an appropriate amendment or supplement describing such information with the SEC.

(c) Unless this Agreement is terminated in accordance with its terms, and notwithstanding any Adverse Recommendation Change or the receipt of any Acquisition Proposal, the Company shall, as promptly as practicable, duly call, give notice of, establish a record date for, convene and hold a meeting of its stockholders for the purpose of obtaining the Required Stockholder Approval (the “Company Stockholders’ Meeting”) with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than 40 Business Days after (i) the tenth calendar day after the preliminary Proxy Statement has been filed with the SEC (or if such date is not a Business Day, the next succeeding Business Day) if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if by such tenth calendar day the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. Unless the Company has made an Adverse Recommendation Change in accordance with Section 5.04(e), the Company shall use its reasonable best efforts to obtain the Required Stockholder Approval. The Company shall promptly conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act. The Company shall (A) upon Parent’s written request, provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one day prior to the Company Stockholders’ Meeting, and on the day of, but prior to the Company Stockholders’ Meeting, indicating whether as of such date sufficient proxies representing the Required Stockholder Approval have been obtained.

(d) Notwithstanding anything to the contrary contained herein, but subject to the immediately following sentence, the Company shall not postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent; provided, that if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Required Stockholder Approval is unlikely to be obtained at the Company Stockholders’ Meeting, including due to an absence of quorum, then each of the Company

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and Parent shall have the right to require an adjournment or postponement of the Company Stockholders’ Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided, further, that no such single adjournment or postponement shall delay the Company Stockholders’ Meeting by more than seven calendar days from the prior scheduled date or to a date on or after the fifth Business Day preceding the End Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholders’ Meeting if (i) the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law, or (ii) after consultation with Parent, the Board of Directors or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment of the Company Stockholders’ Meeting is required in order to give the Company’s stockholders sufficient time to evaluate any amendment or supplement to the Proxy Statement that the Company is required to provide to such holders under applicable Law (so long as any such supplement or amendment was provided in compliance with this Agreement); provided, that the Company shall be permitted to postpone or adjourn the Company Stockholders’ Meeting pursuant to this clause (ii) on no more than two occasions and no such adjournment or postponement shall delay the Company Stockholders’ Meeting by more than seven calendar days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the End Date. Notwithstanding any Adverse Recommendation Change or the receipt of any Acquisition Proposal, unless this Agreement has been validly terminated pursuant to Section 9.01, (A) the Company shall submit this Agreement to the stockholders of the Company for approval at the Company Stockholders’ Meeting and (B) the only matters to be voted upon at the Company Stockholders’ Meeting shall be the Required Stockholder Approval and routine proposals required in connection with such vote (and not any other matters, including any Acquisition Proposal).

Section 5.04. Acquisition Proposals; Change of Recommendation.

(a) No Solicitation. During the period from the date hereof until the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, and shall cause its and its Subsidiaries’ respective officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, financing sources and other advisors or representatives (collectively, with respect to any Person, such Person’s “Representatives”) not to, directly or indirectly:

(i) initiate, solicit, propose, seek, knowingly encourage (including by way of furnishing information or data) or take any action designed to facilitate or induce any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal);

(ii) engage in, continue or otherwise participate in any discussions or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 5.04 prohibit such discussions or negotiations, or discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal);

(iii) furnish or cause to be furnished any confidential or non-public information or data of or with respect to the Company or any of its Subsidiaries, or afford or caused to be afforded access to the business, operations, properties, assets, books, records, or other non-public information or data, or to any personnel, of the Company or any of its Subsidiaries, to any Third Party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

(iv) amend or grant any waiver or release under any standstill, confidentiality or similar agreement; provided, that if, and only if, prior to obtaining the Required Stockholder Approval, the Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill, confidentiality or similar agreement would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law, the Company may then amend or grant a waiver or release under such standstill, confidentiality or similar agreement, solely to the extent necessary to permit a Third Party to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Third Party agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by this Section 5.04;

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(v) exempt any person (other than Parent, Merger Sub and their respective Affiliates) from the restrictions on “business combinations” contained in any restrictive provision of the Company’s certificate of incorporation, bylaws or other organizational documents or in Section 203 of the DGCL (or similar provisions of any other Takeover Statutes), including approving any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL;

(vi) enter into any Alternative Acquisition Agreement; or

(vii) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

Any breach of this Section 5.04 by a Representative of the Company or any of its Subsidiaries (whether or not such person is purporting to act on behalf of the Company or such Subsidiary) shall be deemed a breach of this Section 5.04 by the Company as if such Representative were “the Company” hereunder.

(b) Exceptions. Notwithstanding anything to the contrary set forth in Section 5.04(a), at any time prior to obtaining the Required Stockholder Approval, in response to an unsolicited, bona fide written Acquisition Proposal received after the date of this Agreement that is not withdrawn and did not arise from or in connection with a breach of the obligations set forth in this Section 5.04, the Company may:

(i) enter into an Acceptable Confidentiality Agreement with any Person that has made an Acquisition Proposal;

(ii) furnish confidential or non-public information or data of or with respect to the Company or any of its Subsidiaries, in response to a request therefor (including non-public information regarding the Company or any of its Subsidiaries) or afford access to the business, operations, properties, assets, books, records, or other non-public information or data, or to any personnel, of the Company or any of its Subsidiaries to the Person who made such Acquisition Proposal; provided, that such information or data has previously been made available to, or is made available to, Parent prior to or substantially concurrently with the time such information or data is made available to such Person or its Representatives; and provided, further, that, prior to furnishing any such information or data, Parent receives from the Company an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement between the Company and the Person making such Acquisition Proposal; and

(iii) participate in any discussions or negotiations with any such Person or its Representatives regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clauses (i), (ii) or (iii) above, (A) the Board of Directors determines in good faith (I) after consultation with its outside legal counsel and its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (II) after consultation with its outside legal counsel, that failure to take such action described in clauses (i) or (ii) above, as applicable, would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law and (B) the Company has delivered to Parent written notice advising Parent of the Board of Directors’ determination pursuant to the foregoing clause (A) and the Company’s intention to take the action described in clauses (i) through (iii) above.

(c) Notice of Acquisition Proposals. During the period from the date hereof until the Effective Time, the Company shall promptly (and, in any event, within 48 hours) give written notice to Parent if (i) any Acquisition Proposals are received by or (ii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, in each case of clauses (i) and (ii), the Company or any of its Representatives, setting forth in such notice the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, complete unredacted copies of any written requests, proposals or offers, including complete unredacted copies of proposed agreements). After the giving of such notice, the Company shall keep Parent informed, on a prompt basis (and, in any event, within 48 hours), of the status and material terms of any such proposals or offers (including any material amendments or modifications thereto) and the status of any such discussions or negotiations, including any change in its intentions as previously notified, and shall provide Parent with complete unredacted copies of any written agreement, written amendment or written proposed amendment of any such Acquisition Proposal reasonably promptly (and, in any event, within 48 hours) after receipt thereof.

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(d) No Adverse Recommendation Change. Except as permitted by Section 5.04(e) or Section 5.04(f), the Company agrees that neither the Board of Directors or any committee thereof shall:

(i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Board Recommendation, in each case in a manner adverse to Parent or Merger Sub;

(ii) fail to include the Board Recommendation in the Proxy Statement;

(iii) fail to (A) reaffirm the Board Recommendation following the public disclosure of any Acquisition Proposal or any material modification thereto, or (B) recommend against acceptance of a tender or exchange offer by the Company’s stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding Shares, in either case of clauses (A) or (B), prior to the Company Stockholders’ Meeting and, in the case of clause (A), within three Business Days after receipt of a written request of Parent (or, if earlier, at least two Business Days prior to the Company Stockholders’ Meeting) provided that Parent may not make any such request on more than one occasion in respect of any Acquisition Proposal or any material modification of an Acquisition Proposal; or, in the case of clause (B), no later than 5:30 p.m. (New York City Time) on the tenth Business Day after the commencement of such tender offer or exchange offer; provided, that the taking of no position or a neutral position by the Board of Directors in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer; or

(iv) adopt, approve or recommend, publicly declare advisable, publicly propose to adopt, approve or recommend or publicly propose to enter into, any Acquisition Proposal or any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, license agreement, joint venture agreement, partnership agreement or other agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.04(b)(i)) relating to any Acquisition Proposal, whether such agreement is binding or non-binding (an “Alternative Acquisition Agreement”, and any of the actions set forth in the foregoing clauses (i) through (iv), an “Adverse Recommendation Change”).

(e) Certain Permitted Adverse Recommended Changes. Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Required Stockholder Approval, the Board of Directors (x) may effect an Adverse Recommendation Change (A) in response to the occurrence of an Intervening Event, or (B) in response to the Company’s receipt of an unsolicited, bona fide written Acquisition Proposal after the date of this Agreement that is not withdrawn, did not arise from a breach of the obligations set forth in this Section 5.04 and constitutes a Superior Proposal or (y) solely in response to a Superior Proposal, may cause the Company to terminate this Agreement pursuant to and in accordance with Section 9.01(d)(i) if (and only if) the Company pays the Termination Fee to Parent in accordance with Section 9.02(b)(iv) and immediately following (and in no event prior to) such termination, the Company enters into a binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal; provided, that prior to, and as a condition to, taking any such action:

(i) the Board of Directors determines in good faith, after consultation with its outside legal counsel, that failure to take such action described in this Section 5.04(e) in response to such Superior Proposal or Intervening Event, as applicable, would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law;

(ii) the Company has given Parent written notice (the “Adverse Recommendation Change Notice”) of such action and the basis therefor at least four Business Days in advance, which Adverse Recommendation Change Notice shall set forth in writing that the Board of Directors intends to take such action and (A) in the case of a Superior Proposal, comply in form, substance and delivery with the provisions of Section 5.04(c) (including by providing complete unredacted copies of any documents or agreements providing for such Superior Proposal and any other documents or agreements referred to in or to be entered into in connection with such Superior Proposal, including any and all Alternative Acquisition Agreements), and (B) in the case of an Intervening Event, a reasonably detailed description of such Intervening Event;

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(iii) after giving such Adverse Recommendation Change Notice, the Company shall have, and shall have caused its Representatives to, negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make such revisions to the terms of this Agreement as would cause (A) such Adverse Recommendation Change in respect of an Intervening Event to no longer be required, or (B) such Acquisition Proposal to cease to be a Superior Proposal; as applicable, and

(iv) at the end of such four Business Day period, the Board of Directors shall have taken into account any changes to the terms of this Agreement proposed in writing by Parent (such changes, the “Parent Proposal”) and any other information offered by Parent in response to the Adverse Recommendation Change Notice, and shall have determined in good faith (A) after consultation with its outside legal counsel and its independent financial advisor, that in the case of a Superior Proposal, such Superior Proposal continues to constitute a Superior Proposal, and, in the case of an Intervening Event, that such Intervening Event remains in effect, and (B) after consultation with its outside legal counsel, that failure to take such action described in this Section 5.04(e) in response to such Superior Proposal or Intervening Event, as applicable, would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law, in each case, if such Parent Proposal were to be given effect.

A new Adverse Recommendation Change Notice that complies with clause (ii), and new compliance with clauses (iii) and (iv), of this Section 5.04(e) shall be required in the event of any amendment or modification to the financial terms, and any other material amendment or modification, to any Acquisition Proposal (which will be deemed to be a new Acquisition Proposal for purposes of Section 5.04(c) and this Section 5.04(e)) or any material change to the Intervening Event (which shall be deemed to constitute a new Intervening Event); provided, that, in the event of such new Adverse Recommendation Change Notice, the four Business Day period in clause (ii) and (iv) of this Section 5.04(e) shall be deemed to be references to two Business Days.

(f) Certain Permitted Disclosures. Nothing contained in this Section 5.04 shall prevent the Company from complying with its disclosure obligations under Rule 14e-2(a) or Rule 14d-9 under the Exchange Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 5.04 and expressly reaffirms the Board Recommendation in such statement or in connection with such action; provided, that this Section 5.04(f) shall not be deemed to permit the Board of Directors to make an Adverse Recommendation Change except to the extent permitted by Section 5.04(e))

(g) Obligation of the Company to Terminate Existing Discussions. The Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ respective Representatives to, immediately cease and terminate, and cause to be ceased and terminated, any and all existing activities, discussions or negotiations, if any, with any Third Party, its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, and shall use its reasonable best efforts to cause any such Third Party, its Representatives in possession of confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze that information) to return or destroy all such information as promptly as practicable, but in no event later than 48 hours following the execution of this Agreement (including by distributing a request to each such Third Party to return or destroy all such information within three Business Days after the date hereof). The Company will immediately terminate all physical and electronic “data room” or similar access previously granted to any such Persons.

Section 5.05. Section 16 Matters. Prior to the Effective Time, the Company and the Board of Directors (or a duly formed committee thereof satisfying the applicable requirements of the Exchange Act) shall take all such steps as may be required or appropriate to cause any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.06. Stock Exchange Delisting; Exchange Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NYSE to enable the delisting by the Surviving Corporation of the Shares and Company Public Warrants from NYSE and the deregistration of the Shares and Company Public Warrants under the Exchange Act as promptly as practicable after the Effective Time.

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Section 5.07. Takeover Statutes. During the period from the date hereof until the Effective Time, the Company shall, to the extent permitted by applicable Law, use reasonable best efforts (a) to take all actions necessary so that no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar Laws (collectively, the “Takeover Statutes”) becomes applicable to any of the transactions contemplated by this Agreement or the Voting Agreements and (b) if any such Takeover Statute becomes applicable to the transactions contemplated by this Agreement or the Voting Agreements, to grant such approvals and take all actions necessary so that the transactions contemplated by this Agreement or the Voting Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such Takeover Statute on the transactions contemplated hereby or thereby.

Section 5.08. Interim Communications by the Company. During the period from the date hereof until the Effective Time, prior to making any communications generally disseminated to the employees, or to any Service Providers, customers, suppliers, vendors, contractors or other Persons in each case who is a party to any Material Contract (including any Key Customers and Key Suppliers), relating to the transactions contemplated by this Agreement, the Company shall provide Parent with prior written notice of the intended communication, and Parent shall have the right to review such communication and provide comments, which the Company shall consider in good faith to provide a mutually agreeable communication.

Section 5.09. Tax Sharing Agreements. Any Tax Sharing Agreement to which the Company or any of its Subsidiaries is party shall be terminated with respect to the Company or such Subsidiary as of the Effective Time and have no further effect thereafter. Any payment to be made by the Company or any of its Subsidiaries under any Tax Sharing Agreement shall be made prior to the Closing, and no such payment shall be required to be made after the Effective Time.

Section 5.10. Transaction Litigation. The Company shall promptly advise Parent in writing of any Action, inquiry or investigation (including any putative class action or derivative litigation) asserted, or to the Company’s Knowledge, threatened in writing, or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Board of Directors, any committee thereof or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the transactions contemplated hereby, including any such claim or Action, inquiry or investigation based on allegations that the Company’s entry into this Agreement, the terms and conditions of this Agreement or any of the transactions contemplated hereby constituted a breach of the fiduciary duties of any member of the Board of Directors or any officer of the Company (any such Action, a “Transaction Litigation”) and shall keep Parent reasonably informed on a reasonably prompt basis regarding any such Transaction Litigation. The Company shall give Parent the opportunity to (a) participate in the defense, prosecution, settlement or compromise of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, prosecution, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 5.10, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith; provided, that the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.11. Regulatory Matters. Without limiting the generality of Section 5.10, the Company shall promptly (and in any event within five Business Days) advise Parent in writing of any Action, inquiry or investigation asserted, threatened in writing or commenced by, on behalf of or in the name of, or against the Company or any Subsidiary of the Company brought by or before any Governmental Authority (any such Action, inquiry or investigation, whether brought prior to, on or after the date of this Agreement, a “Regulatory Action”) and shall keep Parent informed on a reasonably current basis regarding any such Regulatory Action. Subject to applicable Laws, the Company shall give Parent the opportunity to (a) participate in any response (whether written or orally), defense, discussion, negotiation, settlement or compromise of any Regulatory Action, and (b) consult with counsel to the Company regarding any response (whether written or orally), defense, discussion, negotiation, settlement or compromise with respect to any such Regulatory Action. For purposes of this Section 5.11, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to any Regulatory Action (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may provide comments or suggestions with respect to such Regulatory Action which the Company shall consider in good faith; provided, that the Company shall not settle or compromise or offer or agree to settle or compromise any Regulatory Action without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

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Section 5.12. Warrant Agreement Amendment. Prior to the Closing, the Company shall use reasonable best efforts to enter into an amendment to the Warrant Agreement with the Warrant Agent, effective as of the Closing, in accordance with Sections 4.4 and 9.8(ii) of the Warrant Agreement to (a) provide for the delivery of the Alternative Issuance (as defined in the Warrant Agreement) pursuant to Section 4.4 of the Warrant Agreement, and (b) clarify that following the Effective Time, the Company (or its successor or Affiliates) shall have no obligations to register the Company Warrants or Shares, or otherwise file or maintain any registration statement with respect to the Company Warrants or the Shares, in each case, on mutually agreed terms by and between the Company, and the Warrant Agent and which terms are satisfactory to Parent (the “Warrant Agreement Amendment”). The Company shall take all necessary actions to comply with the Warrant Agreement in connection with the transactions contemplated hereby, and to cooperate and assist Parent with respect to the negotiation, execution and delivery of the Warrant Agreement Amendment and complying with any other obligations of the Warrant Agreement in connection with the transactions contemplated hereby, including coordinating with the Warrant Agent, providing notice to the Warrant Agent or holders of the Company Warrants, and subject to Section 5.02, providing necessary information or materials to Parent and its Representative, and executing any necessary documents or other instruments to perform its obligations under this Section 5.12, including the Warrant Agreement Amendment. Notwithstanding the foregoing, the Company shall not provide notice, file or disseminate any materials to, or otherwise communication with, holders of the Company Warrants except as required by the Warrant Agreement without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 5.13. FIRPTA Certificate. The Company shall deliver to Parent a statement, in form and substance reasonably satisfactory to Parent, certifying that the Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code, which statement shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with a form of notice to the IRS prepared in accordance with Treasury Regulation Section 1.897-2(h)(2); provided, that the sole remedy of Parent for the Company’s failure to deliver such certificate and form of notice is to withhold in accordance with Section 2.10 (disregarding solely for this purpose the relevant Person’s obligation to provide prior notice of its intent to withhold).

Section 5.14. Intellectual Property. During the period from the date hereof until the Effective Time, the Company shall, in connection with this Agreement, (a) use best efforts to cause Customers Bank to assign, transfer, and convey all its right, title and interest in and to the Patents and Trademarks held by Customers Bank listed on Schedule 3.16(a) of the Disclosure Letter (collectively, the “Impacted IP”) to the Company, so that the Company is the sole and exclusive owner of all Impacted IP and holds all right, title and interest therein and thereto, free and clear of any Lien other than Permitted Liens, and (b) execute and enter into a confirmatory confidentiality and invention assignment agreements, in a form reasonably satisfactory to the Parent, with each current Employee or Independent Contractor (and use best efforts to do the same with respect to each former Employee or Independent Contractor) involved in the development of any material Company Product, Software, Business Data, or confidential information for the Company, vesting all rights in any work product for the benefit of the Company and retroactive to cover the entire period through which such person provided services to the Company (as an employee or otherwise).

Article 6
COVENANTS OF PARENT

Section 6.01. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Article 9, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the transactions contemplated by this Agreement (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement.

Section 6.02. Director and Officer Liability.

(a) For six years after the Effective Time, to the fullest extent provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof, Parent shall, and shall cause the Surviving Corporation to, (i) indemnify and hold harmless each present or former officer or director of the Company and its Subsidiaries (in each case, when acting in such capacity) (an “Indemnified Person”) against losses, claims, damages, liabilities, fees (including reasonable and documented out-of-pocket attorneys’ fees), expenses, judgments, settlements, or fines incurred by such Indemnified Person in connection with any pending or threatened claim, suit, action, investigation

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or proceeding to which such Indemnified Person is a party based on acts or omissions of such Indemnified Person in his or her capacity as an officer or director of the Company occurring at or prior to the Effective Time and pertaining to matters pending, existing or occurring at or prior to the Effective Time; provided, that such indemnification shall be subject to any limitation imposed from time to time under DGCL and any other applicable Law; (ii) promptly pay on behalf of or advance to each Indemnified Person, reasonable and documented out-of-pocket fees and expenses incurred in defending such claim, suit, action, investigation or proceeding (”Indemnification Expenses”), including payment on behalf of or advancement to the Indemnified Person of any Indemnification Expenses incurred by such Indemnified Person in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided, that any Indemnified Person to whom Indemnification Expenses are advanced provides an undertaking to repay, promptly or in any case within ten days, the entire amount of such advances if it is ultimately determined under applicable Law that such Indemnified Person is not entitled to indemnification; and (iii) assume all obligations of the Company and its Subsidiaries to the Indemnified Persons pursuant to the Contracts or arrangements set forth on Section 6.02(a) of the Disclosure Letter and in effect as of the date of this Agreement (correct and complete copies of which shall have been made available to Parent prior to the date hereof) in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions of such Indemnified Person in his or her capacity as an officer or director of the Company occurring at or prior to the Effective Time and pertaining to matters pending, existing or occurring at or prior to the Effective Time.

(b) Parent shall, or shall cause the Surviving Corporation to, use its reasonable best efforts (and the Company shall cooperate prior to the Effective Time in these efforts), to maintain in effect for a period of six years from and after the Effective Time, for the benefit of the directors and officers of the Company, insurance policies (including fiduciary liability insurance policies) (collectively, “D&O Insurance”) that is not less favorable in the aggregate than, the existing policy of directors’ and officers’ liability insurance of the Company, that provides coverage for actions or events occurring prior to the Effective Time; provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring at or prior to the Effective Time, and provided, further, that in no event shall Parent or the Surviving Corporation be required to expend, on an annual basis, a premium amount for such policies in excess of 300% of the annual premium amount paid by the Company for such D&O Insurance in its last full fiscal year prior to the date hereof, which amount is set forth in Schedule 6.02(b) of the Disclosure Letter (such percentage of such annual premium amount, the “Premium Cap”), and if such premium amounts for such insurance coverage would at any time exceed the Premium Cap, the Surviving Corporation shall cause to be maintained policies that, in Parent’s or the Surviving Corporation’s good faith determination, provide the greatest coverage available, with respect to matters occurring prior to the Effective Time, for premium amounts not exceeding such Premium Cap. In lieu of the foregoing, Parent (or the Company, in consultation with, but only upon the consent of Parent (which shall not be unreasonably withheld, conditioned or delayed)) may (and at the request of Parent, Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time, a “tail” policy under the Company’s existing D&O Insurance, providing equivalent coverage to that described in the preceding sentence for an aggregate period of six years from and after the Effective Time if and to the extent that the same may be obtained for a premium amount that, in the aggregate, does not exceed the Premium Cap, it being understood that, in the case that such “tail” policy is so obtained at or prior to the Effective Time: (A) the provisions of the preceding sentence of this Section 6.02(b) shall be deemed to have been satisfied; and (B) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use its reasonable best efforts to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(c) For a period of no less than six years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable to the Indemnified Persons as the exculpation, indemnification and advancement of expenses provisions of the certificate of incorporation and bylaws or similar organizational documents of the Company or its Subsidiaries in effect as of the date of this Agreement and that has been made available to Parent prior to the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Persons, except as required by applicable Law.

(d) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to

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any Person, then, and in each such case in clauses (i) or (ii), to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.02.

(e) Notwithstanding anything in this Section 6.02 to the contrary, no indemnification payments will be made to an Indemnified Person with respect to an administrative proceeding or civil action initiated by any Governmental Authority that is a federal banking agency unless all of the following conditions are met: (i) Parent’s board of directors determines in writing that the Indemnified Person acted in good faith and in the best interests of the Company; (ii) Parent’s board of directors determines that the payment will not materially affect Parent’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment under 12 C.F.R. Part 359; and (iv) the Indemnified Person agrees in writing to reimburse Parent, to the extent not covered by permissible insurance, for payments made in the event that the administrative or civil action instituted by a banking Governmental Authority results in a final order or settlement in which the Indemnified Person is assessed a civil money penalty, is prohibited from banking, or is required to cease an action or perform an affirmative action.

Section 6.03. Employee Matters.

(a) For the period commencing on the Effective Time and ending on the first anniversary of the Effective Time (or, if shorter, during the applicable period of employment of a Continuing Employee), Parent shall, or shall cause the Surviving Corporation to, provide Continuing Employees with (i) a base salary or base wages that are no less favorable than those provided to such Continuing Employees immediately prior to the Closing, (ii) a cash target bonus opportunity that is similar to any such bonus opportunity offered to Parent’s similarly situated employees, (iii) employee benefits that are substantially comparable in the aggregate to those offered to, either, at Parent’s election, (A) such Continuing Employees immediately prior to the Closing or (B) similarly situated newly hired employees of Parent or Parent’s Affiliates (other than any equity or equity-based and change in control or transaction-based compensation or benefits, severance pay, defined benefit retirement benefits or post-employment health or welfare benefits), and (iv) severance benefits that are provided for in an applicable employment agreement that is in effect after Closing or as is set forth on Section 6.03 of the Disclosure Letter. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible into, or exchangeable or exercisable for, such shares pursuant to any such plans or arrangements.

(b) With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by Parent or any of its Subsidiaries, but excluding (i) any retiree healthcare or life insurance plans or programs maintained by Parent or any of its Subsidiaries, (ii) any equity compensation arrangement and (iii) any defined benefit plan maintained by Parent or any of its Subsidiaries, in each case, in which any Continuing Employee will participate on or after the Effective Time (collectively, the “Parent Benefit Plans”), Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize service with the Company or any Subsidiary rendered prior to the Effective Time by Continuing Employees who are active Employees immediately prior to the Effective Time, for purposes of vesting and eligibility (but not benefit accrual), to the extent reflected on the records of the Company and to the extent such Continuing Employees otherwise would be eligible to participate or vest under the terms of such Parent Benefit Plans. In no event shall anything contained in this Section 6.03(b) result in any duplication of benefits for the same period of service.

(c) As soon as reasonably practicable following the date of this Agreement, no later than five days following the date of this Agreement, the Company shall deliver to Parent a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and (i) the Company’s reasonable, good faith estimate of each payment or benefit that could be paid to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based. Such information shall be updated and delivered to Parent not later than five Business Days prior to the Closing Date. From and after the date hereof, the Company shall reasonably cooperate with Parent to limit potential adverse Tax consequences under Section 280G of the Code. Parent shall provide such information as is reasonably requested by the Company for purposes of effectuating the covenants set forth in this Section 6.03(c).

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(d) Prior to the Effective Time, the Company and its Subsidiaries shall have made all contributions required to be made to or with respect to each Employee Plan as of the Closing Date and paid or accrued all liabilities on account of any Employee Plan in existence on or before the Closing Date.

(e) Prior to the Effective Time, the Company shall update the information required by Section 3.19(c) to include terminations within the 90 days preceding the Closing Date and hours reductions within six months preceding the Closing Date, and deliver a schedule with such updated information to Parent.

(f) Prior to the Effective Time, the Company shall take all actions that may be necessary or appropriate to terminate the Employee Plans required to be terminated pursuant to Section 2.07 and Section 2.08. All resolutions, amendments, notices or other documents issued, adopted or executed in connection with the implementation of this Section 6.03(f) shall be subject to Parent’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

(g) If requested by Parent at least five Business Days prior to the Effective Time, (i) the Board of Directors (or the appropriate committee thereof) shall adopt resolutions and take such action as is necessary or appropriate to terminate each Qualified Plan, effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time, and (ii) prior to the Effective Time, the Company shall provide Parent with evidence that such Qualified Plan(s) has been terminated. Parent shall have the right to review and approve all documents to effect the termination of a Qualified Plan, such approval not to be unreasonably withheld, conditioned or delayed.

(h) If requested by Parent at least five Business Days prior to the Effective Time, (i) the Board of Directors (or the appropriate committee thereof) shall adopt resolutions and take such action as is necessary or appropriate to terminate any generally applicable Employee Plan (other than a Qualified Plan and any Employee Plan which is not able to be terminated unilaterally by the Company and any other individual employment agreements, offer letters, equity awards, or other compensation arrangement entered into with any current or former Employees unless otherwise agreed by the applicable individual), effective as of the Closing Date and contingent upon the occurrence of the Effective Time, or such other time as requested by Parent, and (ii) prior to the Effective Time, the Company shall provide Parent with evidence that such Employee Plan(s) has been terminated. Parent shall have the right to review and approve all documents to effect the termination of an Employee Plan, with such approval not to be unreasonably withheld.

(i) The Company will reasonably cooperate to facilitate the workforce and employee benefit transitions contemplated by this Agreement or that are reasonably planned by Parent in connection with the Merger.

(j) This Section 6.03(j) shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.03(j), express or implied, shall confer upon any Service Provider, former Service Provider (including any beneficiary or dependent of such Service Provider or former Service Provider) or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.03(j). Nothing contained herein, express or implied: (i) shall be construed to establish, amend or modify any Employee Plan; (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any Employee Plan at any time assumed, established, sponsored or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent or any of their respective Affiliates from terminating the employment of any Service Provider (including any Continuing Employee) following the Effective Time. This Section 6.03(j) shall not create any right in any Service Provider (including any Continuing Employee) or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alter any existing at-will employment relationship between any Service Provider and the Surviving Corporation.

(k) Certain Actions. The Company shall fully carry out and complete all of the actions set forth on Schedule 6.03(k) of the Disclosure Letter.

Section 6.04. Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

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Article 7
COVENANTS OF PARENT AND THE COMPANY

Section 7.01. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement (including Section 7.01(c)), the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall, and shall cause their respective controlled Affiliates to, use their reasonable best efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the taking of all acts necessary to cause the conditions to the other party’s (viewing Parent and Merger Sub together) obligation to close set forth in Article 8 to be satisfied, as promptly as practicable (but nothing in this Section 7.01(a) will require any party to waive any such condition to such party’s obligation to close set forth in Article 8), (ii) to obtain all actions and Permits from Governmental Authorities, cause the expiration or termination of any applicable waiting periods and make all registrations, declarations, notices and filings with any Governmental Authorities, in each case, that may be necessary or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, (iii) to obtain all necessary actions, consents, approvals or waivers from, and the giving of all required notices to, Third Parties under any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby (including the Merger) so as to maintain and preserve the benefits under such Contracts following the consummation of the transactions contemplated hereby (including the Merger) and (iv) to execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement as promptly as practicable.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall (i) cooperate with each other and use their respective reasonable best efforts to, as promptly as practicable, prepare all documentation, effect all applications, notices, petitions and filings, and obtain all Permits of any Governmental Authorities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger) as promptly as practicable and to comply with the terms and conditions of all such Permits, (ii) cooperate and coordinate with the other party in the making of such applications, notices, petitions or filings, as applicable, (iii) supply the other party with any information that may be required in order to effectuate such applications, notices, petitions or filings, as applicable and (iv) Parent shall pay all filing fees and expenses incurred in connection with this Section 7.01(b) (excluding all fees and expenses payable to any attorneys, accountants, consultants or other advisors incurred in connection with this Section 7.01(b), which shall be paid by the party incurring such expenses). Each of Parent and the Company shall promptly inform the other party of any material communication from any Governmental Authority regarding any of the transactions contemplated hereby (including the Merger). If Parent or the Company receives any request for information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby (including the Merger), then such party shall use reasonable best efforts to make, or cause to be made, as promptly as practicable and after consultation with the other party, an appropriate response in compliance with such request. Subject to applicable Law, no filing of, or amendment or supplement to, or written correspondence with any Third Party or any Governmental Authority or its staff in connection with the transactions contemplated by this Agreement shall be made by the Company or Parent (or any of their respective controlled Affiliates) without providing the other party a reasonable opportunity to review and comment thereon, and each of Parent and the Company shall consult with each other in advance of any meeting or conference with, any such Governmental Authority (other than non-material and routine communications between counsel and a Governmental Authority regarding the regulatory approval process or status). In connection with the foregoing, each of the parties agrees to act reasonably and as promptly as practicable. Notwithstanding anything to the contrary in this Section 7.01, (A) the Company shall not have the right to review any portions of the materials filed by Parent or Merger Sub with a Governmental Authority that contain competitively sensitive business or other proprietary information or confidential supervisory information, and (B) Parent shall have the principal responsibility for determining and implementing the strategy for obtaining any necessary Permits under any applicable Law (including with respect to timing and potential ways to address any concerns that may be raised) and shall lead and direct all submissions to, meetings, negotiations and communications with any Governmental Authority (or other Third Party) in connection with matters with respect to any applicable Law; provided, that the foregoing shall not limit in any respect any party’s obligations under this Agreement.

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(c) Notwithstanding anything to the contrary in this Agreement, in no event shall Parent or any of its Affiliates be required to, and “reasonable best efforts” will in no event require, or be construed to require, Parent or any of its Affiliates to (i) initiate, litigate, challenge, defend or otherwise participate or take any action with respect to any Action, inquiry or investigation by, against or involving any Third Party or Governmental Authority with respect to the transactions contemplated by this Agreement, (ii) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated by this Agreement (including the Merger), (iii) otherwise take any other steps or actions to defend against, vacate, modify or suspend any injunction, or order, judgment, ruling, decree or decision of any Governmental Authority, including those relating to the foregoing clause (i) that would prevent or delay the consummation of the transactions contemplated by this Agreement (including the Merger), (iv) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any Intellectual Property Rights (whether pursuant to an exclusive or nonexclusive license) or otherwise), or take any other action (including by providing its consent to permit the Company or any of its Subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries, (v) terminate any existing relationships or contractual rights or obligations, (vi) take any action, or commit to take any action, or to accept any restriction, commitment or condition, involving Parent, the Merger Sub, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries, which would reasonably be expected to be materially financially burdensome to the business, operations, financial condition or results of operations on the business of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries, in each case, following the Closing (any such action, restriction, commitment or condition, a “Burdensome Condition”), or (vii) otherwise offer to take or offer to commit to take any action that would limit Parent’s or any of its Affiliates’ freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries (or equity interests held by Parent or any of its Affiliates in entities with businesses, assets or properties). At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its Subsidiaries (but, absent such request, the Company shall not take any such action); provided, that any such action shall be conditioned upon and only effective following the Closing.

(d) The Company and Parent shall cooperate with one another in determining whether any actions, consents, approvals or waivers are required to be obtained from, or notices required to be given to, Third Parties under any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby (including the Merger). Notwithstanding anything to the contrary in this Agreement, in no event shall Parent, any Subsidiary of Parent (including Merger Sub), the Company or any Subsidiary of the Company be required to (and without the prior written consent of Parent, neither the Company nor any of its Subsidiaries shall) pay or make or commit to pay or make any fee, penalty or other consideration or any other accommodation to any party to any such Contract to obtain any consent, approval or waiver in connection with the transactions contemplated hereby.

(e) Prior to the earlier of the Closing or the termination of this Agreement pursuant to Article 9, Parent shall not, and shall cause its Subsidiary not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or substantial portion thereof, in each case, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation or purchase would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 7.02. Public Announcements. During the period from the date hereof until the Effective Time, Parent and the Company shall consult with each other before issuing, and give each other reasonable time to review and comment upon, any press release or other public statements (including communications to Service Providers, lenders, customers, suppliers, vendors, employees, contractors, agents, or other Persons having material business relationships with the Company or its Subsidiaries (including Customers)) with respect to the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable Law, court process or the rules, regulations and requirements of NYSE, as the

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case may be in which case such party shall use its reasonable best efforts to allow the other party reasonable time to review comment upon such press release or other public statements in advance of the issuance thereof; provided, that the restrictions set forth in this Section 7.02 shall not apply to any release or public statement (a) made or proposed to be made by the Company in compliance with Section 5.04 with respect to the matters contemplated thereby (or by Parent in response thereto) or (b) in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated hereby. The parties agree that the initial press release to be issued with respect to the Merger and the other transactions contemplated by this Agreement shall be reasonably agreed upon by the Company and Parent. Notwithstanding the foregoing, (i) to the extent the content of any press release or other public statement is substantially the same as a statement previously issued in accordance with this Section 7.02, no separate approval shall be required in respect of such content to the extent replicated in whole or in part in any subsequent press release or other public statement, and (ii) the parties may make public statements in response to questions by the press, analysts, investors or those attending industry conferences or financial analysts conference calls, so long as any such statements are consistent with the initial press release and other press releases and public statements made jointly by the parties or made by one party in accordance with this Section 7.02 and do not reveal material non-public information regarding this Agreement or the transactions contemplated hereby.

Section 7.03. Notices of Certain Events.

(a) During the period from the date hereof until the Effective Time, the Company shall promptly notify Parent of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any actions taken between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement by or on behalf of the Company or any of its Subsidiaries that are in any material respect outside of the ordinary course of business of the Company and its Subsidiaries in a manner consistent with past practice, except for actions that are expressly contemplated herein;

(iii) any Actions commenced or, to the Knowledge of the Company, any Actions, inquiries or investigations threatened against, relating to, involving or otherwise adversely affecting the Company or any of its Subsidiaries (A) that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or (B) that relate to this Agreement or the consummation of the transactions contemplated hereby;

(iv) any material communication given or received in connection with any such Action, inquiry or investigation described in the foregoing clause (iii); and

(v) any Effect that (A) individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, (B) causes, or would reasonably be expected to cause, any representation or warranty made by the Company set forth in this Agreement to be untrue or inaccurate or (C) causes, or would reasonably be expected to cause, the Company to fail to perform, comply with or satisfy in any material respect any covenant, condition or agreement of the Company set forth in this Agreement, in each case of clause (B) and (C), which would be reasonably expected to cause a condition to consummation of the Merger set forth in Sections 8.02(a) or (b) to fail to be satisfied.

(b) In no event shall the delivery of any notice by the Company pursuant to this Section 7.03 limit or otherwise affect the respective rights, remedies, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, and the failure to give such notice in itself shall not separately constitute a failure of satisfaction of any condition in Article 8 or a basis to terminate this Agreement unless the underlying fact, event or circumstance would independently result in such failure or provide such basis. The terms and conditions of the Confidentiality Agreement shall apply to any information provided pursuant to this Section 7.03.

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Article 8
CONDITIONS TO THE MERGER

Section 8.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, the waiver in writing by each such party) of the following conditions:

(a) Required Stockholder Approval. The Required Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(b) Laws and Governmental Orders. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or any injunction, order or decree (whether temporary, preliminary or permanent) (any of the foregoing, a “Legal Restraint”) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement (including the Merger).

(c) Regulatory Approval. All required Permits from any Governmental Authority the failure of which to obtain has had or would reasonably be expected to be material and adverse to Parent or any of its Affiliates, in each case required to consummate the transactions contemplated by this Agreement (including the Merger) shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired or early terminated (all such Permits and the expiration or early termination of all such waiting periods being referred to herein as, collectively, the “Requisite Regulatory Approvals”).

Section 8.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by Parent) of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Section 3.01, Section 3.02, Section 3.10(a)(ii), and Section 3.25 shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), (ii) Section 3.06, Section 3.26 and Section 3.27 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct in all material respects as of such date), (iii) Section 3.05 shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except for de minimis inaccuracies, and (iv) the other provisions of Article 3 (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein (other than in the term “Material Contract”) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with each of the obligations, agreements and covenants contained in this Agreement to be performed and complied with by the Company at or prior to the Closing pursuant to the terms of this Agreement.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.

(d) Closing Certificate. Parent shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 8.02(a), Section 8.02(b), and Section 8.02(c) have been satisfied.

(e) Burdensome Condition. No Requisite Regulatory Approval (if any) contains, shall have resulted in or would reasonably be expected to result in, the imposition of a Burdensome Condition.

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(f) Dissenting Shares. Holders of not more than ten percent of the outstanding Shares shall have demanded, properly and in writing, appraisal for such Shares held by each such holder under the DGCL.

(g) Warrant Agreement Amendment. An amendment to the Warrant Agreement providing for the delivery of the Alternative Issuance (as defined in the Warrant Agreement) pursuant to Section 4.4 of the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and is in full force and effect as of the Effective Time.

(h) Company Warrants. There is no Law or Contract that would prevent the delisting by the Surviving Corporation of the Company Public Warrants from NYSE and the deregistration of the Company Public Warrants under the Exchange Act.

Section 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, the waiver in writing by the Company) of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent set forth in (i) Section 4.01 and Section 4.02 shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), and (ii) the other provisions of Article 4 (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct have not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with each of the obligations, agreements and covenants contained in this Agreement to be performed and complied with by them at or prior to the Closing pursuant to the terms of this Agreement.

(c) Closing Certificate. The Company shall have received a certificate signed by a duly authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

Article 9
TERMINATION

Section 9.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Required Stockholder Approval has been obtained (except as otherwise stated below), as follows:

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on January 31, 2025 (the “End Date”); provided, that the End Date shall be automatically extended without any further action by the parties for three months from January 31, 2025 if, by January 31, 2025, all conditions contained in Article 8 have been satisfied (or, to the extent permitted by Law, waived in writing by the applicable party (except for those conditions that by their nature are to be satisfied at the Closing, provided that such conditions were then capable of being satisfied if the Closing had taken place)) other than the conditions contained in Section 8.01(b), Section 8.01(c) or Section 8.02(e); provided, further that no party shall be permitted to terminate this Agreement pursuant to this Section 9.01(b)(i) if such party’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner shall have principally caused or resulted in the failure of the Effective Time to occur on or before the End Date;

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(ii) a Legal Restraint permanently restraining, enjoining, making illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement (including the Merger) shall become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall have used reasonable best efforts to prevent the entry of and to remove such Legal Restraint in accordance with Section 7.01; provided, further, that no party shall be permitted to terminate this Agreement pursuant to this Section 9.01(b)(ii) if such party’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner shall have principally caused or resulted in the failure of the condition set forth Section 8.01(b) to the consummation of the Merger to be satisfied; or

(iii) the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), in each case, at which a vote on the adoption of this Agreement was taken, shall have concluded and the Required Stockholder Approval shall not have been obtained.

(iv) (A) any Governmental Authority has denied a Requisite Regulatory Approval and such denial has become final or has advised either party that it will not grant (or intends to rescind or revoke if previously granted) a Requisite Regulatory Approval, or (B) any Governmental Authority shall have requested that either party or any of their respective Affiliates withdraw (other than solely for technical reasons), and not be permitted to resubmit within 60 days following such withdraw, any application with respect to a Requisite Regulatory Approval; provided, that no party shall be permitted to terminate this Agreement pursuant to this Section 9.01(b)(iv) if such party’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner shall have principally caused or resulted in such denial, lack of grant or request;

(c) by Parent, if:

(i) at any time prior to obtaining the Required Stockholder Approval, an Adverse Recommendation Change shall have occurred;

(ii) the Company shall have breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 8.02(a) or Section 8.02(b), as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (A) 30 days of receipt by the Company of written notice of such breach or failure or (B) three Business Days prior to the End Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c)(ii) if Parent or Merger Sub is then in breach in any material respect of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 9.01(d)(ii); or

(iii) the Company shall have breached any of its covenants and agreements (A) under Section 5.03 in any material respects, or (B) under Section 5.04.

(d) by the Company:

(i) prior to obtaining the Required Stockholder Approval, in order to accept a Superior Proposal and enter into a binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal, pursuant to Section 5.04(e); provided, that (A) the Company has complied with its obligations, covenants and agreements under Section 5.04, (B) the Company pays the Termination Fee to Parent in accordance with Section 9.02(b)(iv), and (C) immediately following (and in no event prior to) such termination, the Company enters into such binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal; or

(ii) if Parent or Merger Sub shall have breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 8.03(a) or Section 8.03(b), as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Parent or Merger Sub within the earlier of (A) 30 days of receipt by Parent of written notice of such breach or failure or (B) three Business Days prior to the End

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Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(ii) if the Company is then in breach in any material respect of any of its representations, warranties, covenants or agreements set forth in this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 9.01(c)(ii);

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other parties.

Section 9.02. Effect of Termination.

(a) Except to the extent provided in Section 9.02(b), Section 9.02(c), Section 9.02(d), and Section 9.02(e), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or any of its Representatives or Affiliates); provided, that, notwithstanding anything in this Agreement to the contrary, (i) no such termination shall relieve any party of any liability or damages to any other party resulting from any fraud or intentional misrepresentation in connection with the transactions contemplated by this Agreement or Willful Breach of this Agreement, and (ii) the provisions set forth in this Section 9.02 and in Article 10 (and any related definitions contained in any such Sections or Article) and the Confidentiality Agreement shall survive the termination of this Agreement.

(b) The Company shall pay in cash to Parent or its designee, by wire transfer of immediately available funds, a termination fee of $2,750,000 (the “Termination Fee”), if this Agreement is terminated:

(i) by either the Company or Parent, in each case, pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii), or by Parent pursuant to Section 9.01(c)(ii), and in each case, (A) an Acquisition Proposal shall have been made to the Company or made directly to the Company’s stockholders or shall otherwise have become publicly known, (B) such Acquisition Proposal shall not have been withdrawn without qualification, in each case, (I) prior to the date of such termination, with respect to any termination pursuant to Section 9.01(b)(i) or Section 9.01(c)(ii), or (II) prior to the date of the Company Stockholders’ Meeting, with respect to termination pursuant to Section 9.01(b)(iii), and (C) at any time within 12 months after such termination, (I) the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to any Acquisition Proposal or (II) a transaction contemplated by any Acquisition Proposal shall have been consummated (provided, that for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50.1%”); in which case the Termination Fee shall be paid immediately prior to or concurrently with the occurrence of either of the applicable events described in the foregoing clause (C);

(ii) by Parent pursuant to Section 9.01(c)(i) or Section 9.01(c)(iii), in which case the Termination Fee shall be paid no later than three Business Days after the date of such termination;

(iii) by either Parent or the Company pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii), and, in each such case, at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 9.01(c)(i) or Section 9.01(c)(iii), in which case the Termination Fee shall be paid no later than, in the case of such termination by Parent, three Business Days or, in the case of such termination by the Company, one Business Day, in each case, after the date of such termination; or

(iv) by the Company pursuant to Section 9.01(d)(i); in which case the Termination Fee shall be paid concurrently with, and as a condition to, the effectiveness of such termination.

(c) Parent shall reimburse the Company, by wire transfer of immediately available funds, any reasonable, documented and out-of-pocket costs and expenses incurred by the Company prior to the termination of this Agreement, with respect to the Company’s engagement of its outside counsel and outside financial advisors in connection with the evaluation and negotiation of the Merger Agreement, and its external auditor in connection with the Company’s performance of its obligations under the Merger Agreement, collectively in the aggregate up to $2,750,000 (the “Parent Reimbursement Amount”), if and only if this Agreement is terminated by the Company or Parent (i) pursuant to Section 9.01(b)(ii) solely as the result of any Legal Restraint arising from any Banking Law or imposed by a Banking Regulator, (ii) pursuant to Section 9.01(b)(iv) solely as a result of any restrictions arising from

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any Banking Law or imposed by a Banking Regulator, or (iii) pursuant to Section 9.01(b)(i) and, at the time of such termination, one or more of the conditions set forth in Section 8.01(b), Section 8.01(c) or Section 8.02(e), in each case, solely as a result of any restrictions arising from any Banking Law or imposed by a Banking Regulator, was not satisfied and, in the case of each of clauses (i) through (iii), at the time of such termination, all of the other conditions set forth in Section 8.01 and Section 8.02 have been satisfied (or, to the extent permitted by Law, waived by the applicable party hereto) on or prior to the End Date (except for those conditions that by their nature are to be satisfied at the Closing, provided that such conditions were then capable of being satisfied if the Closing had taken place); in which case the Parent Reimbursement Amount shall be paid no later than three Business Days after receipt by Parent of invoices from the Company following such termination.

(d) The parties hereby acknowledge and agree that the agreements contained in this Section 9.02 are an integral part of the transactions contemplated hereby, and that, without these agreements, Parent and Merger Sub, on the one hand, and the Company, on the other hand, would not enter into this Agreement. Accordingly, if the Company or Parent, as applicable, fails to promptly pay any amounts of the Termination Fee or the Parent Reimbursement Amount due pursuant to Section 9.02(b) or Section 9.02(c), as applicable, and, in order to obtain such payment, (i) Parent or Merger Sub commences a suit that results in a judgment against the Company for the Termination Fee, or any portion of the Termination Fee, or (ii) the Company commences a suit that results in a judgment against Parent or Merger Sub for the Parent Reimbursement Amount, or any portion of the Parent Reimbursement Amount, Parent or Merger Sub shall pay the Company or its designee, or the Company shall pay Parent or Merger Sub or its or their designee, as applicable, reasonable documented out-of-pocket costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate as published by The Wall Street Journal (in effect on the date such payment was required to be made) from the date such payment was required to be made through the date of payment. The parties acknowledge and agree that the Company shall not be obligated to pay the Termination Fee and Parent shall not be obligated to pay the Parent Reimbursement Amount on more than one occasion.

(e) Notwithstanding anything to the contrary set forth in this Agreement, except in the case of fraud, Willful Breach or intentional misrepresentation on the part of Parent or the Company, as applicable, in any circumstance in which (i) Parent is entitled to receive payment of the Termination Fee, or (ii) the Company is entitled to receive payment of the Parent Reimbursement Amount, in each case, pursuant to this Article 9, then upon payment of the Termination Fee or the Parent Reimbursement Amount, as the case may be, the Termination Fee or the Parent Reimbursement Amount shall, subject to this Section 9.02, constitute the sole and exclusive remedy of Parent and Merger Sub against the Company, any of its Subsidiaries or any Representatives of the foregoing, or the sole and exclusive remedy of the Company against Parent or Merger Sub, any of their Subsidiaries or any Representatives of the foregoing, as the case may be, for all losses and damages suffered by Parent or the Company, as the case may be, as a result of this Agreement, the failure of the transactions contemplated by this Agreement to be consummated, or for a breach or failure to perform hereunder by the other party, and upon payment of the Termination Fee or the Parent Reimbursement Amount in accordance with this Article 9, as the case may be, neither Parent or Merger Sub nor any of their Subsidiaries or any of their Representatives, or the Company nor any of its Subsidiaries or any of their Representatives, as the case may be, shall have any further liability or obligation to the Company, or to Parent or Merger Sub, as the case may be, or their respective Subsidiaries or Representatives, relating to or arising out of this Agreement, the transactions contemplated hereby or in respect of any other document delivered in connection with this Agreement, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise.

Article 10
MISCELLANEOUS

Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Sub or, after the Effective Time, the Company or the Surviving Corporation, to:

First Carolina Bank

171 N Winstead Ave.

Rocky Mount, North Carolina 27804

Attention: Kristen D. Brabble

E-mail: kristenbrabble@firstcarolinabank.com

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with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Michael Paul Reed

E-mail: mreed@cov.com

if to the Company prior to the Effective Time, to:

BM Technologies, Inc.

201 King of Prussia Rd., Suite 650

Wayne, PA 19087

Attention: Louis Adimando

E-mail: ladimando@bmtx.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Keith Hallam; Prat Vallabhaneni

E-mail: keith.hallam@whitecase.com; prat.vallabhaneni@whitecase.com

and

White & Case LLP

555 South Flower Street, Suite 2700

Los Angeles, California 90071-2433

Attention: Matthew Barnett

E-mail: matthew.barnett@whitecase.com

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 10.01. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 10.02. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 10.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 10.04. Entire Agreement. This Agreement (including the Disclosure Letter), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 10.05. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding on and, except as provided in Section 6.02, shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that each of Parent or Merger Sub may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, (i) to one or more of its Affiliates at any time, (ii) as collateral to any financing sources at any time and (iii) after the Effective

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Time, to any Person; provided, that such transfer or assignment shall not (x) relieve Parent or Merger Sub of its respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 10.06. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for (a) solely if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Stock Awards and participants in the Company’s ESPP to receive the applicable treatment pursuant to Article 2 in accordance with the terms of this Agreement and (b) the provisions set forth in Section 6.02 with respect to the Persons referred to therein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 10.07 without notice or liability to any other Person. The representations and warranties in this Agreement represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.07. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that after the Required Stockholder Approval is obtained, if any such amendment shall by applicable Law require further approval of the Company’s stockholders, the effectiveness of such amendment shall be subject to the approval of the Company’s stockholders.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 10.08. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.09. Disclosure Letter and SEC Document References.

(a) The parties hereto agree that any reference in a particular Section of the Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on its face to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

(b) The parties hereto agree that any information contained in any part of the Company SEC Documents shall only be deemed to be an exception to (or a disclosure for purposes of) the representations and warranties of the Company if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on its face to a reasonable person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

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Section 10.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 10.11. Jurisdiction. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall properly and exclusively lie in the Court of Chancery of the state of Delaware, or, solely to the extent such court declines jurisdiction or does not have subject matter jurisdiction, any federal or state court located in the State of Delaware (the “Chosen Courts”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

Section 10.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or otherwise breached, that money damages or other legal remedies would not be an adequate remedy for any such damage and each of the Company, Parent and Merger Sub agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of this Agreement and the terms and provisions hereof (without proof of damages) in the Chosen Courts, in addition to any other remedy to which they are entitled pursuant hereto or at law or in equity. Each party agrees that no other party or Person shall be required to obtain, furnish, post or provide any bond or other security or instrument in connection with any remedy referred to in this Section 10.13, and each party irrevocably waives any right that it may have to require the obtaining, furnishing, posting or provision of any such bond or other security or instrument. If any party brings any bona fide Action to enforce specifically the performance of the terms and provisions of this Agreement, the End Date shall automatically be extended by (a) the amount of time during which such Action is pending, plus ten Business Days or (b) such other time period established by the court presiding over such Action.

Section 10.14. Counterparts; Effectiveness. This Agreement may be signed manually or by facsimile or other electronic transmission by the parties (including in .pdf, .tiff, .jpg or similar format), in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 10.15. Confidential Supervisory Information. Information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure under 12 C.F.R. § 261.2(b), 12 C.F.R. § 309.6, or 12 C.F.R. § 4.32(b) shall not be disclosed by Parent and nothing in this Agreement shall require such disclosure or be understood as constituting such disclosure to the extent prohibited by applicable Law.

[Remainder of page intentionally blank]

Annex A-65

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

FIRST CAROLINA BANK
By:	/s/ Ronald A. Day
	Name:	Ronald A. Day
	Title:	President and Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

Annex A-66

DOUBLE EAGLE ACQUISITION CORP, INC.
By:	/s/ Ronald A. Day
	Name:	Ronald A. Day
	Title:	Authorized Person

[Signature page to Agreement and Plan of Merger]

Annex A-67

BM TECHNOLOGIES, INC.
By:	/s/ Luvleen Sidhu
	Name:	Luvleen Sidhu
	Title:	Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

Annex A-68

Exhibit A

Surviving Corporation Charter

[Omitted]

Annex A-69

Annex B

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of October 24, 2024, by and among First Carolina Bank, a North Carolina state-chartered bank (“Parent”), Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), BM Technologies, Inc., a Delaware corporation (“Company”), the undersigned stockholder and director of Company (the “Stockholder”), in such Person’s capacity as a stockholder of Company, and not in his or her capacity as a director or officer of Company, as applicable[, and solely with respect to the obligations in Section 2(o), [•]]. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub, and Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub shall be merged with and into Company, whereupon the separate existence of Merger Sub will cease and the Company shall be the surviving corporation of the merger (the “Merger”).

WHEREAS, the Stockholder is the record or beneficial owner of the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite the Stockholder’s name on Schedule A hereto (the “Existing Shares” and together with any shares of Company Common Stock or other capital stock of Company and any securities convertible into or exchangeable for shares of Company Common Stock or other capital stock of Company, in each case that are acquired by the Stockholder during the term of this Agreement, collectively, the “Shares”);

[WHEREAS, each of [•] is the record and beneficial owner of the number of warrants to acquire shares of the Company Common Stock set forth opposite such ’s name on Schedule B hereto;]

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof, upon the terms and subject to the conditions herein, the Stockholder has determined to vote in favor of the Merger and the other transactions contemplated in the Merger Agreement; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.      Agreement to Vote.

During the term of this Agreement, at any meeting of the stockholders of Company, however called (whether annual or special and each adjourned or postponed meeting, and including the Company Stockholders’ Meeting), or in connection with any written consent of the stockholders of Company (each such meeting or written consent of the stockholders of Company, a “Stockholders’ Meeting”), the Stockholder irrevocably and unconditionally agrees that he, she or it shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder in a Stockholders’ Meeting and that the Shares are entitled to vote thereon or consent thereto, (x) appear at each Stockholders’ Meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum, and (y) vote (or cause to be voted) or deliver (or cause to be delivered) a written consent covering all of the Shares, and cause any holder of record of the Shares to vote all such Shares, in person or by proxy, and not to withdraw any such vote or consent with respect to the Shares;

Annex B-1

(a) in favor of (i) the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and any amended and restated Merger Agreement or amendment to the Merger Agreement, and any actions required in furtherance thereof, at each Stockholders’ Meeting, and (ii) the approval of any proposal to adjourn or postpone any Stockholders’ Meeting to a later date if there are not sufficient votes to obtain the Required Stockholder Approval on the date on which a Stockholders’ Meeting (including the Company Stockholders’ Meeting) is held; and

(b) against (i) any Acquisition Proposal, (ii) any action, proposal, transaction or agreement (A) made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or the other transactions or matters contemplated by the Merger Agreement, or (B) that could result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of the Stockholder under this Agreement, or (iii) any action, proposal, transaction or agreement, amendment to any agreement or organizational document, matter or proposal submitted for the vote or written consent of the stockholders of Company that is intended or could impede, interfere with, prevent, delay, postpone, discourage, adversely affect, frustrate the purposes of, or inhibit the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the fulfillment of Company’s, Parent’s or Merger Sub’s obligations or conditions under the Merger Agreement.

2.      Representations and Warranties and Covenants of Stockholder.

The Stockholder represents, warrants, covenants and/or agrees as follows:

(a) Ownership. The Stockholder is the record or beneficial owner of the Existing Shares, and all of the Shares owned by the Stockholder from the date hereof through and on the Closing Date will be beneficially owned by the Stockholder. Except for the Existing Shares, the Stockholder is not the beneficial or registered owner of any other shares of Company Common Stock or rights to acquire shares of Company Common Stock as of the date hereof. The Stockholder has and will have, at all times through the Closing Date, sole title to the Existing Shares, free and clear of any Liens other than those imposed by applicable securities Laws, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition (including the right to control any disposition), sole power to issue instructions with respect to the matters set forth in Section 1 hereof (including the right to control the making or issuing any such instructions), and sole power to agree to all of the matters set forth in this Agreement (including the right to cause such agreements), in each case, with respect to all of the Shares. No Person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares as it relates to the matters covered by this Agreement. As of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock beneficially owned by the Stockholder. The Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held at the Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. For purposes of this Agreement, the term “beneficial ownership” and correlative terms shall be interpreted in accordance with Rule 13d-3 under the Exchange Act.

(b) Restrictions on Transfer. During the term of this Agreement, the Stockholder will not (i) directly or indirectly, sell, exchange, pledge, hypothecate, tender, grant a security interest in, transfer or otherwise dispose of or grant or create a Lien in or upon, or gift or place in trust, any of the Shares (including by merger, business combination, consolidation, testamentary disposition, operation of law or otherwise) and will not offer to make such a sale, transfer or other disposition or enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting the Stockholder’s Shares in accordance with Section 1 hereof) which would during the term of this Agreement (A) restrict, (B) establish a right of first refusal to, or (C) otherwise relate to, the transfer of the Shares (including transfer by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest in the Shares (including any right or power to vote to which the Stockholder may be entitled, whether such right or power is granted by proxy or otherwise) or the record of legal or beneficial ownership of the Shares (“Transfer”), (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Existing Shares other than as required to effect the Stockholder’s voting obligations in Section 1, (iv) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Stockholder’s legal power,

Annex B-2

authority and right to vote all of the Shares then beneficially owned by him, her or it, or otherwise comply with and perform his, her or its covenants and obligations under this Agreement, or (v) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. The Stockholder understands and agrees that if the Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and the Stockholder hereby unconditionally and irrevocably instructs Company to not, (x) permit such Transfer on its books and records, (y) issue a new certificate representing any of the Shares, or (z) record such vote unless and until the Stockholder shall have complied with the terms of this Agreement.

(c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her, or its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which any of his, her or its assets is bound, (ii) constitute or result in a default under or the loss of any benefit under, or result in the creation of any Lien on the assets of the Stockholder under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of his, her or its assets is bound, or (iii) result in the creation of any Lien upon the Shares.

(d) Authority. The Stockholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(e) No Breach. None of the execution and delivery of this Agreement nor the performance by the Stockholder of his, her or its obligations hereunder will result in a violation of, or a default under, result in the creation of any Liens on the assets of the Stockholder or conflict with, any Law, Contract, loan and credit arrangements, Liens, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Shares are subject.

(f) No Liens. The Stockholder has good and marketable title to the Shares and the Shares and the certificates representing any of the Shares are now, and at all times during the term of this Agreement, will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all pledges, liens (statutory or other), mortgages, security interests, charges, options to purchase, leases, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement) (each, a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Schedule C attached hereto.

(g) No Prior Proxies. Except as contemplated by this Agreement, neither the Stockholder nor any of his, her or its Affiliates has (A) entered into any voting agreement or voting trust with respect to any Shares or entered into any other arrangement relating to the voting of the Shares or (B) has appointed or granted a proxy or power of attorney with respect to any Shares. Any prior proxies or voting rights previously given by the Stockholder in respect of the Shares are revocable, and the Stockholder covenants that any such proxies or voting rights are hereby irrevocably revoked.

(h) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any third party or Governmental Authority. No consent or approval of Stockholder’s spouse is necessary under any “community property” or other Laws in order for Stockholder to enter into and perform his, her or its obligations under this Agreement.

(i) Absence of Litigation. There is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his, her or its Affiliates before or by any third party or Governmental Authority that could reasonably be expected to impair the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Annex B-3

(j) Statements. The Stockholder shall not make any statement, written or oral, to the effect, or which could reasonably be interpreted to infer, that he, she or it does not support the Merger or that other stockholders of Company should not support the Merger.

(k) No Inconsistent Agreements. Except for this Agreement, the Stockholder shall not (i) enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other agreement, arrangement or understanding with respect to the Shares, (ii) grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney in contravention of the obligations of the Stockholder under this Agreement with respect to the Shares, (iii) commit any act that could restrict or affect his, her or its legal power, authority and right to vote any of the Shares then held of record or beneficially owned by the Stockholder or otherwise reasonably be expected to prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement, (iv) take any action that would reasonably be expected to make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affecting in any way the performance by the Stockholder of any of his, her or its obligations under this Agreement, or (v) publicly announce any intention to do any of the foregoing.

(l) Disclosure. Except as required by applicable Law, the Stockholder shall not, and shall direct his, her or its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Stockholder hereby authorizes Company and Parent to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligation under this Agreement.

(m) No Fees. The Stockholder has not employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

(n) Reliance by Parent. The Stockholder has been represented by or had opportunity to be represented by independent counsel, and the Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement, including the representations and warranties of Stockholder contained herein.

(o) [Company Warrants. Each of [•] acknowledges and agrees that (i) all of the warrants to purchase shares of the Company Common Stock that are owned or beneficially owned by it or its Affiliates shall be cancelled and terminated without any payment or other considerations at the Closing, (ii) all the agreements, documents or other instruments relating to such warrants (including the Warrant Agreement (as may be amended)) shall be terminated without further liabilities or obligations on the Company or any of its Affiliates (including any obligations to maintain or file any registration statements with respect to any such warrants or other securities of the Company), and (iii) any notices or consents that might be required thereunder in connection with the foregoing shall be hereby waived by such [•]. Each of [•] further agrees that, effective as of the Closing, to the fullest extent permitted by applicable Laws, on behalf of itself and its Affiliates (each, a “Releasing Party”), hereby knowingly, willingly, irrevocably, unconditionally and completely release, acquit and forever discharge each of the Company, any of its Subsidiaries, their respective former, current or future, direct or indirect, equityholders, controlling Persons, stockholders, members, general or limited partners, managers, Affiliates, directors, officers, employees, agents or other representatives, or any of their respective assignees or successors or any former, current or future, direct or indirect, equityholders, controlling Persons, stockholders, members, general or limited partners, managers, Affiliates, directors, officers, employees, agents or other Representatives of any of the foregoing (collectively, the “Company Released Parties”), of and from any and all past, present and future Actions, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), liabilities, losses, controversial, and claims and demands of any kind or nature whatsoever, whether in law or in equity, known or unknown, liquidated or unliquidated, absolute or contingent, which any Releasing Party has, owns or holds, or claims to have, own or hold, or may have, own or hold, in each case, arising out of the Warrant Agreement (as may be amended) or materially related to the Warrant Agreement (including the cancellation and termination thereof without consideration in connection with the Merger), including with respect to breach of any fiduciary duty relating to any actions or failures to act prior to the Closing by any Company Released Party.]

Annex B-4

3.      Representations and Warranties of Company

(a) Corporate Authorization. Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Company of this Agreement, the performance by Company of its obligations under this Agreement have been duly authorized by Company, and no other corporate proceedings are necessary to authorize the execution or delivery by each of Parent and Merger Sub of this Agreement, or the performance by of its obligations under this Agreement. This Agreement has been duly executed and delivered by Company and, assuming due authorization, execution and delivery by Parent, Merger Sub and the Stockholder, constitutes a valid and binding obligation of each Company, enforceable against Company in accordance with its terms.

(b) Non-contravention. The execution and delivery by Company of this Agreement, the performance by Company of its obligations under this Agreement do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Company or its Subsidiaries, (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice, lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Company or its Subsidiaries is entitled under any provision of any Contract binding Company or any of its Subsidiaries or their properties or assets or any Permit affecting, or relating in any way to, the assets or business of Company or its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Company or any of its Subsidiaries.

4.      Certain Events.

The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership of the Shares shall pass, whether by operation of Law or otherwise, including the Stockholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of Company affecting the Shares, the number of Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of Company issued to or acquired by the Stockholder, and the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. The Stockholder hereby agrees to notify Company and Parent as promptly as practicable (and in any event within two Business Days after receipt) in writing of the number of any additional shares of Company Common Stock or other securities of Company of which the Stockholder acquires legal or beneficial ownership on or after the date hereof.

5.      Capacity.

With respect to the terms of this Agreement relating to the Shares, this Agreement relates solely to the capacity of the Stockholder as a stockholder or other beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by the Stockholder or any of its Affiliates or Representatives of his, her or its responsibilities as a director or officer of Company (including any fiduciary duties), as applicable, to the extent permitted by the Merger Agreement or required by Law.

6.      Non-Competition and Non-Solicitation.

(a) The Stockholder acknowledges and agrees that during the Stockholder’s ownership, directly or indirectly, of Company and as director of Company, the Stockholder and his, her or its Affiliates have become familiar with Company’s trade secrets and with other confidential information concerning Company and its Affiliates. Therefore, and in further consideration of the compensation to be paid to the Stockholder pursuant to the Merger Agreement, the Stockholder agrees to the covenants set forth in this Section 6 and acknowledges that: (i) the goodwill (including customer relationships) of Company and its Affiliates associated with the transactions contemplated by the Merger Agreement is being acquired by Parent; (ii) the Stockholder’s receipt of the Merger Consideration is a direct benefit from Parent’s acquisition of such goodwill of Company and its Affiliates; (iii) it is fair and appropriate to preserve the value of the goodwill of Company and its Affiliates by entering into the covenants contained in this Section 6, which limits the Stockholder’s ability to compete with Company and its Affiliates and their respective successors and

Annex B-5

assigns; (iv) the agreements and covenants provided by the Stockholder in this Section 6 are essential to protect the value of Company and its Affiliates, including the goodwill associated with Company and its Affiliates; (v) without the covenants and agreements of the Stockholder contained in this Section 6, Parent would not have entered into the Merger Agreement and such covenants and agreements contained herein were a condition and inducement to Parent to enter into the Merger Agreement and to consummate the transactions pursuant to the Merger Agreement; and (vi) all of the restrictions contained in this Section 6, including the duration, scope and geographic area of the covenants described in this Section 6 are fair, reasonable and necessary in order to protect Company and its Affiliates’ goodwill and other assets and legitimate interests of Company and its Affiliates as those interests exist as of the date hereof.

(b) The Stockholder hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the date that is eighteen months from the Closing Date (the “Restricted Period”), such Stockholder shall not, directly or indirectly, either for him or herself or for any other Person other than for Parent or its Affiliates, participate in any business (including any division, group or franchise of a larger organization) that engages (or proposes to engage) in the business of providing digital banking and related services to higher educational institutions or similar entities and/or students of higher educational institutions or similar entities (the “Business”); provided, that if as of the date hereof the Stockholder holds not more than a 3% direct or indirect equity interest in such Person, then the Stockholder may retain (but not increase) such ownership interest without being deemed to “participate” in the Business conducted by such Person. For purposes of this Agreement, the term “participate” shall mean having more than 1% direct or indirect ownership interest in any Person, whether as a sole proprietor, investor, owner, equity holder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, member, partner, supervisor, employee, agent, consultant or otherwise), with respect to the Business.

(c) The Stockholder covenants and agrees that during the Restricted Period, the Stockholder shall not, directly or indirectly, (i) as employee, agent, consultant, director, officer, equity holder, member, manager, partner or in any other capacity, without Parent’s prior written consent (other than for the benefit of Parent or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of Company or any of its Affiliates) with any Person that is or was a customer of Company or any of its Affiliates during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the Business or Contracts related to the Business, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between Company or any of its Affiliates and any customers, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Affiliates (including making, publishing or communicating any negative, defamatory or disparaging statements, remarks or comments concerning or alluding to Company or any of its Affiliates or their products, customers, suppliers, licensees, licensors, franchisees and other associated third parties or make any maliciously false statements about Company’s or any of its Affiliates’ employees and officers).

(d) The Stockholder covenants and agrees that during the Restricted Period, such Stockholder shall not directly or indirectly, as employee, agent, consultant, director, officer, equity holder, member, manager, partner or in any other capacity, without Parent’s prior written consent, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Parent or its Affiliates (including, after the Closing, the Company) (excluding general solicitations of the public that are not based on any list of, or directed at, employees of Company or its Affiliates).

7.      Acquisition Proposals.

Subject to Section 5, the Stockholder shall not, and shall cause his, her or its Affiliates and Representatives not to, directly or indirectly, (a) initiate, solicit, propose, seek, knowingly encourage (including by way of furnishing information or data) or take any action designed to facilitate or induce any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 7 prohibit such discussions or negotiations, or discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal), (c) approve, agree to, accept, endorse or recommend any Acquisition Proposal, (d) furnish or cause to be furnished any confidential or non-public information or data of or with respect to the Company or any of its Subsidiaries or afford or cause to be afforded access to the business, operations, properties, assets, books, records, or other non-public information or

Annex B-6

data, or to any personnel of the Company or any of its Subsidiaries to, have or participate in any discussions with any Person relating to any Acquisition Proposal or any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (e) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined under the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (f) initiate a stockholders’ vote or action by consent of Company’s stockholders with respect to an Acquisition Proposal, (g) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company that takes any action in support of an Acquisition Proposal, (h) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction, (i) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) in connection with or relating to any Acquisition Proposal, or (j) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7 by any Affiliate or Representative of the Stockholder shall constitute a breach of this Section 7 by the Stockholder.

8.      Term; Termination.

The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Time, or (ii) termination of the Merger Agreement in accordance with Article 9 of the Merger Agreement; provided, that the provisions of Sections 6, 8, 10, 11, 12, 13, 15, 16, 17, 18, 19, 21 and 22 of this Agreement shall survive any termination of this Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of the Stockholder, Parent, Merger Sub or Company, or their respective officers, directors or Representatives, except that nothing in this Section 8 and no termination of this Agreement shall relieve any party hereto from any liability for fraud, intentional misconduct or breach of this Agreement.

9.      Stop Transfer Order.

In furtherance of this Agreement, as soon as practicable after the date hereof, the Stockholder shall hereby authorize and instruct Company to instruct its transfer agent to enter a stop transfer order with respect to all of Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 8 hereof and the Stockholder agrees and that this Agreement places limits on the voting of the Shares subject to the provisions of this Agreement.

10.    Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or otherwise breached, that money damages or other legal remedies would not be an adequate remedy for any such damage and each of Company, Parent, Merger Sub and the Stockholder agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breach of this Agreement or to enforce specifically the performance of this Agreement and the terms and provisions hereof (without proof of damages) in the Chosen Courts, in addition to any other remedy to which they are entitled pursuant hereto or at law or in equity. Each party agrees that no other party or Person shall be required to obtain, furnish, post or provide any bond or other security or instrument in connection with any remedy referred to in this Section 10, and each party irrevocably waives any right that it may have to require the obtaining, furnishing, posting or provision of any such bond or other security or instrument and waives any defense in any action for specific performance that a remedy at law would be adequate.

11.    Amendments; Waivers.

This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto.

Annex B-7

12.    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the state of Delaware, or, solely to the extent such court declines jurisdiction or does not have subject matter jurisdiction, any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably consents to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 15.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(C).

13.    Expenses.

Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, regardless of whether the transactions contemplated by the Merger Agreement are actually consummated; provided, that any reasonable expenses incurred by the Stockholder and, provided, further, that in any action to enforce this Agreement or the rights of any party hereunder, the prevailing party in such action shall be entitled to receive its reasonable attorney’s fees and all other reasonable costs and expenses incurred in such action.

14.    Reasonable Efforts.

On the terms and subject to the conditions of this Agreement, the Stockholder agrees to, without further consideration, (a) execute and deliver such additional documents as Parent may reasonably request, and (b) use his, her or its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, the Stockholder shall execute and deliver to Parent and any of its designees any proxies reasonably requested by Parent with respect to the Stockholder’s voting obligations under this Agreement.

15.    Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (A) with respect to Parent or Merger Sub, the applicable address set forth in Section 10.01 of the Merger Agreement, and (B) with respect to the Stockholder, at the address for the Stockholder on Schedule A.

Annex B-8

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

16.    Benefit of Agreement; Assignment.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; except that each of Parent or Merger Sub may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, (i) to one or more of its Affiliates at any time, (ii) in connection with a merger or consolidation involving Parent or Merger Sub, or other disposition of all or substantially all of the assets of Parent or Merger Sub, and (iii) after the Effective Time, to any Person. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b) Except as specifically provided in this Section 16, this Agreement (including the documents and instruments referred to herein) is not intended and shall not be construed to confer upon and does not confer upon any Person other than the parties hereto and their respective permitted successors and assigns any rights (legal, equitable or otherwise) or remedies under or by reason of this Agreement, whether as third-party beneficiaries (specifically including employees and creditors of the Company) or otherwise, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

17.    Counterparts.

This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file as a defense to the formation of a Contract and each party hereto forever waives any such defense.

18.    Severability.

Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, void, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, voidness, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, void, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Annex B-9

19.    No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares or to create or form a “group” for purposes of the Exchange Act. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Company or Parent shall not have any authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein.

20.    No Exercise of Appraisal Rights; Waiver of Certain Actions.

The Shareholder (a) hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of the Shares pursuant to the DGCL (including Section 262) or otherwise to dissent from the transactions contemplated by the Merger Agreement, including the Merger, and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub or Company, or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging breach of fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or any other agreement expressly contemplated thereby.

21.    Entire Agreement.

This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments as contemplated by or referred to herein or therein or annexed hereto or thereto (including any exhibits and schedules hereto or thereto), constitutes the entire agreement among the parties hereof and supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (except for any confidentiality, no-use or restrictive covenant agreements that the Stockholder may have entered into previously, which shall remain in full force and effect).

22.    Interpretation.

The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to that Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to “the date hereof” shall mean the date of this Agreement.

[Remainder of page intentionally blank]

Annex B-10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

FIRST CAROLINA BANK
By:
Name:
Title:

[Signature page to Voting and Support Agreement]

Annex B-11

DOUBLE EAGLE ACQUISITION CORP, INC.
By:
Name:
Title:

[Signature page to Voting and Support Agreement]

Annex B-12

BM TECHNOLOGIES, INC.
By:
Name:
Title:

[Signature page to Voting and Support Agreement]

Annex B-13

STOCKHOLDER
Name:

[Signature page to Voting and Support Agreement]

Annex B-14

SCHEDULE A
Number of Shares and Notice Information

Name	Shares
Address for notices:
Name: ____________________________
Street: ____________________________
City, State: ____________________________
Zip Code: ____________________________
Telephone: ____________________________
Fax: ____________________________
Email: ____________________________

Annex B-15

SCHEDULE B
Number of Warrants and Notice Information

Name	Warrants
Address for notices:
Name: ____________________________
Street: ____________________________
City, State: ____________________________
Zip Code: ____________________________
Telephone: ____________________________
Fax: ____________________________
Email: ____________________________

Annex B-16

SCHEDULE C
Liens

Annex B-17

Annex C

October 24, 2024

PERSONAL AND CONFIDENTIAL

Board of Directors
BM Technologies, Inc.
201 King of Prussia Road, Suite 650
Wayne, PA 19087

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of common stock (“BMTX Stock”), of BM Technologies, Inc. (“BMTX”) of the Transaction Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger dated October 24, 2024 (the “Agreement”), by and among BMTX, First Carolina Bank (“FCB”) and Double Eagle Acquisition Corp, Inc. (“Merger Sub”). The Agreement provides for the acquisition of BMTX by FCB pursuant to a merger of Merger Sub with and into the Company with the Company as the surviving entity (the “Merger”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The terms of the Merger are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.

Subject to the provisions of the Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person, each share of BMTX Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $5.00 in the form of cash payment, referred to as the “Transaction Consideration”.

Janney Montgomery Scott LLC (“Janney”, “we” or “our”), as part of its investment banking business, is routinely engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. This opinion has been reviewed and approved by Janney’s Fairness Committee. Janney has not provided any other investment banking services to or received compensation from BMTX during the prior two years preceding the date hereof. Additionally, in the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to BMTX and their respective affiliates for our own account and for the accounts of our customers.

We were engaged by BMTX to provide a fairness opinion and we will receive compensation from BMTX for rendering this opinion, of which we became entitled to receive upon delivery of this opinion. We are not entitled to receive any other compensation, nor do we have any contingent compensation based on the closing of the transaction. BMTX has agreed to indemnify us and our affiliates for certain liabilities arising out of our engagement and to reimburse us for certain out-of-pocket expenses incurred in connection with our engagement.

During the course of our engagement and for the purposes of our analyses and the opinion set forth herein, we have reviewed and considered, among other things:

(i)     a draft of the Agreement, dated October 24, 2024

(ii)    Certain publicly available financial statements and other historical financial information of BMTX, both audited and unaudited, that we deemed relevant, including reports filed by BMTX with the Securities and Exchange Commission;

Annex C-1

October 24, 2024

(iii)   Certain internal financial projections for BMTX for the years ending December 31, 2024 through December 31, 2029, as provided by the senior management of BMTX

(iv)    Research analyst estimates for BMTX for the years ending December 31, 2024 through December 31, 2025;

(v)    The publicly reported price, valuation, and historical trading activity for BMTX common stock and certain stock indices, as well as similar publicly available information for certain other publicly traded companies;

(vi)   A comparison of certain market and financial information for BMTX with similar payments and financial technology firms as well as commercial banks for which information is publicly available;

(vii)  The financial terms of certain recent groups of business combinations in the payments and financial technology and commercial banking industries, to the extent publicly available;

(viii) And, such other information, financial studies, analyses, and investigations and financial, economic, and market criteria as we considered relevant.

We also discussed with certain members of the senior management of BMTX the business, financial condition, results of operations and prospects of BMTX. We have taken into account our assessment of general economic, market and financial conditions, our experience in other transactions as well as our knowledge of the payments, financial technology, and banking industries and our general experience in the valuation of such firms and their securities.

In arriving at our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by BMTX and in the discussions with BMTX’s management team. We have not independently verified the accuracy or completeness of any such information. We have further relied upon the assurances of the management of BMTX that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of our analyses and this opinion, we have assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of BMTX as to the expected future results of operations and financial condition of BMTX and the other matters covered thereby. We have also assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of BMTX and that such estimates will be realized in the amounts and at the times contemplated thereby. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of BMTX or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of BMTX nor any of their subsidiaries, and we were not furnished with any such evaluations or appraisals.

We have assumed that the proposed Transaction will be consummated in accordance with the terms set forth in the Agreement, without any modification, amendment or waiver of any terms that would be material to our analyses. We have assumed that the proposed Transaction is, and will be, in compliance with all laws and regulations that are applicable to BMTX. In rendering this opinion, we have assumed that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the proposed Transaction.

Our opinion is based solely upon the information available to us and the financial, economic, market and other circumstances as they exist and can be evaluated as of the date hereof. Events occurring and information that comes to our attention after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm, revise, update or withdraw this opinion or otherwise comment upon any events

Annex C-2

October 24, 2024

occurring or information that comes to our attention after the date hereof. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, tax, or other similar professional advice. We have assumed that BMTX has or will obtain such advice or opinions from the appropriate professional sources.

Our opinion is directed to the Board of Directors of BMTX in its evaluation of the Agreement and the proposed Merger. Our opinion addresses solely the fairness, from a financial point of view, to the holders of BMTX Stock of the Transaction Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. Our opinion does not address the merits of the underlying decision by BMTX to engage in the proposed Transaction and does not constitute a recommendation to the Board of Directors of BMTX with respect to the Transaction or any holder of BMTX Stock as to how such holder should vote or otherwise act with respect to the proposed Transaction or any other matter. We do not express any opinion with respect to the amount or nature of any compensation to be received in the proposed Transaction by any officer, director, or employee of any party to the Transaction, or any class of such persons, relative to the Transaction Consideration or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Transaction.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion that, as of the date hereof, the Transaction Consideration to be received by the holders of BMTX Stock in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Sincerely,
/s/ David Brown
David Brown
Managing Director
Janney Montgomery Scott LLC

Annex C-3

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Mobile or Internet QUICK EASY IMMEDIATE IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail BM Technologies, Inc. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2024. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/bmtechnologies/sm2024 MOBILE VOTING – On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. To adopt the Agreement and Plan of Merger, dated October 24, 2024 (the “Merger Agreement”), by and among BM Technologies, Inc. (the “Company”), First Carolina Bank, a North Carolina state-chartered bank (“Parent”), and Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. 2. To approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger. 3. To approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are insufficient votes at the Special Meeting to adopt the Merger Agreement. FOR AGAINST ABSTAIN CONTROL NUMBER Signature_________________________________ Signature, if held jointly____________________________________ Date_____________2024. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/bmtechnologies/sm2024 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BM Technologies, Inc. The undersigned appoints Luvleen Sidhu and James Dullinger, and each as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of BM Technologies, Inc. held of record by the undersigned at the close of business on , 2024 at the Special Meeting of Stockholders of BM Technologies, Inc. to be held on , 2024, or at any adjournment thereof. PLEASE DATE, SIGN AND RETURN THIS PROXY PROPERLY. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS INDICATED. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (Continued, and to be marked, dated and signed, on the other side)